     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1996
                                                       REGISTRATION NO. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                              UNOCAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    2911                    95-3825062
     (State or other    (Primary Standard Industrial     (I.R.S. Employer
      jurisdiction of    Classification Code Number)  Identification Number)
     incorporation or
      organization)      2141 ROSECRANS AVENUE, SUITE 4000
                            EL SEGUNDO, CALIFORNIA 90245
                                  (310) 726-7600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             UNOCAL CAPITAL TRUST
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    6733                    95-4589528
     (State or other    (Primary Standard Industrial      (I.R.S. Employer
      jurisdiction of    Classification Code Number)    Identification Number)
     incorporation or
      organization)
                       2141 ROSECRANS AVENUE, SUITE 4000
                         EL SEGUNDO, CALIFORNIA 90245
                                (310) 726-7600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------
                                DENNIS P.R. CODON
            VICE PRESIDENT, CHIEF LEGAL OFFICER AND GENERAL COUNSEL
                              UNOCAL CORPORATION
                       2141 ROSECRANS AVENUE, SUITE 4000
                         EL SEGUNDO, CALIFORNIA 90245
                                (310) 726-7600
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
R. GREGORY MORGAN                              BRUCE K. DALLAS
MUNGER, TOLLES & OLSON                        DAVIS POLK & WARDWELL
355 SOUTH GRAND AVENUE                        450 LEXINGTON AVENUE
LOS ANGELES, CALIFORNIA 90071                 NEW YORK, NEW YORK  10017
       (213) 683-9100                            (212) 450-4000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

                                ---------------
                         CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                                                     PROPOSED  MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
  TITLE OF EACH CLASS OF                            AMOUNT TO BE       OFFERING PRICE       AGGREGATE OFFERING   REGISTRATION
SECURITIES TO BE REGISTERED                        REGISTERED (1)        PER UNIT (1)             PRICE               FEE
- ------------------------------------------------------------------------------------------------------------------------------------
   % Trust Convertible  Preferred Securities of
 Unocal Capital Trust representing indirectly
 undivided beneficial interests in  % Convertible
 Junior Subordinated Debentures of Unocal Corporation
 held by Unocal Capital  Trust..................                --              --          $512,500,000(2)       $176,725
Guarantee of  % Trust  Convertible Preferred
 Securities of Unocal Capital Trust by Unocal
 Corporation............                                        --             --                    --                (3)
Common Stock, par value $1.00 per share, of
 Unocal Corporation (together with Preferred
 Stock Purchase  Rights)................                        (4)             --                    --                (5)

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) Consistent with Rule 475(o), this information is not included.
(2) Represents the book value of the outstanding shares of $3.50 Convertible Preferred Stock of Unocal Corporation as of July 29, 1996, which was used to calculate the registration fee pursuant to Rule 457(f)(2).
(3) No separate consideration will be received for the Guarantee. Pursuant to Rule 457(n), no filing fee is required.
(4) Such presently indeterminable number of shares as may be issued upon
    conversion of the    % Trust Convertible Preferred Securities and/or the
       % Convertible Junior Subordinated Debentures in accordance with the respective terms thereof.
(5) Pursuant to Rule 457(i), no filing fee is required.

                                ---------------

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS Subject to Completion,
Issued July 30, 1996

                               Unocal Corporation
                               Offer to Exchange
                     % Trust Convertible Preferred Securities
                     (liquidation amount $50 per security)
                                       of
                              Unocal Capital Trust
        Guaranteed by Unocal Corporation to the Extent Set Forth Herein
          For $3.50 Convertible Preferred Stock of Unocal Corporation

                                  ----------

               THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT,
              NEW YORK CITY TIME, ON     , 1996, UNLESS EXTENDED.

                                  ----------

  Unocal Corporation, a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal" which, together with the Prospectus, constitute the "Exchange
Offer"), to exchange   % Trust Convertible Preferred Securities (the "Trust
Convertible Preferred Securities") of Unocal Capital Trust, a Delaware statutory business trust (the "Trust"), for up to all of the 10,250,000 outstanding shares of $3.50 Convertible Preferred Stock (the "$3.50 Convertible Preferred Stock") of the Company. The Company will directly or indirectly own all of the common securities of the Trust (the "Trust Common Securities" and, together with the Trust Convertible Preferred Securities, the "Trust Securities"). The Trust Securities will represent undivided beneficial interests in the assets of the Trust.

  The Exchange Offer will be effected on the basis of (A) that amount of Trust Convertible Preferred Securities having an aggregate liquidation amount equal to the greater of (1) the redemption price for a share of the $3.50 Convertible Preferred Stock as of the Exchange Amount Determination Date (as defined herein), plus accumulated and unpaid dividends thereon to but excluding the Expiration Date (as defined herein), or (2) the Market Value (as defined herein) of the number of shares of the common stock, par value $1.00 per share (the "Common Stock"), of the Company into which a share of the $3.50 Convertible Preferred Stock is convertible as of the Exchange Amount Determination Date, for (B) each share of $3.50 Convertible Preferred Stock validly tendered and accepted for exchange in the Exchange Offer. The Trust Convertible Preferred Securities have a liquidation amount of $50 per security. The current redemption price for a share of the $3.50 Convertible Preferred Stock is $52.10. The current conversion ratio of the $3.50 Convertible Preferred Stock is 1.626 shares of Common Stock for each share of $3.50 Convertible Preferred Stock. The Company will pay amounts of less than $50 due to a Holder (as defined herein) of $3.50 Convertible Preferred Stock for such exchange in cash in lieu of issuing a fractional Trust Convertible Preferred Security. The "Exchange Amount Determination Date" will be the second business day before the Expiration Date. "Market Value" means the average of the daily closing prices for one share of the Common Stock as reported on the New York Stock Exchange Composite Transactions listing (the "Closing Price") for the five trading days immediately preceding the Exchange Amount Determination Date.

  The Trust Convertible Preferred Securities will be convertible at any time beginning 90 days following the first date of issuance of any Trust Convertible Preferred Securities and prior to the close of business on September 1, 2026, at the option of the holder thereof, into shares of Common Stock at an initial conversion ratio equal to that number of shares of Common Stock determined by
dividing the liquidation amount of $50 per security by the product of    times
the Market Value of a share of Common Stock.

  On the Exchange Amount Determination Date, the Company will issue a press release announcing the exchange ratio for the Exchange Offer and the initial conversion ratio for the Trust Convertible Preferred Securities.

  Immediately prior to the exchange of Trust Convertible Preferred Securities for the shares of $3.50 Convertible Preferred Stock validly tendered and accepted for exchange in the Exchange Offer, the Company will deposit in the
Trust as trust assets its    % Convertible Junior Subordinated Debentures due
2026 (the "Convertible Debentures"), having an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities to be issued by the Trust.

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will accept for exchange all shares of $3.50 Convertible Preferred Stock validly tendered and not withdrawn prior to 12:00 midnight, New York City
time, on     , 1996, or if extended by the Company, in its sole discretion, the latest date and time to which extended (the "Expiration Date"). The Exchange Offer will expire on the Expiration Date. Tenders of shares of $3.50 Convertible Preferred Stock may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Company, may be withdrawn at any time after 40 business days after the date of this Prospectus. The Company expressly reserves the right, in its sole discretion, to (i) terminate the Exchange Offer and not accept for exchange any shares of $3.50 Convertible Preferred Stock, upon failure of certain conditions or for any other reason, (ii) waive any condition to the Exchange Offer and accept all shares of $3.50 Convertible Preferred Stock previously tendered pursuant to the Exchange Offer, and (iii) extend, amend, or modify the terms of the Exchange Offer in any manner. See "The Exchange Offer--Expiration Date; Extensions; Amendments; Termination".

                                                        (continued on next page)

                                  ----------

SEE "RISK FACTORS" STARTING ON PAGE 11 FOR A DISCUSSION OF CERTAIN FACTORS
        THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER.

                                  ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ----------

  Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. have been retained to act as Dealer Managers to solicit exchanges of shares of $3.50 Convertible Preferred Stock for Trust Convertible Preferred Securities. See "The Exchange Offer--Dealer Managers". The Bank of New York has been retained to act as Exchange Agent in connection with the Exchange Offer. D.F. King & Co., Inc. has been retained to act as Information Agent to assist in connection with the Exchange Offer.

                                  ----------

                  THE DEALER MANAGERS FOR THE EXCHANGE OFFER:

MORGAN STANLEY & CO.                                        GOLDMAN, SACHS & CO.
   Incorporated

     , 1996

(continued from previous page)

  NONE OF THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD"), THE COMPANY, THE TRUSTEES (AS DEFINED HEREIN), OR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF $3.50 CONVERTIBLE PREFERRED STOCK AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING IN THE EXCHANGE OFFER. HOLDERS OF $3.50 CONVERTIBLE PREFERRED STOCK ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

  IN ORDER TO PARTICIPATE IN THE EXCHANGE OFFER, HOLDERS OF $3.50 CONVERTIBLE PREFERRED STOCK MUST SUBMIT A LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE. SEE "THE EXCHANGE OFFER--PROCEDURES FOR TENDERING" AND "--LETTER OF TRANSMITTAL".

  For a description of the other terms of the Exchange Offer, see "The Exchange Offer--Terms of the Exchange Offer," "--Expiration Date; Extensions; Amendments; Termination," and "--Withdrawal of Tenders". Consummation of the Exchange Offer is conditioned on, among other things, receipt of at least 4,000,000 validly tendered shares of $3.50 Convertible Preferred Stock (which condition may be waived by the Company). See "The Exchange Offer--Expiration Date; Extensions; Amendments; Termination".

  The Company expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Exchange Offer, and not accept for exchange any shares of $3.50 Convertible Preferred Stock and promptly return all shares of $3.50 Convertible Preferred Stock at any time for any reason, including (without limitation) if fewer than 4,000,000 of such shares are tendered or upon the failure of any of the conditions specified in "The Exchange Offer--Procedures for Tendering", (ii) waive any condition to the Exchange Offer and accept all shares of $3.50 Convertible Preferred Stock previously tendered pursuant to the Exchange Offer, (iii) extend the Expiration Date and retain all shares of $3.50 Convertible Preferred Stock tendered pursuant to such Exchange Offer until the Expiration Date, subject, however, to all withdrawal rights of Holders (see "The Exchange Offer-- Withdrawal of Tenders") or (iv) amend or modify the terms of the Exchange Offer in any manner, including (without limitation), the form of the consideration or the formula for calculating the amount of the consideration to be paid pursuant to the Exchange Offer. Any amendment applicable to the Exchange Offer will apply to all shares of $3.50 Convertible Preferred Stock tendered pursuant to the Exchange Offer. The minimum period during which the Exchange Offer must remain open following a material change in the terms of the Exchange Offer or a waiver by the Company of a material condition of the Exchange Offer, other than a change in the percentage of the $3.50 Convertible Preferred Stock being sought or in the consideration offered, will depend upon the facts and circumstances, including the relative materiality of the change or waiver. See "The Exchange Offer--Expiration Date; Extensions; Amendments; Termination".

  The Company will own directly or indirectly all of the Trust Common Securities. The Trust exists for the sole purposes of (a) issuing its Trust Securities in exchange for Convertible Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such Trust Securities and (b) engaging in such other activities as are necessary or incidental thereto. The Trust Convertible Preferred Securities and the Trust Common Securities will rank pari passu with each other and payment thereon shall be pro rata; provided that (i) if a Declaration Event of Default (as defined herein) occurs and is continuing, the rights of holders of Trust Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption, or otherwise will be subordinated to the rights of holders of the Trust Convertible Preferred Securities and (ii) holders of Trust Common Securities have the exclusive right (subject to the terms of the Declaration (as defined herein)) to appoint, replace, or remove Trustees and to increase or decrease the number of Trustees. See "Unocal Capital Trust," "Description of the Trust Convertible Preferred Securities," and "Description of the Convertible Debentures".

  Cash distributions on the Trust Convertible Preferred Securities will accumulate from and including the Expiration Date at an annual rate of % of the liquidation amount of $50 per security (the "distribution rate"), and will be payable quarterly in arrears on March 1, June 1, September 1, and December 1 of each year, commencing on December 1, 1996 ("distributions"). Cash distributions not paid on the regular scheduled distribution date therefor will bear interest thereon at the distribution rate, compounded quarterly, to the extent permitted by applicable law. The term "distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. The distribution rate and the distribution and other payment dates for the Trust Convertible Preferred Securities will correspond to the interest rate and the interest and other payment dates on the Convertible Debentures deposited in the Trust as trust assets. As a result, if principal or interest is not paid on the Convertible Debentures, including as a result of the Company's election to extend the interest payment period on the Convertible Debentures as described below, the Trust will not make payments on the Trust Securities. The Convertible Debentures provide that, so long as the Company shall not be in default in the payment of interest on the Convertible Debentures, the Company shall have the right to defer payments of interest on the Convertible Debentures by extending the interest payment period from time to time. Such deferral right, if exercised, would result in a corresponding deferral of quarterly distributions on the Trust Convertible Preferred Securities (though such deferred distributions would bear interest thereon at the distribution rate, compounded quarterly, since interest would continue to accrue on the Convertible Debentures). Such deferral rights could result in multiple extension periods of varying lengths but are limited to an aggregate of 20 consecutive quarters (each, an "Extension Period"), and no such Extension Period may extend beyond the maturity of the Convertible Debentures. During any such Extension Period, the Company may not declare or pay dividends on, or redeem, purchase, acquire, or make any distribution or liquidation payment with respect to, any shares of its capital stock (with certain limited exceptions); see "Risk Factors--Option to Extend Interest Payment Period," and "Description of the Convertible Debentures--Interest," and "--Option to Extend Interest Payment Period".

  The obligations of the Company under the Convertible Debentures will be unsecured obligations of the Company and will be subordinate and junior in right of payment, to the extent set forth herein, to all Senior Indebtedness (as defined herein) of the Company, which includes all obligations and liabilities other than accounts payable or any other obligations of the Company to trade creditors, obligations expressly made pari passu or subordinate by their terms, and certain indebtedness between or among the Company and its affiliates, but senior to all capital stock of the Company now outstanding, including the $3.50 Convertible Preferred Stock, or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of capital stock of its affiliates, including the Guarantee. As of June 30, 1996, the Company (on an unconsolidated basis) had no Senior Indebtedness other than guarantees of debt and capital lease obligations of the Company's subsidiaries. At the same date, the Company's consolidated balance sheet reflected approximately $6.6 billion of total liabilities of the subsidiaries of the Company, including $3.2 billion of total debt and capital lease obligations of the Company's subsidiaries guaranteed by the Company. The Trust's funds available for distribution to the holders of the Trust Convertible Preferred Securities will be limited to payments received from the Company on the Convertible Debentures. The Convertible Debentures will be structurally subordinated to all obligations of the Company's subsidiaries. See "Description of the Trust Convertible Preferred Securities--Distributions".

  The payment of distributions, payments on the liquidation of the Trust, and payments on the redemption of the Trust Convertible Preferred Securities, out of moneys held by the Trust as set forth below, will be guaranteed by the Company on a subordinated basis as and to the extent described herein (the "Guarantee"). The Guarantee will be a full and unconditional guarantee from the time of exchange of the Trust Convertible Preferred Securities, but the Guarantee will cover distributions and other payments on the Trust Convertible Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Convertible Debentures deposited in the Trust as trust assets. The Company's obligations under the Guarantee will be unsecured and will rank (i) subordinate and junior in right of payment to all Senior Indebtedness of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company (including the $3.50 Convertible Preferred Stock) and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company, and (iii) senior to the Common Stock. The Guarantee will be structurally subordinated to all obligations of the Company's subsidiaries. See "Description of the Guarantee".

  For a description of the redemption rights with respect to the Trust Convertible Preferred Securities, the possible dissolution of the Trust, and distribution of Convertible Debentures held by the Trust to holders of the

Trust Securities and the liquidation amount on the Trust Convertible Preferred Securities, see "Risk Factors--Special Event Distribution or Redemption," "Description of the Trust Convertible Preferred Securities--Mandatory Redemption," "--Special Event Distribution or Redemption," "--Redemption Procedures for Redemption by the Trust," "--Liquidation Distribution Upon Dissolution," and "Description of the Convertible Debentures".

  There is no established public trading market for the $3.50 Convertible Preferred Stock.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, THE TRUSTEES, THE COMPANY, OR THE DEALER MANAGERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE CONTEMPLATED HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST OR THE COMPANY SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN. THE EXCHANGE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF $3.50 CONVERTIBLE PREFERRED STOCK IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, THE TRUST AND THE COMPANY MAY, AT THEIR DISCRETION, TAKE SUCH ACTION AS THEY MAY DEEM NECESSARY FOR THE COMPANY TO MAKE THE EXCHANGE OFFER IN ANY SUCH JURISDICTION AND EXTEND THE EXCHANGE OFFER TO HOLDERS OF $3.50 CONVERTIBLE PREFERRED STOCK IN SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES LAWS OR BLUE SKY LAWS OF WHICH REQUIRE THE EXCHANGE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE EXCHANGE OFFER IS BEING MADE ON BEHALF OF THE COMPANY BY THE DEALER MANAGERS OR ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  Certain matters discussed in this Prospectus and the documents incorporated herein by reference may constitute forward-looking statements and as such may involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE"), the Chicago Stock Exchange, and the Pacific Stock Exchange. Reports, proxy statements, and other information concerning the Company can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005; the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605; and the Pacific Stock Exchange, 115 Sansome Street, 3rd Floor, San Francisco, California 94104.

  The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy statements, and other information concerning the Company, which files electronically with the Commission.

  This Prospectus constitutes a part of a combined registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the Trust, and the securities offered hereby.

  No separate financial statements of the Trust have been included herein. The Company does not consider that such financial statements would be material to holders of the Trust Convertible Preferred Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust in order to refinance outstanding shares of the $3.50 Convertible Preferred Stock, and (iii) the Company's obligations described herein, the guarantee by the Company of the Trust's obligations under the Trust Convertible Preferred Securities, and the Convertible Debentures to be held by the Trust and the related indenture, taken together, constitute a full and unconditional guarantee of payments due on the Trust Convertible Preferred Securities. See "Description of the Convertible Debentures" and "Description of the Guarantee".

  The Trust is not currently subject to the information reporting requirements of the Exchange Act. The Trust will become subject to such requirements upon the effectiveness of the Registration Statement, although it intends to seek and expects to receive exemption therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed by the Company with the Commission and are incorporated herein by reference (Commission File No. 1-8483):

  1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

  2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

  3. The Company's Current Reports on Form 8-K dated January 25, 1996, February 20, 1996, February 23, 1996, April 9, 1996, April 24, 1996,
     June 3, 1996, and July 25, 1996.

  All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Prospectus.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER OF SHARES OF $3.50 CONVERTIBLE PREFERRED STOCK, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE STOCKHOLDER SERVICES DEPARTMENT, UNOCAL CORPORATION, 2929 E. IMPERIAL HIGHWAY, BREA, CALIFORNIA 92621-2390, OR (800) 252-2233. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NOT LATER THAN FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                               TABLE OF CONTENTS

                                     PAGE
                                     ----
Prospectus Summary.................    1
Risk Factors.......................   11
The Company........................   16
Market Price of the Common Stock...   17
Dividends on the Common Stock......   17
Capitalization.....................   18
Selected Consolidated Financial
 Information.......................   20
The Exchange Offer.................   21
Unocal Capital Trust...............   28
Description of the Trust
 Convertible Preferred Securities..   30
Description of the Guarantee.......   48

                                    PAGE
                                    ----
Description of the Convertible
 Debentures........................  50
Effect of Obligations under the
 Convertible Debentures and the
 Guarantee.........................  59
Description of the Common Stock....  60
Description of the $3.50
 Convertible Preferred Stock.......  62
Book-Entry System--The Depository
 Trust Company.....................  69
Certain Federal Income Tax
 Considerations....................  71
Legal Matters......................  78
Experts............................  78

                               PROSPECTUS SUMMARY

  The following summary does not purport to be complete and is qualified in its entirety by the detailed information contained elsewhere in this Prospectus or by documents incorporated by reference into this Prospectus.

                                  THE COMPANY

  The Company is a fully integrated energy resources company whose worldwide operations comprise many aspects of energy production. The Company conducts virtually all of its operations through its subsidiary, Union Oil Company of California ("Union Oil"), and Union Oil's subsidiaries. As of June 30, 1996, the Company had approximately $9.8 billion in assets.

  During 1995, the Company reorganized its business into the following segments in order to remain focused on its most critical business activities:

  . EXPLORATION AND PRODUCTION: This segment engages in the exploration for, and the production and marketing of, crude oil, condensate, natural gas, and natural gas liquids. The Company's major production and development operations are conducted in the United States (principally the Louisiana/Gulf Coast region and Alaska), Thailand, Indonesia, and Canada. The Company's worldwide 1995 oil and gas production averaged approximately 500,000 barrel-of-oil equivalents ("BOE") per day, excluding production from California properties which were sold in April 1996 but including approximately 35,000 BOE per day of host-country share under the Company's Indonesian production sharing contract.

  . REFINING, MARKETING AND TRANSPORTATION: The 76 Products Company, a division of Union Oil, encompasses the Company's West Coast petroleum refining operations, marketing, and transportation of refined petroleum products and manufacturing and marketing of petroleum coke. This business unit includes three refineries in California and more than 1,300 retail service stations in six Western states. The Company's 1995 refinery production was 234,000 barrels per day.

  . GEOTHERMAL AND POWER OPERATIONS: This segment engages in the exploration for, and the production and sale of, geothermal resources for the generation of electricity. The Company is the world's largest supplier of geothermal energy for power generation and is expanding to become a provider of electrical power in Southeast Asia's markets with projects in Indonesia and the Philippines. At year-end 1995, the Company had worldwide net proved geothermal reserves of 216 million BOE.

  . DIVERSIFIED BUSINESSES: The Company's diversified businesses include agricultural products (nitrogen-based fertilizers), carbon and minerals (lanthanides and molybdenum, petroleum coke, and specialty graphites), pipelines, and real estate development and sales. Diversified businesses also include a 50% interest in The UNO-VEN Company, a refining and marketing partnership with the Venezuelan state oil company, operating in the midwestern United States.

                                   THE TRUST

  The Trust is a statutory business trust that was formed under the Delaware Business Trust Act (the "Delaware Trust Act") on July 17, 1996. The Trust exists for the sole purpose of (a) issuing its Trust Securities in exchange for Convertible Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such Trust Securities and (b) engaging in such other activities as are necessary and incidental thereto.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The purpose of the Exchange Offer is to refinance the $3.50 Convertible Preferred Stock with the Trust Convertible Preferred Securities. This refinancing will benefit the Company by (i) permitting the Company to deduct interest payable on the Convertible Debentures for United States federal income tax purposes, while dividends payable on the $3.50 Convertible Preferred Stock are not deductible, (ii) potentially lowering the Company's quarterly cash payment obligation, and (iii) reducing the number of shares of Common Stock issuable upon conversion. See "The Exchange Offer--Purpose of the Exchange Offer".

THE EXCHANGE OFFER; SECURITIES OFFERED

  Upon the terms and subject to the conditions of the Exchange Offer, the Company hereby offers to exchange Trust Convertible Preferred Securities representing preferred undivided beneficial interests in the assets of the Trust for up to all outstanding shares of $3.50 Convertible Preferred Stock of the Company. The Convertible Debentures will be the sole assets of the Trust. The Trust Convertible Preferred Securities will be guaranteed by the Company to the extent set forth in the Guarantee and described herein.

  The Exchange Offer will be effected on the basis of (A) that amount of Trust Convertible Preferred Securities having an aggregate liquidation amount equal to the greater of (1) the redemption price for a share of the $3.50 Convertible Preferred Stock as of the Exchange Amount Determination Date, plus accumulated and unpaid dividends thereon to but excluding the Expiration Date, or (2) the Market Value of the number of shares of Common Stock into which a share of the $3.50 Convertible Preferred Stock is convertible as of the Exchange Amount Determination Date for (B) each share of $3.50 Convertible Preferred Stock validly tendered and accepted for exchange in the Exchange Offer. The Trust Convertible Preferred Securities have a liquidation amount of $50 per security. The current redemption price for a share of the $3.50 Convertible Preferred Stock is $52.10. The current conversion ratio of the $3.50 Convertible Preferred Stock is 1.626 shares of Common Stock for each share of $3.50 Convertible Preferred Stock. The Company will pay amounts of less than $50 due to a Holder of $3.50 Convertible Preferred Stock for such exchange in cash in lieu of issuing a fractional Trust Convertible Preferred Security.

  The Trust Convertible Preferred Securities will be convertible at any time beginning 90 days following the first date of issuance of any Trust Convertible Preferred Securities and prior to the close of business on September 1, 2026, at the option of the holder thereof, into shares of Common Stock at an initial conversion ratio equal to that number of shares of Common Stock determined by
dividing the liquidation amount of $50 per security by the product of     times
the Market Value of a share of Common Stock.

  On the Exchange Amount Determination Date, the Company will issue a press release announcing the exchange ratio for the Exchange Offer and the initial conversion ratio for the Trust Convertible Preferred Securities.

  Immediately prior to the exchange of Trust Convertible Preferred Securities for the shares of $3.50 Convertible Preferred Stock validly tendered in the Exchange Offer, the Company will deposit in the Trust as trust assets its Convertible Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities to be issued by the Trust.

EXPIRATION DATE; WITHDRAWALS

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will accept for exchange all shares of $3.50 Convertible Preferred Stock validly tendered and not withdrawn prior to the Expiration Date, or if extended by the Company, in its sole discretion, the latest date and time to which extended. The Exchange

Offer will expire on the Expiration Date. Tenders of shares of $3.50 Convertible Preferred Stock pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Company, may be withdrawn at any time after 40 business days after the date of this Prospectus. See "The Exchange Offer--Withdrawal of Tenders" and "-- Expiration Date; Extensions; Amendments; Termination".

EXTENSIONS, AMENDMENTS, AND TERMINATION

  The Company expressly reserves the right to (i) extend, amend, or modify the terms of the Exchange Offer in any manner and (ii) withdraw or terminate the Exchange Offer and not accept for exchange any shares of $3.50 Convertible Preferred Stock, at any time for any reason, including (without limitation) if fewer than 4,000,000 shares of $3.50 Convertible Preferred Stock are tendered (which condition may be waived by the Company). See "The Exchange Offer-- Expiration Date; Extensions; Amendments; Termination".

PROCEDURES FOR TENDERING

  Each Holder of $3.50 Convertible Preferred Stock wishing to accept the Exchange Offer must (i) properly complete and sign the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and therein, together with any required signature guarantees, and deliver the same to The Bank of New York, as Exchange Agent, at either of its addresses set forth in "The Exchange Offer--Exchange Agent and Information Agent" and either (a) certificates for the shares of $3.50 Convertible Preferred Stock held by such Holder must be received by the Exchange Agent at either such addresses or (b) such shares of $3.50 Convertible Preferred Stock must be transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) comply with the guaranteed delivery procedures described herein. See "The Exchange Offer--General" and "--Procedures for Tendering".

SPECIAL PROCEDURES FOR BENEFICIAL OWNERS

  Any beneficial owner whose shares of $3.50 Convertible Preferred Stock are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering its shares of $3.50 Convertible Preferred Stock, either make appropriate arrangements to register the ownership of such shares in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer--Procedures for Tendering--Signature Guarantees".

GUARANTEED DELIVERY PROCEDURES

  If a Holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or shares of $3.50 Convertible Preferred Stock to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected in accordance with the guaranteed delivery procedures set forth in "The Exchange Offer--Procedures for Tendering--Guaranteed Delivery".

ACCEPTANCE OF SHARES AND DELIVERY OF TRUST CONVERTIBLE PREFERRED SECURITIES

  Upon the terms and subject to the conditions of the Exchange Offer, including the reservation by the Company of the right to withdraw or terminate the Exchange Offer and certain other rights, the Company will accept for exchange all shares of $3.50 Convertible Preferred Stock validly tendered and not withdrawn, and will deliver the Trust Convertible Preferred Securities to exchanging Holders of $3.50 Convertible Preferred Stock as promptly as practicable after the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer" and "--Expiration Date; Extensions; Amendments; Termination".

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The exchange of shares of $3.50 Convertible Preferred Stock for Trust Convertible Preferred Securities pursuant to the Exchange Offer will be a taxable event. Depending on each exchanging Holder's particular facts and circumstances, the exchange may be treated as (i) a transaction in which gain or loss will be recognized in an amount equal to the difference between the fair market value of the Trust Convertible Preferred Securities received in the exchange and the exchanging Holder's tax basis in the shares of $3.50 Convertible Preferred Stock surrendered or (ii) a distribution taxable as a dividend in an amount equal to the fair market value of the Trust Convertible Preferred Securities received by such exchanging Holder. See "Certain Federal Income Tax Considerations--Exchange of $3.50 Convertible Preferred Stock for Trust Convertible Preferred Securities".

  In the event an Extension Period deferring interest on the Convertible Debentures occurs, all holders will be required to include accrued and unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income (i.e., original issue discount ("OID")), although the holders did not receive a cash distribution from the Trust related to such interest. The OID is then added to the holder's adjusted tax basis in his pro rata share of the underlying Convertible Debentures. A holder who disposes of his Trust Convertible Preferred Securities between record dates for payments of distributions at a selling price that is less than the holder's adjusted tax basis will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. The extent to which a holder would recognize a gain or loss on the Trust Convertible Preferred Securities will depend on the market for the Trust Convertible Preferred Securities at the time of disposition. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount".

UNTENDERED SHARES

  Holders of $3.50 Convertible Preferred Stock who do not tender their shares of $3.50 Convertible Preferred Stock in the Exchange Offer or whose shares of $3.50 Convertible Preferred Stock are not accepted for exchange will continue to hold such $3.50 Convertible Preferred Stock and will be entitled to all the rights and preferences, and will be subject to all of the limitations, applicable thereto. See "The Exchange Offer--Trading of Trust Convertible Preferred Securities and $3.50 Convertible Preferred Stock". The Company may exercise its optional redemption rights on any shares of $3.50 Convertible Preferred Stock which are not tendered and exchanged in the Exchange Offer. The current redemption price for a share of the $3.50 Convertible Preferred Stock is $52.10, plus accumulated and unpaid dividends, if any, up to but excluding the date fixed for redemption. To the extent that shares of $3.50 Convertible Preferred Stock are tendered and exchanged in the Exchange Offer, a Holder's ability to sell untendered shares of $3.50 Convertible Preferred Stock could be adversely affected. See "Risk Factors--Reduced Trading Market for $3.50 Convertible Preferred Stock".

EXCHANGE AGENT AND INFORMATION AGENT

  The Bank of New York has been appointed as Exchange Agent in connection with the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to D.F. King & Co., Inc., which has been retained by the Company to act as Information Agent for the Exchange Offer. The addresses and telephone numbers of the Exchange Agent and Information Agent are set forth in "The Exchange Offer--Exchange Agent and Information Agent".

DEALER MANAGERS

  Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. have been retained to act as Dealer Managers to solicit exchanges of shares of $3.50 Convertible Preferred Stock for Trust Convertible Preferred Securities. Questions with respect to the Exchange Offer may be directed to Morgan Stanley & Co. Incorporated at (800) 835-9668 (extension 2262) and to Goldman, Sachs & Co. at
(800) 323-5678.

COMPARISON OF TRUST CONVERTIBLE PREFERRED SECURITIES AND $3.50 CONVERTIBLE PREFERRED STOCK

  The following is a brief summary of certain terms of the Trust Convertible Preferred Securities and the $3.50 Convertible Preferred Stock. For a more complete description of the Trust Convertible Preferred Securities, see "Description of the Trust Convertible Preferred Securities". For a more complete description of the Convertible Debentures which will be deposited in the Trust as trust assets and will represent the sole source for the payment of distributions and other payments on the Trust Convertible Preferred Securities, see "Description of the Convertible Debentures". For a more complete description of the $3.50 Convertible Preferred Stock, see "Description of the $3.50 Convertible Preferred Stock".

                                 TRUST CONVERTIBLE                  $3.50 CONVERTIBLE
                                PREFERRED SECURITIES                 PREFERRED STOCK
                         ---------------------------------  ---------------------------------
Issuer.................. The Trust. Payment of distribu-    The Company.
                         tions and on liquidation or re-
                         demption is guaranteed by the
                         Company on a subordinated basis,
                         to the extent described herein.
Liquidation Amount...... $50.00 per Trust Convertible Pre-  $50.00 per share, plus accumu-
                         ferred Security, plus accumulated  lated and unpaid dividends.
                         and unpaid distributions.
Distribution/Dividend
 Rate...................  % per annum cash distribution     $3.50 per share per annum (7% per
                         payable quarterly in arrears on    annum) cash dividend payable
                         March 1, June 1, September 1, and  quarterly in arrears on the 15th
                         December 1 of each year, commenc-  day of January, April, July, and
                         ing December 1, 1996, but only     October of each year, out of
                         if, and to the extent that, in-    funds legally available therefor,
                         terest payments are made in re-    when, as and if declared by the
                         spect of the Convertible Deben-    Board. Dividends are cumulative.
                         tures held by the Trust. During    Accumulated and unpaid dividends
                         any Extension Period on the Con-   do not bear interest. To date,
                         vertible Debentures, distribution  the Company has made each quar-
                         payments on the Trust Convertible  terly dividend payment with re-
                         Preferred Securities will not be   spect to the $3.50 Convertible
                         made but will continue to accumu-  Preferred Stock on the scheduled
                         late, and will bear interest at    dividend payment date. In the
                         the distribution rate, compounded  event that the equivalent of six
                         quarterly, to the extent permit-   quarterly dividends (whether con-
                         ted by applicable law. If a de-    secutive or not) are accumulated
                         ferral of an interest payment oc-  but not paid, the Holders of
                         curs, the holders of the Trust     $3.50 Convertible Preferred Stock
                         Convertible Preferred Securities   will have certain voting rights.
                         would accrue income for United     See "Voting Rights/Enforcement"
                         States federal income tax purpos-  below. If a deferral of a divi-
                         es. Distributions accumulate from  dend payment occurs, the Holders
                         and including the Expiration       of $3.50 Convertible Preferred
                         Date.                              Stock would not be required to
                                                            include such amount in income for
                                                            United States federal income tax
                                                            purposes until the dividend is
                                                            actually declared and paid.

                                 TRUST CONVERTIBLE                  $3.50 CONVERTIBLE
                                PREFERRED SECURITIES                 PREFERRED STOCK
                         ---------------------------------  ---------------------------------
Conversion.............. Convertible at the option of the   Convertible at the option of the
                         holder at any time beginning 90    Holder into such number of whole
                         days following the first date of   shares of Common Stock as is
                         issuance of any Trust Convertible  equal to the aggregate liquida-
                         Preferred Securities and prior to  tion preference of shares of
                         the close of business on Septem-   $3.50 Convertible Preferred Stock
                         ber 1, 2026 into such number of    divided by the conversion price.
                         whole shares as is equal to the    As of the date of the Prospectus,
                         liquidation amount of $50 per se-  the conversion
                         curity divided by the initial      ratio is 1.626 shares (equivalent
                         conversion price, which will be    to a conversion price of $30.75).
                         the product of    times the Mar-   The conversion price is subject
                         ket Value of a share of Common     to adjustments upon certain
                         Stock. The conversion price is     events, including the event of a
                         subject to adjustments upon cer-   Non-Stock Fundamental Change or a
                         tain events, including the event   Common Stock Fundamental Change,
                         of a Non-Stock Fundamental         each as defined herein with re-
                         Change, a Common Stock Fundamen-   spect to $3.50 Convertible Pre-
                         tal Change, each as defined        ferred Stock. See "Description of
                         herein with respect to the Trust   the $3.50 Convertible Preferred
                         Convertible Preferred Securities,  Stock--Conversion Rights".
                         or a Spinoff (as defined herein).  In the event of a Spinoff, the
                         Although similar defined terms     $3.50 Convertible Preferred Stock
                         are used, these adjustments dif-   will be subject to certain con-
                         fer in many respects from the ad-  version provision adjustments.
                         justments required for the $3.50
                         Convertible Preferred Stock. See
                         "Description of the Trust Con-
                         vertible Preferred Securities--
                         Conversion Rights".
                         In the event of a Spinoff (as de-
                         fined herein), the Trust Convert-
                         ible Preferred Securities may be,
                         at the Company's option with cer-
                         tain limitations, subject to cer-
                         tain conversion provision adjust-
                         ments or exchanged for one or
                         more new convertible preferred
                         securities which may be convert-
                         ible into Spinoff Common Stock
                         (as defined herein). See "De-
                         scription of the Trust Convert-
                         ible Preferred Securities--Cer-
                         tain Other Conversion Provision
                         Adjustments".

                                 TRUST CONVERTIBLE                  $3.50 CONVERTIBLE
                                PREFERRED SECURITIES                 PREFERRED STOCK
                         ---------------------------------  ---------------------------------
Maturity/Redemption..... Upon the repayment of the Con-     The $3.50 Convertible Preferred
                         vertible Debentures, whether at    Stock is not subject to mandatory
                         maturity, upon redemption, or      redemption. The $3.50 Convertible
                         otherwise, the proceeds thereof    Preferred Stock is redeemable at
                         must immediately be applied to     the option of the Company on and
                         redeem the Trust Convertible Pre-  after July 15, 1996, in whole or
                         ferred Securities through the      in part, upon not less than 30
                         close of business on September 1,  days notice nor more than 60 days
                         2026 and the Trust Common Securi-  notice, during the twelve-month ties having an aggregate liquida-  periods commencing on July 15 of
                         tion amount equal to the aggre-    the years indicated below at a
                         gate principal amount of the Con-  redemption price per share (ex-
                         vertible Debentures so repaid.     pressed as a percentage of the
                         The Convertible Debentures will    $50 liquidation preference there-
                         be redeemable at the option of     of), plus accumulated and unpaid
                         the Company, in whole or in part,  dividends thereon, up to but ex-
                         upon not less than 30 days notice  cluding the redemption date:
                         nor more than 60 days notice on    104.2% in 1996, 103.5% in 1997,
                         or after September 3, 2000 ini-    102.8% in 1998, 102.1% in 1999,
                         tially at a redemption price       101.4% in 2000, 100.7% in 2001
                         equivalent to  % per Convertible   and 100.0% in 2002 and thereaf-
                         Debenture to be redeemed and de-   ter. Holders of $3.50 Convertible
                         clining to par on September 1,     Preferred Stock have no right to
                         2006, plus accrued and unpaid in-  require the Company to redeem the
                         terest thereon to the redemption   $3.50 Convertible Preferred
                         date, including interest accumu-   Stock. See "Description of the
                         lated as a result of the           $3.50 Convertible Preferred
                         Company's election to defer pay-   Stock--Optional Redemption".
                         ments of interest on the Convert-
                         ible Debentures. The Company may
                         not redeem any Convertible Deben-
                         tures unless all accumulated and
                         unpaid distributions have been
                         paid on all Convertible Deben-
                         tures for all quarterly interest
                         payment periods terminating on or
                         prior to the date of redemption.
                         See "Description of the Trust
                         Convertible Preferred Securi-
                         ties--Mandatory Redemption" and
                         "--Special Event Distribution or
                         Redemption". Holders of Trust
                         Convertible Preferred Securities
                         have no right to require the
                         Trust to redeem the Trust Con-
                         vertible Preferred Securities.
Subordination........... Subordinated to claims of credi-   Subordinated to claims of credi-
                         tors of the Trust, if any. The     tors, including holders of the
                         Trust is not permitted to incur    Company's outstanding debt secu-
                         any indebtedness for borrowed      rities and the Convertible Deben-
                         money. The Declaration provides    tures, and structurally subordi-
                         that the Company shall pay for     nated to all existing and future
                         all debts and obligations (other   obligations of the Company's sub-
                         than with respect to the Trust     sidiaries, but senior to the Com-
                         Securities) and all costs and ex-  mon Stock.
                         penses of the Trust, including     As of June 30, 1996, the Company
                         any income taxes, duties, and      (on an unconsolidated basis) had
                         other governmental charges, and    no Senior
                         all costs and expenses with re-    Indebtedness other than guaran-
                         spect thereto, to which the Trust  tees of debt and capital lease
                         may become subject, except for     obligations of
                         United States withholding taxes.   the Company's subsidiaries. At
                                                            the same

             TRUST CONVERTIBLE                  $3.50 CONVERTIBLE
            PREFERRED SECURITIES                 PREFERRED STOCK
     ---------------------------------  ---------------------------------
     The Convertible Debentures will    date, the Company's consolidated
     rank subordinate and junior to     balance sheet reflected approxi-
     all Senior Indebtedness of the     mately $6.6 billion of total lia-
     Company, which includes all obli-  bilities of the subsidiaries of
     gations and liabilities other      the Company, including $3.2 bil-
     than accounts payable or any       lion of total debt and capital
     other obligations of the Company   lease obligations of the
     to trade creditors, obligations    Company's subsidiaries guaranteed
     expressly made pari passu or sub-  by the Company.
     ordinate by their terms, and cer-
     tain indebtedness between or
     among the Company and its affili-
     ates, but senior to all capital
     stock, including the $3.50 Con-
     vertible Preferred Stock, now or
     hereafter issued by the Company,
     and to any guarantee now or here-
     after entered into by the Company
     in respect of capital stock of
     its affiliates, including the
     Guarantee.
     The Convertible Debentures (and
     the Company's obligations under
     the Guarantee) also will be
     structurally subordinated to all
     existing and future obligations
     of the Company's subsidiaries,
     except to the extent that the
     Company is a creditor of the sub-
     sidiaries and is recognized as
     such. In addition, the Guarantee
     will rank junior to the Convert-
     ible Debentures.
     As of June 30, 1996, the Company
     (on an unconsolidated basis) had
     no Senior Indebtedness other than
     guarantees of debt and capital
     lease obligations of the
     Company's subsidiaries. At the
     same date, the Company's consoli-
     dated balance sheet reflected ap-
     proximately $6.6 billion of total
     liabilities of the subsidiaries
     of the Company, including
     $3.2 billion of total debt and
     capital lease obligations of the
     Company's subsidiaries guaranteed
     by the Company.

                                 TRUST CONVERTIBLE                  $3.50 CONVERTIBLE
                                PREFERRED SECURITIES                 PREFERRED STOCK
                         ---------------------------------  ---------------------------------
Guarantee............... The Company will fully and uncon-  None.
                         ditionally guarantee, on a subor-
                         dinated basis and to the extent
                         set forth herein, the payment in
                         full of (i) distributions on the
                         Trust Convertible Preferred Secu-
                         rities to the extent the Trust
                         has funds available therefor,
                         (ii) the amount payable upon re-
                         demption of the Trust Convertible
                         Preferred Securities to the ex-
                         tent the Trust has funds avail-
                         able therefor, and (iii) general-
                         ly, the liquidation amount of the
                         Trust Convertible Preferred Secu-
                         rities to the extent the Trust
                         has assets available for distri-
                         bution to holders of Trust Con-
                         vertible Preferred Securities.
                         The Company's obligations under
                         the Guarantee will be unsecured
                         and will rank (i) subordinate and
                         junior in right of payment to all
                         other liabilities of the Company,
                         (ii) pari passu with the most se-
                         nior preferred or preference
                         stock now or hereafter issued by
                         the Company and with any guaran-
                         tee now or hereafter entered into
                         by the Company in respect of any
                         preferred or preference stock of
                         any affiliate of the Company, and
                         (iii) senior to the Common Stock.
Voting Rights/
 Enforcement............ Generally, holders of the Trust    The $3.50 Convertible Preferred
                         Convertible Preferred Securities   Stock is non-voting except that
                         will not have any voting rights.   (i) if the equivalent of six full
                         However, if an Indenture Event of  quarterly dividends (whether con-
                         Default (as defined herein) oc-    secutive or not) on the $3.50
                         curs and is continuing, the hold-  Convertible Preferred Stock are
                         ers of 25% of the aggregate liq-   accumulated and unpaid, the num-
                         uidation amount of the Trust Con-  ber of directors of the Company vertible Preferred Securities may  will be increased by two and the
                         direct the Institutional Trustee   Holders of $3.50 Convertible Pre-
                         to declare the principal of and    ferred Stock will have the right,
                         interest on the Convertible De-    voting as a class together with
                         bentures immediately due and pay-  holders of shares of any other
                         able. If (i) the Institutional     preferred stock having similar
                         Trustee fails to enforce its       voting rights, to elect such ad-
                         rights under the Convertible De-   ditional directors (such voting
                         bentures or (ii) the Company de-   rights will continue until such
                         faults under the Guarantee, a      time as the dividend arrearage on
                         record holder of the Trust Con-    the $3.50 Convertible Preferred
                         vertible Preferred Securities may  Stock and shares of stock ranking
                         institute a legal proceeding di-   on a parity with it have been
                         rectly against the Company to en-  paid in full), (ii) the affirma-
                         force the Institutional Trustee's  tive consent of the Holders of at
                         rights without first instituting   least 66 2/3% of the outstanding
                         any legal proceeding against the   shares of $3.50 Convertible Pre-
                         Institutional Trustee.             ferred Stock, voting as a class
                                                            together with any other preferred
                                                            stock ranking on a parity with
                                                            the $3.50 Convertible Preferred
                                                            Stock, will be required for the
                                                            issuance of any class or series
                                                            of preferred stock ranking senior
                                                            to the $3.50 Convertible Pre-
                                                            ferred Stock as to dividends or
                                                            liquidation rights, and (iii) the
                                                            affirmative consent of the Hold-
                                                            ers of at least 66 2/3% of the
                                                            outstanding shares of $3.50 Con-
                                                            vertible Preferred Stock will be
                                                            required for certain amendments
                                                            to the Company's Certificate of
                                                            Incorporation affecting adversely
                                                            the rights of Holders of the
                                                            $3.50 Convertible Preferred
                                                            Stock.

                                 TRUST CONVERTIBLE                  $3.50 CONVERTIBLE
                                PREFERRED SECURITIES                 PREFERRED STOCK
                         ---------------------------------  ---------------------------------
Trading................. The Company has no current plans   There is no established public
                         to list the Trust Convertible      trading market for the $3.50 Con-
                         Preferred Securities on a securi-  vertible Preferred Stock. The
                         ties exchange. Although the        shares of $3.50 Convertible Pre-
                         Dealer Managers have indicated to  ferred Stock, and the Common
                         the Company and the Trust that     Stock issuable upon conversion
                         they intend to make a market in    thereof, which are not (and have
                         the Trust Convertible Preferred    not been) held by an affiliate of
                         Securities, they are not obli-     the Company are no longer subject
                         gated to do so and may discon-     to transfer restrictions.
                         tinue any such market making at
                         any time without notice. See "The
                         Exchange Offer--Trading of Trust
                         Convertible Preferred Securities
                         and $3.50 Convertible Preferred
                         Stock".
Dividends Received
 Deduction.............. Distributions on the Trust Con-    Dividends on the $3.50 Convert-
                         vertible Preferred Securities      ible Preferred Stock are eligible
                         will not be eligible for the div-  for the dividends received deduc-
                         idends received deduction for      tion for corporate Holders.
                         corporate holders.

                              ACCOUNTING TREATMENT

  The financial statements of the Trust will be reflected in the Company's consolidated financial statements with the Trust Convertible Preferred Securities shown as Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary trust holding solely the Convertible Debentures, and appropriate disclosure about the Trust Convertible Preferred Securities, the Guarantee, and the Convertible Debentures will be included in the notes to the Company's consolidated financial statements. For financial reporting purposes, the Company will record distributions payable on the Trust Convertible Preferred Securities as a reduction in earnings applicable to the Common Stock in the Company's consolidated statement of earnings. See "Capitalization".

                                 RISK FACTORS

  Prospective exchanging Holders of $3.50 Convertible Preferred Stock should carefully consider, in addition to the other information set forth elsewhere in this Prospectus, the following:

EXCHANGE OFFER AS TAXABLE EVENT

  The exchange of shares of $3.50 Convertible Preferred Stock for Trust Convertible Preferred Securities pursuant to the Exchange Offer will be a taxable event. Depending on each exchanging Holder's particular facts and circumstances, the exchange may be treated as (i) a transaction in which gain or loss will be recognized in an amount equal to the difference between the fair market value of the Trust Convertible Preferred Securities received in the exchange and the exchanging Holder's tax basis in the shares of $3.50 Convertible Preferred Stock surrendered or (ii) a distribution taxable as a dividend in an amount equal to the fair market value of the Trust Convertible Preferred Securities received by such exchanging Holder. See "Certain Federal Income Tax Considerations". All Holders of $3.50 Convertible Preferred Stock are advised to consult their own tax advisors regarding the federal, state, local, and foreign tax consequences of an exchange of shares of $3.50 Convertible Preferred Stock.

CORPORATE HOLDERS OF TRUST CONVERTIBLE PREFERRED SECURITIES NOT ENTITLED TO DIVIDENDS RECEIVED DEDUCTION

  While dividends with respect to the $3.50 Convertible Preferred Stock are eligible for the dividends received deduction for corporate Holders, each corporate holder of the Trust Convertible Preferred Securities will be considered the owner of an undivided interest in the Convertible Debentures and will be required to include distributions on the Trust Convertible Preferred Securities in gross income without a deduction for dividends received.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND CONVERTIBLE
DEBENTURES

  The Company's obligations under the Guarantee will be unsecured and will rank subordinate and junior in right of payment to all other liabilities of the Company and pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company (including the $3.50 Convertible Preferred Stock). The obligations of the Company under the Convertible Debentures will be unsecured and will rank subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company, which includes all obligations and liabilities other than accounts payable or any other obligations of the Company to trade creditors, obligations expressly made pari passu or subordinate by their terms, and certain indebtedness between or among the Company and its affiliates. Both the Guarantee and the Convertible Debentures will be structurally subordinated to all obligations of the Company's subsidiaries, including Union Oil, through which the Company conducts virtually all of its operations. No payment of principal of (including redemption), premium, if any, or interest on the Convertible Debentures may be made (i) if any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended and such default not having been cured or waived or ceasing to exist or
(ii) if the maturity of any Senior Indebtedness has been accelerated because of a default. As of June 30, 1996, the Company (on an unconsolidated basis) had no Senior Indebtedness other than guarantees of debt and capital lease obligations of the Company's subsidiaries. At the same date, the Company's consolidated balance sheet reflected approximately $6.6 billion of total liabilities of the subsidiaries of the Company, including $3.2 billion of total debt and capital lease obligations of the Company's subsidiaries guaranteed by the Company. There are no terms in the Trust Convertible Preferred Securities, the Convertible Debentures, or the Guarantee that limit the Company's or its subsidiaries' ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Debentures and the Guarantee. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Convertible Debentures--Subordination".

RIGHTS UNDER THE GUARANTEE

  The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee will act as indenture trustee under the Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Guarantee Trustee"). The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust Convertible Preferred Securities.

  The Guarantee guarantees to the holders of the Trust Convertible Preferred Securities the payment of (i) any accumulated and unpaid distributions required to be paid on the Trust Convertible Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price (as defined herein), all accumulated and unpaid distributions with respect to Trust Convertible Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Trust Convertible Preferred Securities or a redemption of all the Trust Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Trust Convertible Preferred Securities to the date of the payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Convertible Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Trust Convertible Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, any holder of Trust Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's right to receive payment under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Trust Convertible Preferred Securities or otherwise, and, in such event, holders of the Trust Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. See "Description of the Guarantee". However, a holder of the Trust Convertible Preferred Securities could instead rely on the enforcement (1) by the Institutional Trustee of its rights as registered holder of the Convertible Debentures against the Company pursuant to the terms of the Convertible Debentures or (2) by such holder of its right of direct action against the Company to enforce payments on Convertible Debentures. See "Description of the Convertible Debentures--Indenture Events of Default". The Declaration provides that each holder of Trust Convertible Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST CONVERTIBLE PREFERRED
SECURITIES

  If (i) the Trust fails to pay distributions in full on the Trust Convertible Preferred Securities (other than pursuant to a deferral) or (ii) a Declaration Event of Default occurs and is continuing, then the holders of Trust Convertible Preferred Securities could rely upon, and under certain circumstances, could cause, the enforcement by the Institutional Trustee of its rights as a holder of the Convertible Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Trust Convertible Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Convertible Debentures. If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, a holder of Trust Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then the registered holder of Trust Convertible Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Convertible Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Trust Convertible Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Trust Convertible Preferred Securities in such Direct Action. The holders of Trust Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures. See "Description of the Trust Convertible Preferred Securities--Declaration Events of Default" and "Description of the Convertible Debentures--Indenture Events of Default".

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  So long as the Company shall not be in default in the payment of interest on the Convertible Debentures, the Company will have the right at any time, and from time to time, under the Indenture (as such term is defined in "Description of the Convertible Debentures" herein) to defer payments of interest on the Convertible Debentures by extending the interest payment period at any time, for a period not exceeding 20 consecutive quarters. As a consequence of such an extension, quarterly distributions on the Trust Convertible Preferred Securities would be deferred (but despite such deferral would continue to accumulate with interest thereon at the rate specified by the Convertible Debentures, compounded quarterly) by the Trust during any such extended interest payment period. If the Company exercises this right to defer interest payments, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of capital stock in connection with any employee benefit plan or program, director plan or program, dividend reinvestment, stock repurchase, or other similar plans available to stockholders of the Company, or any option, warrant, right, or exercisable, exchangeable, or convertible security outstanding as of the Expiration Date,
(ii) as a result of a reclassification of the Company's capital stock pursuant to the exchange or conversion provisions of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or the capital securities of a subsidiary (including a trust such as the Trust), or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged), and (b) the Company shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase, or redeem or make any guarantee payment (other than pursuant to the Guarantee) with respect to any debt securities issued by the Company that rank pari passu with or junior to the Convertible Debentures. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Trust Convertible Preferred Securities--Distributions" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period".

  Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Trust Convertible Preferred Securities will accrue income (OID) in respect of the deferred and compounded interest allocable to its Trust Convertible Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of Trust Convertible Preferred Securities. As a result, each such holder of Trust Convertible Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Trust Convertible Preferred Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. However, should the Company determine to exercise such right in the future, the market price of the Trust Convertible Preferred Securities is likely to be affected. A holder that disposes of its Trust Convertible

Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Trust Convertible Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Trust Convertible Preferred Securities (which represent an undivided beneficial interest in the Convertible Debentures) may be more volatile than other securities that do not grant the issuer such rights. See "Certain Federal Income Tax Considerations--Interest Income and Original Issue Discount".

PROPOSED TAX LEGISLATION

  On March 19, 1996, as a part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would (i) treat as equity for United States federal income tax purposes certain debt instruments with a maximum term of more than 20 years and (ii) disallow interest deductions on certain convertible debt instruments or defer interest deductions on certain debt instruments issued with OID. The Proposed Legislation is proposed to be effective for debt instruments issued on or after December 7, 1995.

  On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr and House Ways and Means Committee Chairman William Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action". Based upon the Joint Statement, it is expected that if the Proposed Legislation were enacted, such legislation would not apply to the Convertible Debentures since they would be issued prior to the date of any "appropriate Congressional action" or otherwise qualify for transitional relief. However, there can be no assurances that the effective date guidance contained in the Joint Statement will be incorporated in the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Convertible Debentures.

  If legislation were enacted that adversely affects the tax treatment of the Convertible Debentures, there could be a distribution of the Convertible Debentures to holders of the Trust Convertible Preferred Securities or, in certain circumstances, the redemption of the Convertible Debentures by the Company and the distribution by the Trust of the resulting cash in redemption of the Trust Convertible Preferred Securities. See "Description of the Trust Convertible Preferred Securities--Special Event Distribution or Redemption".

SPECIAL EVENT DISTRIBUTION OR REDEMPTION

  Upon the occurrence of a Special Event (as defined herein), the Trust could be dissolved (with the consent of the Company) except in the limited circumstance described below, with the result that the Convertible Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, the Company would have the right to redeem the Convertible Debentures, in whole or in part, in lieu of a distribution of the Convertible Debentures by the Trust; in which event the Trust would redeem the Trust Securities on a pro rata basis to the same extent as the Convertible Debentures are redeemed by the Company. See "Description of the Trust Convertible Preferred Securities--Special Event Distribution or Redemption" and "Certain Federal Income Tax Considerations-- Receipt of Convertible Debentures or Cash Upon Liquidation of the Trust".

  There can be no assurance as to the market prices for the Trust Convertible Preferred Securities or the Convertible Debentures that may be distributed in exchange for Trust Convertible Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Trust Convertible Preferred Securities that an investor may receive in the Exchange Offer or the Convertible Debentures that a holder of Trust Convertible Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the value of the $3.50 Convertible Preferred Stock on the Expiration Date of the Exchange Offer. Because holders of Trust Convertible Preferred Securities may receive Convertible Debentures upon the occurrence of a Special Event, prospective purchasers of Trust Convertible Preferred Securities are also making an investment decision with regard to the Convertible Debentures and should carefully review all the information regarding the Convertible

Debentures contained herein. See "Description of the Trust Convertible Preferred Securities--Special Event Distribution or Redemption" and "Description of the Convertible Debentures--General".

EXCHANGE OF SECURITIES AND OTHER ADJUSTMENTS UPON A SPINOFF

  In the event of a Spinoff (as defined herein) of shares of capital stock of a subsidiary or other corporation controlled by the Company, the Trust Convertible Preferred Securities, at the Company's option with certain limitations, (i) may be subject to certain conversion provision adjustments,
(ii) may be exchanged for a new trust convertible preferred security issued by a new trust created by the Spinoff Company (as defined herein) which is convertible into Spinoff Company Stock (as defined herein), (iii) may be subject to certain adjustments and a new trust convertible preferred security will be issued to holders of the Trust Convertible Preferred Securities or
(iv) may be exchanged for a combination of such a new security and a new trust convertible preferred security issued by the Trust which is convertible into Common Stock. See "Description of the Trust Convertible Preferred Securities-- Conversion Rights--Certain Other Conversion Provision Adjustments".

LIMITED VOTING RIGHTS

  Holders of Trust Convertible Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Trustees, which voting rights are vested exclusively in the holder of the Trust Common Securities. See "Description of the Trust Convertible Preferred Securities--Voting Rights".

TRADING PRICE

  The Trust Convertible Preferred Securities may trade at a price that does not fully reflect the value of accrued and unpaid interest with respect to the underlying Convertible Debentures. Should the Company exercise its right to defer payments of interest, a holder who disposes of his Trust Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued and unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income (i.e., OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Convertible Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations-- Interest Income and Original Issue Discount" and "--Sale or Redemptions of Trust Convertible Preferred Securities".

LACK OF ESTABLISHED TRADING MARKET FOR TRUST CONVERTIBLE PREFERRED SECURITIES

  There has not previously been any public market for the Trust Convertible Preferred Securities, and the Company has no current plans to list the Trust Convertible Preferred Securities on a securities exchange. There can be no assurance that an active market for the Trust Convertible Preferred Securities will develop or, if developed, will be sustained in the future. Although the Dealer Managers have indicated to the Company and the Trust that they intend to make a market in the Trust Convertible Preferred Securities, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Trust Convertible Preferred Securities.

REDUCED TRADING MARKET FOR $3.50 CONVERTIBLE PREFERRED STOCK

  There is no established public trading market for the $3.50 Convertible Preferred Stock. To the extent shares of $3.50 Convertible Preferred Stock are tendered and accepted in the Exchange Offer, the liquidity and trading market for shares of $3.50 Convertible Preferred Stock outstanding following the Exchange Offer, and the terms upon which such shares could be sold, could be adversely affected. In addition, if the Exchange Offer is substantially subscribed, there would be a significant risk that round lot holdings of shares of $3.50 Convertible Preferred Stock outstanding following the Exchange Offer would be limited. See "The Exchange Offer--Trading of Trust Convertible Preferred Securities and $3.50 Convertible Preferred Stock".

                                  THE COMPANY

  The Company is a fully integrated energy resources company whose worldwide operations comprise many aspects of energy production. The Company conducts virtually all of its operations through Union Oil and Union Oil's subsidiaries. As of June 30, 1996, the Company had approximately $9.8 billion in assets.

  During 1995, the Company reorganized its business into the following segments in order to remain focused on its most critical business activities:

  . EXPLORATION AND PRODUCTION: This segment engages in the exploration for, and the production and marketing of, crude oil, condensate, natural gas, and natural gas liquids. The Company's major production and development operations are conducted in the United States (principally the Louisiana/Gulf Coast region and Alaska), Thailand, Indonesia, and Canada. The Company's worldwide 1995 oil and gas production averaged approximately 500,000 BOE per day, excluding production from California properties which were sold in April 1996 but including approximately 35,000 BOE per day of host-country share under the Company's Indonesian production sharing contract.

  . REFINING, MARKETING AND TRANSPORTATION: The 76 Products Company, a division of Union Oil, encompasses the Company's West Coast petroleum refining operations, marketing, and transportation of refined petroleum products and manufacturing and marketing of petroleum coke. This business unit includes three refineries in California and more than 1,300 retail service stations in six Western states. The Company's 1995 refinery production was 234,000 barrels per day.

  . GEOTHERMAL AND POWER OPERATIONS: This segment engages in the exploration for, and the production and sale of, geothermal resources for the generation of electricity. The Company is the world's largest supplier of geothermal energy for power generation and is expanding to become a provider of electrical power in Southeast Asia's markets with projects in Indonesia and the Philippines. At year-end 1995, the Company had worldwide net proved geothermal reserves of 216 million BOE.

  . DIVERSIFIED BUSINESSES: The Company's diversified businesses include agricultural products (nitrogen-based fertilizers), carbon and minerals (lanthanides and molybdenum, petroleum coke, and specialty graphites), pipelines, and real estate development and sales. Diversified businesses also include a 50% interest in the UNO-VEN Company, a refining and marketing partnership with the Venezuelan state oil company, operating in the midwestern United States.

  The Company was incorporated in Delaware on March 18, 1983, to operate as the parent of Union Oil, which was incorporated in California on October 17, 1890. The principal offices of the Company are located at 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245, and its telephone number at that address is (310) 726-7600.

                       MARKET PRICE OF THE COMMON STOCK

  The following table sets forth the high and low price of a share of the Common Stock reported on the New York Stock Exchange Composite Transactions listing during the indicated periods. The Common Stock is also listed on the Pacific, Chicago, Swiss (Basel, Geneva, and Zurich), and Singapore stock exchanges.

                                                                   HIGH    LOW
                                                                  ------ -------
1994
  First Quarter..................................................   $30  $24 7/8
  Second Quarter................................................. 29 5/8  24 3/8
  Third Quarter.................................................. 30 3/4  26 5/8
  Fourth Quarter................................................. 29 7/8  25 5/8
1995
  First Quarter.................................................. 29 1/8  25 1/4
  Second Quarter................................................. 30 1/8  27 5/8
  Third Quarter.................................................. 30 1/2  26 7/8
  Fourth Quarter................................................. 29 7/8  24 3/4
1996
  First Quarter..................................................    34   27 3/4
  Second Quarter................................................. 34 1/2  29 5/8
  Third Quarter (through July 26, 1996).......................... 34 3/8  30 1/2

                         DIVIDENDS ON THE COMMON STOCK

  The following table sets forth the quarterly dividends declared on the Common Stock since January 1, 1994. Quarterly dividends declared are generally paid on or about the tenth day of February, May, August, and November. The most recent quarterly dividend was declared on June 3, 1996 and will be paid on August 9, 1996.

                                                                  1996 1995 1994
                                                                  ---- ---- ----
   First Quarter................................................. $.20 $.20 $.20
   Second Quarter................................................  .20  .20  .20
   Third Quarter.................................................       .20  .20
   Fourth Quarter................................................       .20  .20

Declarations of cash dividends are at the discretion of the Board and dependent on the Company's results of operations, financial conditions, legal restrictions, and other factors deemed to be relevant by the Board.

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Company (i) at June 30, 1996, and (ii) as adjusted to give effect to the issuance of Trust Convertible Preferred Securities in the Exchange Offer on the assumption that all of the outstanding shares of the $3.50 Convertible Preferred Stock are validly tendered and accepted for exchange. To the extent that shares of the $3.50 Convertible Preferred Stock are not validly tendered or accepted in the Exchange Offer, the amount attributed to the Trust Convertible Preferred Securities would decrease and the amounts under the "As Adjusted" column attributed to the $3.50 Convertible Preferred Stock and to retained earnings would increase.

                                                        JUNE 30, 1996
                                                    -------------------------
                                                     ACTUAL      AS ADJUSTED
                                                    ----------  -------------
                                                    (DOLLARS IN MILLIONS)
Debt:
  Current portion of long-term debt and capital
   lease obligations............................... $      124    $      124
  Long-term debt and capital lease obligations.....      3,117         3,117
                                                    ----------    ----------
    Total debt.....................................      3,241         3,241
Capitalization:
  Company-obligated mandatorily redeemable
   convertible preferred securities of a subsidiary
   trust holding solely the Convertible
   Debentures......................................        --            540(1)
  Stockholders' Equity:
    Preferred stock, par value $.10 per share;
     Authorized--100,000,000 shares; Outstanding--
     10,250,000 shares of $3.50 Convertible
     Preferred Stock, stated at liquidation
     preference, under Actual; no shares
     outstanding under As Adjusted(2)..............        513           --
    Common stock, $1.00 par value; Authorized--
     750,000,000 shares; Outstanding--248,309,196
     shares(3).....................................        248           248
    Capital in excess of par value.................        344           344
    Foreign currency translation adjustment........        (10)          (10)
    Unearned portion of restricted stock...........        (16)          (16)
    Retained earnings..............................      2,119         2,092(4)
                                                    ----------    ----------
      Total stockholders' equity...................      3,198         2,658
                                                    ----------    ----------
        Total capitalization....................... $    6,439    $    6,439
                                                    ==========    ==========
Debt to capitalization.............................       50.3%         50.3%
                                                    ==========    ==========

- --------

(1) As described in this Prospectus, the sole assets of the Trust will be the Convertible Debentures in an aggregate principal amount equal to the aggregate liquidation amount of the Trust Convertible Preferred Securities issued in the Exchange Offer and the Trust Common Securities. The amount shown is attributable only to the Trust Convertible Preferred Securities and assumes the issuance thereof in an amount having an aggregate liquidation amount equal to the aggregate redemption price of all 10,250,000 outstanding shares of the $3.50 Convertible Preferred Stock ($534 million), plus the aggregate accumulated and unpaid dividends thereon for the period after July 15, 1996 (the most recent dividend payment date) to but excluding the Expiration Date stated on the cover of this Prospectus (approximately $6 million). To the extent that the Market Value for a share of the Common Stock exceeds $32.40 on the Exchange Amount Determination Date, the carrying amount of the Trust Convertible Preferred Securities will be greater.

(2) Pursuant to its Rights Plan, the Company has designated 3,000,000 shares of preferred stock as Series A Junior Participating Cumulative Preferred Stock and reserved such shares for issuance upon the possible exercise, under the circumstances described in the Rights Plan, of preferred stock purchase rights associated with shares of Common Stock. See "Description of the Common Stock--Rights to Purchase Series A Preferred Stock".

(3) At June 30, 1996, there were reserved for issuance an aggregate of 37,121,298 shares of Common Stock (together with associated preferred stock purchase rights), of which 16,666,667 were issuable upon the conversion of shares of the $3.50 Convertible Preferred Stock, 5,184,058 were issuable pursuant to the Company's Dividend Reinvestment and the Common Stock Purchase Plan and the balance were issuable pursuant to various employee benefit plans of the Company and the Company's directors' restricted stock plan. The Company will reserve, upon consummation of the Exchange Offer, an additional number of shares of Common Stock initially issuable upon conversion of the Trust Convertible Preferred Securities. The shares of Common Stock reserved for issuance upon conversion of the $3.50 Convertible Preferred Stock will be reduced in proportion to the number of shares of $3.50 Convertible Preferred Stock accepted in the Exchange Offer and retired.

(4) The excess of the carrying value of the Trust Convertible Preferred Securities over the carrying value of the $3.50 Convertible Preferred Stock will be charged to retained earnings. All or some portion of this amount may be treated similar to preferred dividends on the consolidated earnings statement. Such portion will be dependent on the extent that the value of the Trust Convertible Preferred Securities issued exceeds the greater of the carrying value of the shares of $3.50 Convertible Preferred Stock exchanged or the market value, as of the Exchange Amount Determination Date, of the shares of Common Stock into which the shares of $3.50 Convertible Preferred Stock exchanged were convertible. The issuance costs of the Trust Convertible Preferred Securities will be treated as deferred financing costs and will be amortized over a 30-year period (the term of the Convertible Debentures).

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

  The following selected consolidated financial information of the Company and its subsidiaries at and for the years ended December 31, 1991 through 1995 is extracted or derived from, and should be read in conjunction with, the audited consolidated financial statements, and the notes thereto, of the Company, which statements have been audited by Coopers & Lybrand L.L.P., independent accountants. The selected consolidated financial information of the Company and its subsidiaries for the six months ended June 30, 1995 and 1996 is extracted or derived from, and should be read in conjunction with, the unaudited condensed consolidated financial statements, and the notes thereto, of the Company, which, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary for the fair presentation of the financial information for such periods. The results for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year. The financial information reflects the adoption by the Company of certain accounting changes which are described in the notes to the aforementioned financial statements and the cumulative effect of which is reflected in the table below.

                            SIX MONTHS
                          ENDED JUNE 30,        YEAR ENDED DECEMBER 31,
                          --------------- --------------------------------------
                           1996    1995    1995   1994    1993    1992    1991
                          ------- ------- ------ ------  ------  ------- -------
                                         (DOLLARS IN MILLIONS,
                                  EXCEPT PER SHARE AMOUNTS AND RATIOS)
REVENUES AND EARNINGS
 DATA
 Sales and operating
  revenues(1)...........  $ 4,741 $ 4,064 $8,133 $7,797  $8,077  $ 9,887 $10,735
 Other revenues(2)......      221     132    292    168     267      174     160
 Total revenues.........    4,962   4,196  8,425  7,965   8,344   10,061  10,895
 Earnings before income
  taxes and cumulative
  effect of accounting
  changes...............      614     256    463    294     611      349     212
 Income taxes...........      252     104    203    170     268      153     139
 Earnings before
  cumulative effect of
  accounting changes....      362     152    260    124     343      196      73
 Cumulative effect of
  accounting changes....      --      --     --    (277)   (130)      24     --
 Net earnings
  (loss)(2).............      362     152    260   (153)    213      220      73
 Dividends on $3.50
  Convertible Preferred
  Stock.................       18      18     36     36      36       17     --
 Net earnings (loss)
  applicable to the
  Common Stock..........      344     134    224   (189)    177      203      73
 Earnings (loss) per
  share of the Common
  Stock:
 Before cumulative
  effect of accounting
  changes...............     1.39     .55    .91    .36    1.27      .75     .31
 Cumulative effect of
  accounting changes....      --      --     --   (1.14)   (.54)     .10     --
  Net earnings (loss)
   per share............     1.39     .55    .91   (.78)    .73      .85     .31
 Depreciation,
  depletion, and
  amortization..........      496     467  1,022    947     963      964   1,005
COMMON SHARE DATA
 Dividends declared.....       99      99    197    194     181      167     164
 Per share..............      .40     .40    .80    .80     .75      .70     .70
BALANCE SHEET DATA (AT
 PERIOD END)
 Current assets.........    1,637   1,475  1,576  1,528   1,578    1,660   1,978
 Current liabilities....    1,466   1,070  1,316  1,257   1,196    1,436   1,524
 Working capital........      171     405    260    271     382      224     454
 Total assets...........    9,779   9,569  9,891  9,337   9,706    9,892  10,345
 Long-term debt and
  capital lease
  obligations...........    3,117   3,771  3,698  3,461   3,468    3,546   4,563
 Stockholders' equity...    3,198   2,906  2,930  2,815   3,129    3,131   2,464
RATIOS
 Earnings to fixed
  charges(3)............      4.5     2.3    2.2    1.7     2.5      1.7     1.4
 Earnings to combined
  fixed charges and
  preferred stock
  dividends(3)(4).......      3.8     2.0    1.9    1.5     2.2      1.6     1.4
 Current assets to
  current liabilities...      1.1     1.4    1.2    1.2     1.3      1.2     1.3

- -------
(1) Includes consumer excise taxes of $486 million, $437 million, $898 million, $893 million, $816 million, $992 million and $1,050 million, respectively.
(2) Special items are detailed and discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's unaudited quarterly reports on Form 10-Q and audited annual reports on Form 10-K from which the selected consolidated financial information of the Company was extracted or derived.
(3) For purposes of this ratio, earnings consist of earnings before the cumulative effect of accounting changes, income taxes and fixed charges. Fixed charges consist of interest on indebtedness and capital lease obligations, amortization of debt discount, debt premium and issuance expense and that portion of operating lease rental expense which is representative of the interest factor (assumed to be one-third).
(4)For purposes of this ratio, preferred stock dividends are adjusted to a pre-tax basis.

                              THE EXCHANGE OFFER

GENERAL

  Participation in the Exchange Offer is voluntary and Holders should carefully consider whether to accept. None of the Board, the Company, the Trustees, or the Trust make any recommendation to Holders as to whether to tender or refrain from tendering in the Exchange Offer. Holders of $3.50 Convertible Preferred Stock are urged to consult their financial and tax advisors in making their own decisions on what action to take in light of their own particular circumstances.

  Unless the context requires otherwise, the term "Holder" with respect to the Exchange Offer means (i) any person in whose name any shares of $3.50 Convertible Preferred Stock are registered on the books of the Company, (ii) any other person who has obtained a properly completed stock power from the registered holder, or (iii) any person whose shares of $3.50 Convertible Preferred Stock are held of record by The Depository Trust Company ("DTC") who desires to deliver such shares by book-entry transfer at DTC.

PURPOSE OF THE EXCHANGE OFFER

  The purpose of the Exchange Offer is to refinance the $3.50 Convertible Preferred Stock with the Trust Convertible Preferred Securities. This refinancing will benefit the Company by (i) permitting the Company to deduct interest payable on the Convertible Debentures for United States federal income tax purposes, while dividends payable on the $3.50 Convertible Preferred Stock are not deductible, (ii) potentially lowering the Company's quarterly cash payment obligation, and (iii) reducing the number of shares of Common Stock issuable upon conversion. The extent of these benefits, however, cannot be predicted because they depend upon the number of shares of $3.50 Convertible Preferred Stock exchanged pursuant to the Exchange Offer, upon the Company's federal income tax position in any year, and the period of time the Trust Convertible Preferred Securities remain outstanding. Neither the Trust's ability to defer distribution payments on the Trust Convertible Preferred Securities nor the more limited voting rights on the part of holders of the Trust Convertible Preferred Securities is a purpose of the Company in making the Exchange Offer.

  If any shares of $3.50 Convertible Preferred Stock remain outstanding after the consummation of the Exchange Offer, the Company may exercise its optional redemption rights on any such shares. The current redemption price for a share of the $3.50 Convertible Preferred Stock is $52.10, plus accumulated and unpaid dividends, if any, up to but excluding the date fixed for redemption.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange Trust Convertible Preferred Securities representing preferred undivided beneficial interests in the assets of the Trust for up to all of the outstanding shares of $3.50 Convertible Preferred Stock of the Company. The Exchange Offer will be effected on the basis of (A) that amount of Trust Convertible Preferred Securities having an aggregate liquidation amount equal to the greater of (1) the redemption price for a share of the $3.50 Convertible Preferred Stock as of the Exchange Amount Determination Date, plus accumulated and unpaid dividends thereon to but excluding the Expiration Date, or (2) the Market Value of the number of shares of Common Stock into which a share of the $3.50 Convertible Preferred Stock is convertible as of the Exchange Amount Determination Date, for (B) each share of $3.50 Convertible Preferred Stock validly tendered and accepted for exchange in the Exchange Offer. The Trust Convertible Preferred Securities have a liquidation amount of $50 per security. The current redemption price for a share of the $3.50 Convertible Preferred Stock is $52.10. The current conversion ratio of the $3.50 Convertible Preferred Stock is 1.626 shares of Common Stock for each share of $3.50 Convertible Preferred Stock. The Company will pay amounts of less than $50 due to a Holder of $3.50 Convertible Preferred Stock for such exchange in cash in lieu of issuing a fractional Trust Convertible Preferred Security. On the Exchange Amount Determination Date, the Company will issue a press release announcing the exchange ratio for the Exchange Offer.

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will accept for exchange all shares of $3.50 Convertible Preferred Stock validly tendered and not withdrawn as promptly as practicable after the Expiration Date unless the Exchange Offer has been withdrawn or terminated. The Company will not accept shares of $3.50 Convertible Preferred Stock for exchange prior to the Expiration Date. The Company expressly reserves the right, in its sole discretion, to delay acceptance for exchange of shares of $3.50 Convertible Preferred Stock tendered under the Exchange Offer or the exchange of Trust Convertible Preferred Securities for the shares of $3.50 Convertible Preferred Stock accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that the Company consummate the Exchange Offer or return the shares of $3.50 Convertible Preferred Stock deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Exchange Offer), or to withdraw or terminate the Exchange Offer and not accept any shares of $3.50 Convertible Preferred Stock at any time for any reason. In all cases, except to the extent waived by the Company, delivery of the Trust Convertible Preferred Securities in exchange for the shares of $3.50 Convertible Preferred Stock accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such shares (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal, and any other documents required thereby.

  As of July 26, 1996, there were 10,250,000 shares of $3.50 Convertible Preferred Stock outstanding. This Prospectus, together with the Letter of
Transmittal, is being sent to all registered Holders as of      , 1996.

  The Company shall be deemed to have accepted validly tendered shares of $3.50 Convertible Preferred Stock (or defectively tendered shares of $3.50 Convertible Preferred Stock with respect to which the Company has waived such defect) when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Trust Convertible Preferred Securities from the Company and remitting such Trust Convertible Preferred Securities to tendering Holders. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Trust Convertible Preferred Securities in exchange for shares of $3.50 Convertible Preferred Stock will be made as promptly as practicable after the Expiration Date.

  If any tendered shares of $3.50 Convertible Preferred Stock are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein, or otherwise, unless otherwise requested by the Holder under "Special Delivery Instructions" in the Letter of Transmittal, such shares will be returned, without expense, to the tendering Holder thereof (or in the case of shares of $3.50 Convertible Preferred Stock tendered by book-entry transfer into the Exchange Agent's account at DTC, such shares will be credited to an account maintained at DTC designated by the participant therein who so delivered such shares), as promptly as practicable after the Expiration Date or the withdrawal or termination of the Exchange Offer.

  Holders of $3.50 Convertible Preferred Stock will not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  Holders who tender shares of $3.50 Convertible Preferred Stock in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of shares of $3.50 Convertible Preferred Stock pursuant to the Exchange Offer. See "--Fees and Expenses".

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

  The Exchange Offer will expire on the Expiration Date. The Company reserves the right to extend the Exchange Offer in its sole discretion at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by issuing a press release. During any extension of the Exchange Offer, all shares of $3.50

Convertible Preferred Stock previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer.

  The Company expressly reserves the right to (i) amend or modify the terms of the Exchange Offer in any manner, including (without limitation) the form of the consideration or the formula for calculating the amount of the consideration to be paid pursuant to the Exchange Offer and (ii) withdraw or terminate the Exchange Offer and not accept for exchange any shares of $3.50 Convertible Preferred Stock, at any time for any reason, including (without limitation) if fewer than 4,000,000 shares of $3.50 Convertible Preferred Stock are tendered (which condition may be waived by the Company). If the Company makes a material change in the terms of the Exchange Offer or if it waives a material condition of the Exchange Offer, the Company will extend the Exchange Offer. The minimum period for which the Exchange Offer will be extended following a material change or waiver, other than a change in the percentage of the $3.50 Convertible Preferred Stock being sought for exchange or in the consideration offered, will depend upon the facts and circumstances, including the relative materiality of the change or waiver. With respect to a change in the percentage of the $3.50 Convertible Preferred Stock being sought or in the consideration offered, the Exchange Offer will be extended for a minimum of ten business days following public announcement of such change. Any withdrawal or termination of the Exchange Offer will be followed as promptly as practicable by public announcement thereof. In the event the Trust withdraws or terminates the Exchange Offer, it will give immediate notice to the Exchange Agent, and all shares of $3.50 Convertible Preferred Stock theretofore tendered pursuant to the Exchange Offer will be returned promptly to the tendering Holders thereof. See "--Withdrawal of Tenders".

ACCUMULATED DISTRIBUTIONS ON TRUST CONVERTIBLE PREFERRED SECURITIES AND DIVIDENDS ON $3.50 CONVERTIBLE PREFERRED STOCK

  The Trust Convertible Preferred Securities will accumulate distributions at an annual rate of % from and including the Expiration Date. Dividends accumulated on the $3.50 Convertible Preferred Stock after July 15, 1996 will not be paid in cash on shares of $3.50 Convertible Preferred Stock accepted for exchange in the Exchange Offer, but such accumulated and unpaid dividends will be accounted for in determining the number of shares of Trust Convertible Preferred Securities exchanged for each share of $3.50 Convertible Preferred Stock.

PROCEDURES FOR TENDERING

  The tender of shares of $3.50 Convertible Preferred Stock by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  Each Holder of $3.50 Convertible Preferred Stock wishing to accept the Exchange Offer must (i) properly complete and sign the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and therein, together with any required signature guarantees, and deliver the same to the Exchange Agent, at either of its addresses set forth in "--Exchange Agent and Information Agent" and either
(a) certificates for the shares of $3.50 Convertible Preferred Stock held by such Holder must be received by the Exchange Agent at either of such addresses or (b) such shares of $3.50 Convertible Preferred Stock must be transferred pursuant to the procedures for book-entry transfer described below and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) comply with the guaranteed delivery procedures described below.

  LETTERS OF TRANSMITTAL, $3.50 CONVERTIBLE PREFERRED STOCK, AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO THE COMPANY, THE TRUST, THE DEALER MANAGERS, OR THE INFORMATION AGENT.

  Signature Guarantees. If tendered shares of $3.50 Convertible Preferred Stock are registered in the name of the signer of the Letter of Transmittal and the Trust Convertible Preferred Securities to be issued in exchange therefor are to be issued (and any untendered shares of $3.50 Convertible Preferred Stock are to be reissued) in the name of the registered Holder (which term, for the purposes described herein, shall include any participant in DTC whose name appears on a security listing as the owner of the $3.50 Convertible Preferred Stock), the signature of such signer need not be guaranteed. If the tendered shares of $3.50 Convertible Preferred Stock are registered in the name of someone other than the signer of the Letter of Transmittal, such tendered shares must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a financial institution (including most banks, savings and loan associations, and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or The New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Trust Convertible Preferred Securities and/or $3.50 Convertible Preferred Stock not exchanged are to be delivered to an address other than that of the registered Holder appearing on the register for the $3.50 Convertible Preferred Stock, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution. Any beneficial owner whose shares of $3.50 Convertible Preferred Stock are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering its shares of $3.50 Convertible Preferred Stock, either make appropriate arrangements to register the ownership of such shares in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

  THE METHOD OF DELIVERY OF $3.50 CONVERTIBLE PREFERRED STOCK AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PRIOR INSURANCE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

  Book-Entry Transfer. The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the $3.50 Convertible Preferred Stock at DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of $3.50 Convertible Preferred Stock by causing DTC to transfer such $3.50 Convertible Preferred Stock into the Exchange Agent's account with respect to the $3.50 Convertible Preferred Stock in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures for such book-entry transfers. However, the exchange for shares of $3.50 Convertible Preferred Stock so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such Book-Entry Transfer of shares of $3.50 Convertible Preferred Stock into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgement from a participant tendering shares of $3.50 Convertible Preferred Stock that is the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Trust may enforce such agreement against such participant. See "Book-Entry System--The Depository Trust Company".

  Guaranteed Delivery. If a Holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or shares of $3.50 Convertible Preferred Stock to reach the Exchange Agent before the Expiration Date or the procedure for book- entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office, prior to the Expiration Date, a letter, a telegram, or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the $3.50 Convertible Preferred Stock is registered and, if the $3.50 Convertible Preferred Stock is held in certificated form, the certificate number of the $3.50 Convertible Preferred Stock to be tendered, and stating that the tender is being made thereby and guaranteeing that within three trading days after the date of execution of such letter, telegram, or facsimile transmission by the Eligible Institution, the $3.50 Convertible Preferred Stock, in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (and any other required documents), or a confirmation of book-entry transfer of such $3.50 Convertible Preferred Stock into the Exchange Agent's account at DTC, will be delivered by such Eligible Institution. Unless the shares of $3.50 Convertible Preferred Stock being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents) or a confirmation of book-entry transfer of such $3.50 Convertible Preferred Stock into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures is received, the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent and the Information Agent.

  Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt), and acceptance for exchange of any tender of shares of $3.50 Convertible Preferred Stock will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any shares of $3.50 Convertible Preferred Stock, and the Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. None of the Company, the Exchange Agent, the Dealer Managers, the Information Agent, or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

  Tenders of shares of $3.50 Convertible Preferred Stock involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Shares of $3.50 Convertible Preferred Stock received by the Exchange Agent that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder (or in the case of shares of $3.50 Convertible Preferred Stock tendered by book-entry transfer into the Exchange Agent's account at DTC, such shares will be credited to an account maintained at DTC designated by the participant therein who so delivered such shares), unless otherwise requested by the Holder in the Letter of Transmittal, as promptly as practicable after the Expiration Date or the withdrawal or termination of the Exchange Offer.

LETTER OF TRANSMITTAL

  The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

  The party tendering shares of $3.50 Convertible Preferred Stock for exchange (the "Transferor") exchanges, assigns, and transfers such shares to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause such shares to be assigned, transferred, and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign, and transfer the shares of $3.50 Convertible Preferred Stock and to acquire Trust Convertible Preferred Securities issuable upon the exchange of such tendered shares, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered shares of $3.50 Convertible Preferred Stock, free and clear of all liens, restrictions, charges, and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute, and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange, assignment, and transfer of tendered shares of $3.50 Convertible Preferred Stock or transfer ownership of such shares on the account books maintained by DTC. All authority conferred by the Transferor will survive the death, bankruptcy, or incapacity of the Transferor, and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors, and administrators of such Transferor.

WITHDRAWAL OF TENDERS

  Tenders of shares of $3.50 Convertible Preferred Stock pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Company, may be withdrawn at any time after 40 business days after the date of this Prospectus.

  To be effective, a written notice of withdrawal delivered by mail, hand delivery, or facsimile transmission must be timely received by the Exchange Agent at the address set forth in the Letter of Transmittal. The method of notification is at the risk and election of the Holder. Any such notice of withdrawal must specify (i) the Holder named in the Letter of Transmittal as having tendered shares of $3.50 Convertible Preferred Stock to be withdrawn,
(ii) if shares of $3.50 Convertible Preferred Stock are held in certificated form, the certificate numbers of such shares to be withdrawn, (iii) that such Holder is withdrawing his election to have such shares exchanged, and (iv) the name of the registered Holder of such shares, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the shares of $3.50 Convertible Preferred Stock being withdrawn. The Exchange Agent will return the properly withdrawn shares of $3.50 Convertible Preferred Stock promptly following receipt of notice of withdrawal. If shares of $3.50 Convertible Preferred Stock have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn shares of $3.50 Convertible Preferred Stock and otherwise comply with DTC's procedures. All questions as to the validity of notice of withdrawal, including time of receipt, will be determined by the Company, and such determination will be final and binding on all parties. Withdrawals of tenders of shares of $3.50 Convertible Preferred Stock may not be rescinded and any shares of $3.50 Convertible Preferred Stock withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. Properly withdrawn shares of $3.50 Convertible Preferred Stock, however, may be retendered by following the procedures therefor described elsewhere herein at any time prior to the Expiration Date. See "-- Procedures for Tendering".

EXCHANGE AGENT AND INFORMATION AGENT

  The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Deliveries to the Exchange Agent should be as follows:

                              THE EXCHANGE AGENT:

                             THE BANK OF NEW YORK

                         By Hand or Overnight Courier:

                             The Bank of New York
                          101 Barclay Street (7 East)
                            Reorganization Section
                        Corporate Trust Services Window
                           New York, New York 10286
                           Attention: George Johnson

                                   By Mail:

                             The Bank of New York
                          101 Barclay Street (7 East)
                            Reorganization Section
                           New York, New York 10286
                           Attention: George Johnson

                           By Facsimile Transmission
                       (For Eligible Institutions Only):

                                (212) 571-3080

               Confirm Receipt of Notice of Guaranteed Delivery
                                 by Telephone:

                                (212) 815-4997

  D.F. King & Co., Inc. has been retained to act as Information Agent. Questions and requests for assistance regarding the Exchange Offer, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery may be directed to the Information Agent at 77 Water Street, New York, New York 10005, telephone (800) 848-3051 or (212) 269-5550 (collect).

  The Company will pay the Exchange Agent and Information Agent reasonable and customary fees for their services and will reimburse them for all their reasonable out-of-pocket expenses in connection therewith.

DEALER MANAGERS

  Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., as Dealer Managers, have agreed to solicit exchanges of shares of $3.50 Convertible Preferred Stock. The Company will pay the Dealer Managers a fee of 5/8% of the aggregate redemption price for the shares of $3.50 Convertible Preferred Stock as of the Exchange Amount Determination Date, plus accumulated and unpaid dividends thereon to but excluding the Expiration Date, validly tendered and accepted for exchange pursuant to the Exchange Offer. Additional solicitation may be made by telecopier, by telephone, or in person by officers and regular employees of the Company and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.

  Each of the Dealer Managers engage in transactions with, and from time to time have performed services for, the Company.

TRADING OF TRUST CONVERTIBLE PREFERRED SECURITIES AND $3.50 CONVERTIBLE PREFERRED STOCK

  There has not been any public market for the Trust Convertible Preferred Securities. There can be no assurance that an active market for the Trust Convertible Preferred Securities will develop or, if developed, be sustained in the future. Although the Dealer Managers have indicated to the Company and the Trust that they intend to make a market in the Trust Convertible Preferred Securities, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Trust Convertible Preferred Securities.

  There is no established public trading market for the $3.50 Convertible Preferred Stock. The shares of $3.50 Convertible Preferred Stock, and the underlying shares of Common Stock issuable upon conversion thereof, have not been and will not be registered under the Securities Act. The shares of $3.50 Convertible Preferred Stock, and the underlying shares of Common Stock issuable upon conversion thereof, are freely tradeable unless held by affiliates of the Company. Holders of $3.50 Convertible Preferred Stock who do not tender their shares $3.50 Convertible Preferred Stock in the Exchange Offer or whose shares of $3.50 Convertible Preferred Stock are not accepted for exchange will continue to hold such shares and will be entitled to all the rights and preferences, and will be subject to all of the limitations applicable thereto. To the extent that shares of $3.50 Convertible Preferred Stock are tendered and accepted in the Exchange Offer, the liquidity and trading market for the $3.50 Convertible Preferred Stock outstanding following the Exchange Offer, and the terms upon which such $3.50 Convertible Preferred Stock could be sold, could be adversely affected.

TRANSACTIONS AND ARRANGEMENTS CONCERNING THE $3.50 CONVERTIBLE PREFERRED STOCK IN CONNECTION WITH THE EXCHANGE OFFER

  Except as described herein, there are no contracts, arrangements, understandings, or relationships in connection with the Exchange Offer between the Company or any of its directors or executive officers, the Trust or any of the Trustees, and any person with respect to any securities of the Company or the Trust, including the Trust Convertible Preferred Securities, the Convertible Debentures, the $3.50 Convertible Preferred Stock, and the Common Stock issuable upon conversion thereof.

FEES AND EXPENSES; TRANSFER TAXES

  The expenses of soliciting tenders of shares of $3.50 Convertible Preferred Stock will be borne by the Company. For compensation to be paid to the Dealer Managers, see "--Dealer Managers". The total cash expenditures to be incurred by the Company in connection with the Exchange Offer, other than fees payable to the Dealer Managers, but including the expenses of the Dealer Managers and the Trust, printing, accounting, and legal fees, and the fees and expenses of the Exchange Agent, the Information Agent, the trustees under the Indenture, the Guarantee, and the Trust, are estimated to be approximately $1.1 million.

  Holders of shares of $3.50 Convertible Preferred Stock accepted in the Exchange Offer are responsible for paying any transfer taxes in connection with such exchange. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

                             UNOCAL CAPITAL TRUST

  The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of July 17, 1996, executed by the Company, as sponsor, and the trustees of the Trust (the "Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of Delaware on July 17, 1996. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Company will initially acquire all of the Trust Securities and will offer the Trust Convertible Preferred Securities to the Holders of $3.50 Convertible Preferred Stock in the Exchange Offer. Immediately after consummation of the Exchange Offer, former Holders of $3.50 Convertible Preferred Stock will own all of the issued and outstanding Trust Convertible Preferred Securities and the Company will own all of the issued and outstanding Trust Common Securities. The Trust Common Securities will have an aggregate liquidation amount equal to no less than 1% of the total capital of the Trust. The Trust exists for the sole purposes and functions of (a) issuing its Trust Securities in exchange for Convertible Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities and (b) engaging in only those other activities as are necessary or incidental thereto. The Company will pay all fees and expenses related to the Trust and the offering of the Trust Securities.

  Pursuant to the Declaration, the number of Trustees will initially be five. Three of the Trustees (the "Regular Trustees") must be persons who are employees or officers of the Company. The fourth Trustee must be an entity permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, unaffiliated with the Company and with a combined capital and surplus of at least $50 million, which will serve as indenture trustee under the Declaration for the purpose of compliance with the Trust Indenture Act (the "Institutional Trustee"). Initially, The Bank of New York, a banking corporation, will be the Institutional Trustee until it resigns or is removed by the Company. The fifth Trustee must be a resident of Delaware or an entity that maintains its principal place of business in the state of Delaware (the "Delaware Trustee"). Initially, The Bank of New York (Delaware), an affiliate of the Institutional Trustee, will be the Delaware Trustee until it resigns or is removed by the Company. The Company, as the holder of the Trust Common Securities, will have the right to appoint or remove any Trustee and to increase or decrease the number of Trustees (but not below two Trustees).

  The Institutional Trustee will hold title to the Convertible Debentures for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers, and privileges as the holder of the Convertible Debentures under the Indenture. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing trust account (the "Institutional Trustee Account") into which it will deposit all payments of funds received in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption, and otherwise to the holders of the Trust Securities out of funds from the Institutional Trustee Account. Trust and Trustee expenses are not paid from funds in the Institutional Trustee Account, but are paid by the Company pursuant to the Indenture. See "Description of the Convertible Debentures-- Miscellaneous".

  For the purpose of compliance with the Trust Indenture Act, The Bank of New York will also act as the Guarantee Trustee and as Debenture Trustee (as defined herein) under the Indenture (as defined herein). The Bank of New York is currently the trustee under two indentures under which debt securities in an aggregate principal amount of approximately $1.8 billion, maturing from August 1996 to March 2011, have been issued by Union Oil and guaranteed by the Company. The Bank of New York is a participating lender under two of the Company's bank credit agreements, pursuant to which it has committed to lend to Union Oil and other subsidiaries of the Company, subject to guarantees by the Company, an aggregate of approximately $80 million, none of which is outstanding as of the date of this Prospectus. The guarantees by the Company under the indentures and bank credit agreements described above are Senior Indebtedness (as defined herein). The Company and its subsidiaries may in the future enter into other relationships with The Bank of New York.

  The foregoing summary of the material terms and provisions of the Declaration is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registation Statement of which this Prospectus is a part, the Delaware Trust Act, and the Trust Indenture Act.

  The business address of the Trust is 2141 Rosecrans Avenue, Suite 4000, El Segundo, California 90245, and its telephone number at that address is (310) 726-7600.

           DESCRIPTION OF THE TRUST CONVERTIBLE PREFERRED SECURITIES

  The Trust Convertible Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The Bank of New York, will act as indenture trustee for the Trust Convertible Preferred Securities under the Declaration for purposes of compliance with the Trust Indenture Act. The terms of the Trust Convertible Preferred Securities and the rights of the holders thereof, will include those stated in the Declaration, those made part of the Declaration by the Trust Indenture Act, and those set forth in the Delaware Trust Act. The following summary of the material terms and provisions of the Trust Convertible Preferred Securities and the rights of the holders thereof, is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Trust Indenture Act, and the Delaware Trust Act.

GENERAL

  The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Trust Common Securities will be owned, directly or indirectly, by the Company. The Trust Common Securities will rank pari passu, and payments will be made thereon on a pro rata basis, with the Trust Convertible Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default (as defined herein), the rights of the holders of the Trust Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption, and otherwise will be subordinated to the rights of the holders of the Trust Convertible Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will hold the Convertible Debentures for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Trust Convertible Preferred Securities or liquidation of the Trust, will be guaranteed by the Company to the extent described under "Description of the Guarantee". The Guarantee will be held by The Bank of New York, the Guarantee Trustee, for the benefit of the holders of the Trust Convertible Preferred Securities. The Guarantee will not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Trust Convertible Preferred Securities would be to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Convertible Debentures except in the limited circumstances in which the holder may take Direct Action (as defined herein). See "-- Declaration Events of Default" and "--Voting Rights".

DISTRIBUTIONS

  Distributions on the Trust Convertible Preferred Securities will be fixed at a rate per annum of % of the liquidation amount of $50 per security. Distributions not paid on the regularly scheduled payment date therefor will bear interest thereon at the distribution rate, compounded quarterly, to the extent permitted by law. The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any full quarterly distribution period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly distribution period for which distributions are computed, will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed divided by 30.

  Distributions on the Trust Convertible Preferred Securities will be cumulative, will accumulate from and including the Expiration Date, and will be payable quarterly in arrears on March 1, June 1, September 1, and December 1 of each year, commencing December 1, 1996, when, as and if funds are available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

  So long as the Company is not in default in the payment of interest on the Convertible Debentures, the Company will have the right under the Indenture at any time, and from time to time, to defer payments of interest by extending the interest payment period on the Convertible Debentures, during which Extension Period no interest will be due and payable on the Convertible Debentures. As a consequence of such deferral, quarterly distributions on the Trust Convertible Preferred Securities will also be deferred, although such deferred distributions would accumulate with interest thereon, to the extent permitted by law, at the distribution rate, compounded quarterly, during any such Extension Period. Such right to extend the interest payment period for the Convertible Debentures will be limited to a period not exceeding 20 consecutive quarters and such period may not extend beyond the maturity of the Convertible Debentures. If the Company exercises this right, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of capital stock in connection with any employee benefit plan or program, director plan or program, dividend reinvestment, stock repurchase, or other similar plans available to stockholders of the Company, or any option, warrant, right, or exercisable, exchangeable, or convertible security outstanding as of the Expiration Date, (ii) as a result of a reclassification of the Company's capital stock pursuant to the exchange or conversion provisions of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or the capital securities of a subsidiary (including a trust such as the Trust), or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged), and (b) the Company shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase, or redeem or make any guarantee payment (other than pursuant to the Guarantee) with respect to any debt securities issued by the Company that rank pari passu with or junior to the Convertible Debentures. Prior to the termination of any such Extension Period, the Company may further extend the Extension Period; provided, that such Extension Period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Convertible Debentures--Interest" and "--Option to Extend Interest Payment Period". If distributions are deferred, the accumulated distributions (including accrued interest thereon) will be paid to holders of the Trust Convertible Preferred Securities as they appear on the books and records of the Trust on the first record date following the termination of the Extension Period.

  Distributions on the Trust Convertible Preferred Securities must be paid on the dates on which they are payable only to the extent that the Trust has funds available for the payment of such distributions. The Trust's funds available for distribution to the holders of the Trust Convertible Preferred Securities will be limited to payments received from the Company on the Convertible Debentures. See "Description of the Convertible Debentures". The payment of distributions out of moneys held by the Trust will be guaranteed by the Company to the extent set forth under "Description of the Guarantee".

  Distributions on the Trust Convertible Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Trust Convertible Preferred Securities remain in book-entry only form, will be one Business Day (as defined below) prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration and the Indenture, distributions may, at the Company's option, be paid either (i) by check mailed to the address of the person entitled thereto as it appears in the register or (ii) by transfer to an account maintained by such person located in the United States; provided, however, that payments to DTC will be made by wire transfer of immediately available funds to the account of DTC or its nominee. See "Book-Entry System-- The Depository Trust Company". If the Trust Convertible Preferred Securities do not continue to remain in book-entry only form, the Regular Trustees shall have the right to select record dates, which shall conform to the rules of any securities exchange or other organization on which the Trust Convertible Preferred Securities are listed or quoted and shall be at least one

Business Day prior to the relevant payment dates. If any date on which distributions are payable on the Trust Convertible Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date. A "Business Day" means any day other than a Saturday, Sunday, or any other day on which banking institutions in New York City or Los Angeles, California are permitted or required by any applicable law to close.

CONVERSION RIGHTS

  General. The Trust Convertible Preferred Securities will be convertible at any time beginning 90 days following the first date of issuance of any Trust Convertible Preferred Securities and prior to the close of business on September 1, 2026 (or, in the case of Trust Convertible Preferred Securities called for redemption, prior to the close of business on the Business Day prior to the date of redemption (the "Redemption Date")), at the option of the holder thereof and in the manner described below, into shares of Common Stock at an initial conversion ratio equal to that number of shares of Common Stock determined by dividing the liquidation amount of $50 per security by the conversion price. The initial conversion price will be equal to the product of times the Market Value of a share of Common Stock and will be subject to adjustment as described under "--Conversion Provision Adjustments-General," "--Conversion Provision Adjustments-Merger, Consolidation or Sale of Assets of the Company," and "--Certain Other Conversion Provision Adjustments" below. Prior to the earliest of the Distribution Date (as defined herein), the date on which all Rights are redeemed, or January 29, 2000, whenever the Company issues shares of the Common Stock upon conversion of the Trust Convertible Preferred Securities, the Company will issue, together with each such share of the Common Stock, one Right (as defined herein) entitling the holder thereof, under certain circumstances, to purchase one one-hundredth of a share of the Series A Preferred Stock (as defined herein) pursuant to, and upon the terms of, the Rights Plan. See "Description of the Common Stock--Rights to Purchase Series A Preferred Stock".

  The terms of the Trust Convertible Preferred Securities provide that a holder of Trust Convertible Preferred Securities wishing to exercise its conversion right shall deliver an irrevocable conversion request (and, if such Trust Convertible Preferred Securities are certificated, the Trust Convertible Preferred Securities certificate(s), duly endorsed or assigned to the Trust in blank) to the Institutional Trustee, as conversion agent (the "Conversion Agent"), directing the Conversion Agent, on behalf of such holder, to exchange such Trust Convertible Preferred Securities for a portion of the Convertible Debentures and immediately convert such Convertible Debentures into Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. So long as a book-entry system for the Trust Convertible Preferred Securities is in effect, however, procedures for converting the Trust Convertible Preferred Securities into shares of Common Stock will differ, as described under "Book-Entry System--The Depository Trust Company".

  Accumulated distributions will not be paid in cash on the Trust Convertible Preferred Securities that are converted nor will such accumulated distributions be converted into additional shares of Common Stock, but such accumulated distributions will be deemed to be paid in full and then returned by the holder to the Company as partial consideration for the Common Stock received on conversion. If any Trust Convertible Preferred Securities are converted into shares of Common Stock during the period from (but excluding) a record date to (and including) the next succeeding distribution payment date, then either (i) if such Trust Convertible Preferred Securities have been called for redemption on a redemption date which occurs during such period, or are to be redeemed in connection with a Special Event which occurs during such period, the Company shall not be required to pay a distribution on such distribution payment date in respect of such Trust Convertible Preferred Securities or (ii) if otherwise converted during such period, such Trust Convertible Preferred Securities shall be accompanied by funds equal to the distributions payable on such succeeding distribution payment date on the liquidation amount so converted. The Company may not redeem any Trust Convertible Preferred Securities unless all accumulated and unpaid distributions have been paid on all outstanding Trust Convertible Preferred

Securities for all quarterly distribution payment periods terminating on or prior to the last distribution payment date before the date of redemption. Since the Company is required to pay all accumulated and unpaid distributions, other than for the current quarter, prior to redeeming the Trust Convertible Preferred Securities, holders choosing to convert their Trust Convertible Preferred Securities in order to avoid such redemption will, at most, forego actual receipt of a cash distribution payment only for the current quarter. The Company will make no payment or allowance for distributions on the shares of Common Stock issued upon such conversion, except to the extent that such shares of Common Stock are held of record on the record date for any such distributions.

  No fractional shares of Common Stock will be issued as a result of conversion, but cash will be paid by the Company in lieu thereof based on the market price of the Common Stock on the date such Trust Convertible Preferred Securities are converted.

  Conversion Provision Adjustments--General. The conversion price for the Convertible Debentures (and thus the conversion price of the Trust Convertible Preferred Securities) will be subject to adjustment in certain events, including (a) the issuance of shares of Common Stock as a dividend or a distribution with respect to the Common Stock, (b) subdivisions, combinations, and reclassification of the Common Stock, (c) the issuance to all holders of the Common Stock of certain rights or warrants entitling them to subscribe for shares of Common Stock at less than the average of the closing prices of the Common Stock during the ten trading days immediately prior to such issuance,
(d) the distribution to all holders of the Common Stock of capital stock (other than the Common Stock), evidences of indebtedness of the Company, assets or rights or warrants to subscribe for any of its securities (excluding certain distributions described elsewhere in this paragraph), (e) the distribution of cash to all holders of the Common Stock, excluding distributions in connection with the liquidation, dissolution, or winding-up of the Company, and excluding any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of the Common Stock in any quarter does not exceed the greater of (i) the amount per share of the next preceding quarterly dividend on the Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the conversion price pursuant to this clause (e) (as adjusted to reflect subdivisions or combinations of the Common Stock), and (ii) 3.75% of the average of the closing prices of the Common Stock during the ten trading days immediately prior to the declaration of such dividend, (f) payment in respect of a tender or exchange offer by the Company or a subsidiary thereof for the Common Stock (other than an odd-lot tender offer) at a price in excess of the closing price of the Common Stock as of the trading day next succeeding the last date tenders or exchanges thereunder may be made, and (g) payment in respect of a tender or exchange offer by a person other than the Company or a subsidiary thereof for the Common Stock at a price in excess of the closing price of the Common Stock as of the trading day next succeeding the last date tenders or exchanges thereunder may be made. The adjustment referred to in clause (g) above will only be made if the Board is not recommending rejection of the tender offer or exchange offer and if such offer is made for an amount that increases the offeror's ownership of the Common Stock to more than 25% of the total shares of Common Stock outstanding. The adjustment referred to in clause
(g) above will not be made, however, if as of the close of the offer, the offering documents with respect to such offer disclose a plan or an intention to cause the Company to engage in a consolidation or merger or a sale of all or substantially all of the Company's assets.

  In the event that the Rights are separated from the Common Stock in accordance with the provisions of the Rights Plan such that the holders of Trust Convertible Preferred Securities would thereafter not be entitled to receive any such Rights in respect to the Common Stock issuable upon conversion of such Trust Convertible Preferred Securities, the conversion price of the Convertible Debentures (and thus the conversion price of the Trust Convertible Preferred Securities) will be adjusted as provided in clause
(d) of the preceding paragraph (subject to readjustment in the event of the expiration, termination, or redemption of the Rights). In lieu of any such adjustment, the Company may amend the Rights Plan to provide that upon conversion of the Trust Convertible Preferred Securities the holders thereof will receive, in addition to the Common Stock issuable upon such conversion, the Rights which would have attached to such shares of Common Stock if the Rights had not become separated from the Common Stock pursuant to the provisions of the Rights Plan. See "Description of the Common Stock--Rights to Purchase Series A Preferred Stock".

  The Company from time to time may reduce the conversion price of the Convertible Debentures (and thus the conversion price of the Trust Convertible Preferred Securities) by any amount selected by the Company for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction. The Company may make such reductions in the conversion price, in addition to those set forth above, as the Board considers advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain Federal Income Tax Considerations--Conversion Adjustment".

  No adjustment of the conversion price will be made upon the issuance of any shares of Common Stock pursuant to (a) any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of optional amounts in shares of Common Stock under any such plan, (b) the issuance of shares of Common Stock, or options or rights to purchase such shares, pursuant to any present or future employee benefit plan or program, or director plan or program, or (c) pursuant to any option, warrant, right, or excercisable, exchangeable, or convertible security outstanding as of the Expiration Date. No adjustment in the conversion price will be required unless such adjustment would require a change of at least one percent (1%) in the conversion price then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment is required. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Convertible Debentures (and therefore the Trust Convertible Preferred Securities).

  In the event that the provisions described herein specifying the methods by which the conversion price is adjusted, including those described in "-- Conversion Provision Adjustments--Merger, Consolidation or Sale of Assets of the Company" and "--Certain Other Conversion Provision Adjustments," would require a conversion price adjustment that is determined in good faith by the Board to be inconsistent with the purposes of the provisions hereof providing for conversion price adjustment (generally, to place the holders of the Convertible Debentures and the Trust Convertible Preferred Securities in a position equivalent to the position they were in prior to the event requiring an adjustment to the conversion price), the Board may make an adjustment (in lieu of that required pursuant to the above provisions) that it determines in good faith to be consistent with such purposes, which determination shall be described in a resolution of the Board, and that the Institutional Trustee determines to be not adverse to the holders of the Convertible Debentures and the Trust Convertible Preferred Securities.

  Conversion Provision Adjustments--Merger, Consolidation or Sale of Assets of the Company. If the Company is a party to (i) any recapitalization or reclassification of shares of Common Stock (other than a change in par value or a change resulting from a subdivision or combination), (ii) any consolidation or merger of the Company (other than a merger that does not result in a reclassification, conversion, exchange, or cancellation of the Common Stock), (iii) any sale or transfer of all or substantially all of the assets of the Company, (iv) any compulsory share exchange, or (v) any other transaction, in any such case pursuant to which the Common Stock is converted solely to the right to receive other securities, cash or other property, then lawful provision shall be made so that the holder of each Convertible Debenture (and thus, Trust Convertible Preferred Security) then outstanding will have the right thereafter to convert such Convertible Debenture only into:

    (x) in the case of any such transaction that does not constitute a Common Stock Fundamental Change (as defined below) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash and other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer, or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such Trust Convertible Preferred Security immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer, or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined below), to any adjustment in the conversion price in accordance with clause (i) of the following paragraph, and

    (y) in the case of any transaction that constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of the Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph.

The company formed by such consolidation, resulting from such merger or that acquires such assets or the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such provision in such certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

  Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Fundamental Change (as defined below) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as follows:

    (i) in the case of a Non-Stock Fundamental Change, the conversion price of the Trust Convertible Preferred Securities immediately following such Non-Stock Fundamental Change shall be the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change (after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs) and (B) the product of (1) the greater of the Applicable Price (as defined below) and the then applicable Reference Market Price (as defined below) and (2) a fraction, the numerator of which is the liquidation amount of such Trust Convertible Preferred Security and the denominator of which is (x) the amount of the redemption price for one Trust Convertible Preferred Security if the redemption date were the date of such Non-Stock Fundamental Change (or, for the period through September 1, 1997, the twelve-month periods commencing September 1, 1997 and September 1, 1998 and the period from September 1, 1999 to September 3,
  2000, the product of    ,    ,     and    , respectively, times $50) plus
  (y) any then-accumulated and unpaid distributions on one Trust Convertible Preferred Security; and

    (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Trust Convertible Preferred Securities immediately following such Common Stock Fundamental Change will be the conversion price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price, provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of the Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for, common stock of the successor, acquiror, or other third party (and any cash with respect to fractional interests), the conversion price of the Trust Convertible Preferred Securities immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change divided by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of the Common Stock as a result of such Common Stock Fundamental Change.

  Depending upon whether a Fundamental Change is a Non-Stock Fundamental Change or a Common Stock Fundamental Change, a holder may receive significantly different consideration upon conversion. In the event of a Non-Stock Fundamental Change, the holder will have the right to convert Trust Convertible Preferred Securities into the kind and amount of the shares of stock and other securities or property or assets (including cash), except as otherwise provided above, as is determined by the number of shares of Common Stock receivable upon conversion at the conversion price as adjusted in accordance with clause (i) of the preceding paragraph. However, in the event of a Common Stock Fundamental Change in which less than 100% of the value of the consideration received by a holder of the Common Stock is common stock of the successor, acquiror or other third party, a holder of a Trust Convertible Preferred Security who converts such security following the Common Stock Fundamental Change will receive consideration in the form of such common stock only, whereas a holder who converted such security prior to the Common Stock Fundamental Change would have received consideration in the form of such common stock as well as any other securities or assets (which may include cash) issuable upon conversion of such Trust Convertible Preferred Security immediately prior to such Common Stock Fundamental Change.

  For purposes of the "Description of the Trust Convertible Preferred Securities," the following terms shall have the designated meanings:

  The term "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a holder of one share of the Common Stock and
(ii) in the event of any other Fundamental Change, the average of the daily closing price for one share of the Common Stock during the 10 trading days immediately prior to the record date for the determination of the holders of the Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets.

  The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board) of the consideration received by holders of the Common Stock consists of common stock that, for the 10 trading days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on The Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Trust Convertible Preferred Securities continue to exist as outstanding Trust Convertible Preferred Securities, or (ii) not later than the occurrence of such Fundamental Change, the outstanding Trust Convertible Preferred Securities are converted into or exchanged for shares of convertible preferred stock or debentures of a corporation succeeding to the business of the Company, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations, and restrictions substantially similar to those of the Trust Convertible Preferred Securities and which debentures have terms substantially similar to those of the Convertible Debentures.

  The term "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property, or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise); provided, however, in the case of any such series of transactions or events, for purposes of adjustment of the conversion price, a Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of the Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

  The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

  The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the daily closing price for one share of the common stock received by holders of the Common Stock in such Common Stock Fundamental Change during the 10 trading days immediately prior to the date fixed for the determination of the holders of the Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of the Common Stock shall have the right to receive such common stock.

  The term "Reference Market Price" shall initially mean 66 2/3% of the Market Value of the Common Stock and, in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price.

  Certain Other Conversion Provision Adjustments. Notwithstanding any other provision in the preceding paragraphs to the contrary, in the event that the Company shall distribute, by dividend or otherwise (the date of which is hereinafter referred to as the "Spinoff Distribution Date") to all holders of the Common Stock shares of capital stock ("Spinoff Company Stock") of any subsidiary of the Company or any other corporation controlled by the Company and formed for the purpose of facilitating the transaction described in this paragraph (the "Spinoff Company") (such transaction, a "Spinoff"), then at the option of the Company (within the limits specified below), the Company will:

  (1) exchange all, but not less than all, of the Trust Convertible Preferred Securities for a new trust convertible preferred security ("Spinoff Company Trust Convertible Preferred Security") of the Spinoff Company Trust (as defined below) having the same liquidation amount, distribution rate, redemption provisions, and conversion provisions of the Trust Convertible Preferred Securities and other terms substantially similar to those of the Trust Convertible Preferred Securities except that (i) upon conversion the Spinoff Company Trust Convertible Preferred Securities will convert into Spinoff Company Stock, (ii) the conversion price immediately following such Spinoff will equal the product of (A) the conversion price in effect immediately prior to such Spinoff and (B) a fraction, the numerator of which is the Spinoff Fair Value (as defined below) and the denominator of which is the Average Stock Price (as defined below) (such fraction referred to as the "Spinoff Ratio") and (iii) the Reference Market Price with respect to the Spinoff Trust Convertible Preferred Securities shall equal the Reference Market Price with respect to the Trust Convertible Preferred Securities multiplied by the Spinoff Ratio; or

  (2) either (a) exchange all, but not less than all, of the Trust Convertible Preferred Securities for


     (i) a new trust convertible preferred security ("Spinoff Company Trust Convertible Preferred Security") of the Spinoff Company Trust (as defined below) having the same distribution rate, redemption provisions, and conversion provisions of the Trust Convertible Preferred Securities and other terms substantially similar to those of the Trust Convertible Preferred Securities except that
         (A) upon conversion the Spinoff Company Trust Convertible Preferred Securities will convert into Spinoff Company Stock, (B) the liquidation amount of each Spinoff Trust Convertible Preferred Security shall be equal to the product of (x) the liquidation amount of a Trust Convertible Preferred Security and (y) the Spinoff Ratio, (C) the conversion price immediately following such Spinoff will equal the product of (I) the conversion price in effect immediately prior to such Spinoff and (II) the Spinoff Ratio, and (D) the Reference Market Price with respect to the Spinoff Trust Convertible Preferred Securities shall equal the Reference Market Price with respect to the Trust Convertible Preferred Securities multiplied by the Spinoff Ratio; and

     (ii) a new trust convertible preferred security ("New Trust Convertible Preferred Security") of the Company having the same distribution rate, redemption provisions, and conversion provisions of the Trust Convertible Preferred Securities and other terms substantially similar to those of the Trust Convertible Preferred Securities except that (A) the liquidation amount of each New Trust Convertible Preferred Security shall be equal to the product of (x) the liquidation amount of a Trust Convertible Preferred Security and (y) one minus the Spinoff Ratio, (B) the conversion price immediately following such Spinoff will equal the product of (I) the conversion price in effect immediately prior to such Spinoff and (II) one minus the Spinoff Ratio, and (C) the Reference Market Price with respect to the New Trust Convertible Preferred Security shall equal the Reference Market Price with respect to the Trust Convertible Preferred Securities multiplied by one minus the Spinoff Ratio; or

     (b) in lieu of the exchange contemplated in (a) above, distribute a Spinoff Company Trust Convertible Preferred Security as provided for in (a)(i) and adjust the terms of the existing Trust
         Convertible Preferred Security as provided for in subsection (A),
         (B) and (C) of Section (a)(ii); or

  (3) adjust the conversion price by multiplying the conversion price of the Trust Convertible Preferred Securities prior to the Spinoff by a fraction, the numerator of which is the Average Stock Price less the Spinoff Fair Value, and the denominator of which is such Average Stock Price;

provided, that:
  (x) the Company will have the option described in clause (1) only if the Spinoff Company will own more than 40% of the consolidated net assets of the Company as of the day immediately prior to the Spinoff Distribution Date, as determined in good faith by the Board prior to the Spinoff Distribution Date;
  (y) the Company will have the options described in clauses (1) and (2) only if the effective date of the Spinoff is before September 1, 2023 and the Company and the Regular Trustees have received an opinion of an independent tax counsel experienced in such matters to the effect that the holders of the Trust Convertible Preferred Securities will not be subject, at the time of such transaction or subsequently, to more than a de minimus amount of taxes, duties or other governmental charges in connection with the transaction described therein; and
  (z) the Company will have the option described in clause (2) only if the Spinoff Company will own more than 20% of the consolidated net assets of the Company as of the day immediately prior to the Spinoff Distribution Date, as determined in good faith by the Board prior to the Spinoff Distribution Date.

  In order to effect the exchange described in clauses (1) or (2) above:
     (i)no less than 20 business days prior to the date on which an exchange of the Trust Convertible Preferred Securities or a distribution and adjustment as contemplated by 2(b) above has been completed (the "Spinoff Exchange Date"), the Company must provide notice to the registered holders of the Trust Convertible Preferred Securities of the Spinoff Exchange Date and the kind and amount of the securities into which such Trust Convertible Preferred Securities will be exchanged as a result of the Spinoff;
     (ii)the Company shall make provision, as part of the Spinoff, to establish the right of the holders of the Trust Convertible Preferred Securities to the securities to be issued in such exchange or a distribution and adjustment as contemplated by 2(b) above, including, but not limited to, causing the Spinoff Company to create a trust similar to the Trust (the "Spinoff Company Trust") for the purpose of issuing the Spinoff Company Trust Convertible Preferred Securities;
     (iii)following the Spinoff Exchange Date, the holders shall have the benefit of guarantees with terms substantially similar to that of the Guarantee, (a) from Spinoff Company as guarantor, with respect to the Spinoff Company Trust Convertible Preferred Securities, and (b) from the Company as guarantor, with respect to New Trust Convertible Preferred Securities;
     (iv)following the Spinoff Exchange Date, except in the case of 2(b) above, the rights of holders of Trust Convertible Preferred Securities (including, but not limited to, the right to accrue or accumulate dividends) shall cease, and the Trust Convertible Preferred Securities will no longer be deemed to be outstanding and will only represent the right to receive the securities to be issued to the holders of Trust Convertible Preferred Securities in exchange therefor pursuant to the Spinoff; and
     (v)following the Spinoff Exchange Date, the holders of record of the Trust Convertible Preferred Securities will be considered the holders of record of any Spinoff Company Trust Convertible Preferred Securities and New Trust Convertible Preferred Securities (or in the case of 2(b) above, the Trust Convertible Preferred Securities) for the purposes of the governing instruments with respect to such securities, including, but not limited to, any indenture, declaration or certificate of designations and the Declaration and the Indenture, including for the purposes of giving of notice or voting thereunder.

Whether, after the Spinoff, the Spinoff Company Trust Convertible Preferred Securities or the New Trust Convertible Preferred Securities have terms substantially equivalent to the Trust Convertible Preferred Securities prior to the Spinoff will be determined in good faith by the Board (or its successor).

  "Average Stock Price" shall mean the average of the closing prices of the Common Stock during the 10 trading days immediately prior to the "ex" dividend or distribution date of the Common Stock, or absent such a date, the 10 trading days immediately prior to the Spinoff Distribution Date; provided, however, that if the Spinoff Fair Value is computed with respect to daily closing prices of Spinoff Company Stock following the Spinoff, the Average Stock Price for the Common Stock shall be calculated as the average of the sums of the daily closing prices of the Common Stock and the Spinoff Company Stock over such same 10 day trading day period.

  "Spinoff Fair Value" shall mean the product of (a) the average daily closing price for one share of Spinoff Company Stock as reported on a "when issued" basis for the ten trading days immediately prior to the Spinoff Distribution Date or in the absence of "when issued" trading, for the ten trading days immediately following the Spinoff Distribution Date, multiplied by (b) the number of shares of Spinoff Company Stock distributed to a holder of one share of Common Stock in the Spinoff; provided, however, in the absence of an active trading market for the Spinoff Company Stock, the fair value of the shares of Spinoff Company Stock distributed to a holder of one share of Common Stock in the Spinoff shall be determined by the Board in good faith.

  In the event of a Spinoff, the provisions set forth in this section under "--Certain Other Conversion Provision Adjustments" above shall exclusively govern such transaction, and no other adjustment or change shall be made with respect to the conversion price or the securities to be received by a holder of Trust Convertible Preferred Securities upon conversion due solely to such Spinoff. The implementation of any of the provisions set forth above shall not require the approval of holders of Trust Securities.

MANDATORY REDEMPTION

  Upon the repayment of the Convertible Debentures, whether at maturity or upon redemption, the proceeds from such repayment must immediately be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so repaid. The Convertible Debentures will mature on September 1, 2026, and may be redeemed, in whole or in part, at the option of the Company, at any time on or after September 3, 2000, or at any time in certain circumstances upon the occurrence of a Special Event (as defined below). Holders of Trust Securities must be given not less than 30 nor more than 60 days notice of any such redemption. The Company will issue a press release announcing any such redemption. See "-- Special Event Distribution or Redemption" and "Description of the Convertible Debentures--Redemption at the Option of the Company".

  In the event the Company redeems less than all of the Convertible Debentures and, therefore, less than all of the outstanding Trust Convertible Preferred Securities are to be redeemed, the Trust Convertible Preferred Securities will be redeemed pro rata, which means that so long as the Trust Convertible Preferred Securities are in book-entry form the redemption proceeds will be distributed in accordance with the procedures of the Depository (as defined herein). See "Book-Entry System--The Depository Trust Company". The Company may not redeem any Convertible Debentures (and therefore cause a mandatory redemption of Trust Convertible Preferred Securities) unless all accumulated and unpaid distributions have been paid on all outstanding Trust Convertible Preferred Securities for all quarterly distribution payment periods terminating on or prior to the last distribution payment date before the date of redemption. Any redemption of Trust Convertible Preferred Securities, other than upon the occurrence of a Special Event, will be made at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) (each, a "Redemption Price") together with accrued and unpaid interest to, but excluding the redemption date, if redeemed during the 12-month period beginning September 1 (other than the first period, which will begin on September 3, 2000):

                                                                      REDEMPTION
   YEAR                                                                 PRICE
   ----                                                               ----------
   2000..............................................................      %
   2001..............................................................      %
   2002..............................................................      %
   2003..............................................................      %
   2004..............................................................      %
   2005..............................................................      %
   and 100% if redeemed on or after September 1, 2006.

SPECIAL EVENT DISTRIBUTION OR REDEMPTION

  "Tax Event" means that the Regular Trustees shall have received an opinion of an independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the date of the Prospectus, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice, or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority, or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced, in each case, on or after, the date of this Prospectus, there is the creation by such change in tax law of more than an insubstantial risk that (i) the Trust is or will be subject to United States federal income tax with respect to income accrued or received on the Convertible Debentures,
(ii) the Trust is, or will be subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest paid in cash by the Company to the Trust on the Convertible Debentures (other than interest attributable to the Trust Common Securities) is not, or will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes. Notwithstanding the foregoing, a Tax Event shall not include any change in tax law that requires the Company for United States federal income tax purposes to defer taking a deduction for any OID that accrues with respect to the Convertible Debentures until the interest payment related to such OID is paid by the Company in cash; provided that such change in tax law does not create more than an insubstantial risk that the Company will be prevented from taking a deduction for OID accruing with respect to the Convertible Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by the Company in cash.

  "Investment Company Event" means that the Regular Trustees shall have received an opinion of an independent counsel experienced in such matters (a "Change in 1940 Act Opinion") to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority on or after the date of this Prospectus, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

  If, at any time, a Tax Event or an Investment Company Event (each, a "Special Event") shall occur and be continuing, the Trust may with the consent of the Company, except in the limited circumstances described below, be dissolved with the result that Convertible Debentures with an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, the Trust Securities, would be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of the Special Event; provided that such dissolution and distribution shall be conditioned on (i) the Regular Trustees' receipt of an opinion of an independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service ("IRS"), to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Convertible Debentures, (ii) the Company or the Trust being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Securities and (iii) the Company's prior written consent to such dissolution and distribution. If the Company declines to consent to the dissolution and distribution, the Company may incur an obligation to pay Additional Interest. See "Description of the Convertible Debentures--Additional Interest". Furthermore, if (i) after receipt of a Dissolution Tax Opinion by the Regular Trustees the Company has received an opinion (a "Redemption Tax Opinion") of an independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more that an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Debentures for United States federal income tax purposes, even after the Convertible Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or (ii) after receipt of a Dissolution Tax Opinion or a Change in 1940 Act Opinion by the Regular Trustees, such Regular Trustees shall have been informed by independent tax counsel experienced in such matters that it cannot deliver a No Recognition Opinion to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Convertible Debentures, in whole or in part, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, for cash within 90 days following the occurrence of such Special Event. Following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed shall be redeemed by the Trust at the liquidation amount thereof plus accrued and unpaid distributions thereon to, but excluding the redemption date on a pro rata basis; provided, however, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, such Special Event if it is a Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Company or the Trust will pursue such measure in lieu of redemption.

  After the date for any distribution of Convertible Debentures upon dissolution of the Trust, (i) the Trust Convertible Preferred Securities will no longer be deemed to be outstanding, (ii) the Depository (as defined herein) or its nominee, as the record holder of the Trust Convertible Preferred Securities, will receive a registered global certificate or certificates representing the Convertible Debentures to be delivered upon such distribution, and (iii) any certificate representing Trust Convertible Preferred Securities not held by the Depository or its nominee will be deemed to represent Convertible Debentures having an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest (including Compound Interest) equal to accumulated and unpaid distributions on such Trust Convertible Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

REDEMPTION PROCEDURES FOR REDEMPTION BY THE TRUST

  The Trust may not redeem any of the outstanding Trust Convertible Preferred Securities unless all accumulated and unpaid distributions have been paid on all outstanding Trust Convertible Preferred Securities for all quarterly distribution periods terminating on or prior to the last distribution payment date before the date of redemption.

  If the Trust gives a notice of redemption in respect of Trust Convertible Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid to the Institutional Trustee funds sufficient to pay the applicable Redemption Price, the Institutional Trustee will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price, plus accumulated and unpaid distributions thereon, and will give the Depository irrevocable instructions and authority to pay the Redemption Price to the holders of the Trust Convertible Preferred Securities. See "Book-Entry System--The Depository Trust Company". If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Trust Convertible Preferred Securities so called for redemption will cease, except the right of the holders of such Trust Convertible Preferred Securities to receive the Redemption Price, plus accumulated and unpaid distributions thereon, but without further accrued interest on such Redemption Price. The distributions payable upon redemption (unless the date of redemption is a distribution payment date) will be payable to the person to whom the Redemption Price is payable. In the event that any date fixed for redemption of Trust Convertible Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payments in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Trust Convertible Preferred Securities is improperly withheld or refused and not paid either by the Institutional Trustee, or, if paid to the Trust, by the Company pursuant to the Guarantee, distributions on such Trust Convertible Preferred Securities will continue to accumulate at the distribution rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

  In the event that fewer than all of the outstanding Trust Securities are to be redeemed, the Trust Securities will be redeemed pro rata. So long as the Trust Convertible Securities are in book-entry form, the distribution of proceeds will be made in accordance with the procedures applied by the Depository. See "Book-Entry System--The Depository Trust Company".

  Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or any of its subsidiaries may at any time, and from time to time, purchase outstanding Trust Convertible Preferred Securities by tender, in the open market or otherwise.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  In the event of any voluntary or involuntary, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Trust Convertible Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the liquidation amount per Trust Convertible Preferred Security, plus accumulated and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Debentures in an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid distributions on, the Trust Convertible Preferred Securities have been distributed on a pro rata basis to the holders of the Trust Securities.

  If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution for all Trust Securities, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis. The holders of the Trust Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Trust Convertible Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Trust Convertible Preferred Securities shall have a preference over the Trust Common Securities with regard to such distributions.

  Pursuant to the Declaration, the Trust shall terminate (i) on July 17, 2031, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company as the holder of the Trust Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company as the holder of the Trust Common Securities, the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities voting together as a single class to file such certificate of cancellation, or the revocation of the charter of the Company as the holder of the Trust Common Securities and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Convertible Debentures upon the occurrence of a Special Event, (v) upon the entry of a decree of a judicial dissolution of the holder of the Trust Common Securities or the Trust, (vi) upon the redemption of all the Trust Securities, or (vii) upon the distribution of the Common Stock to all holders of Trust Convertible Preferred Securities upon conversion of all outstanding Trust Convertible Preferred Securities.

DECLARATION EVENTS OF DEFAULT

  An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"). See "Description of Convertible Debentures--Indenture Events of Default".

  Upon the occurrence and continuance of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Convertible Debentures will have the right under the Indenture to declare the principal amount of the Convertible Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

  If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, any holder of Trust Convertible Preferred Securities may institute a legal proceeding against the Company to enforce the Institutional

Trustee's rights under the Convertible Debentures. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then the registered holder of Trust Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Trust Convertible Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Trust Convertible Preferred Securities in such Direct Action. The holders of Trust Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

  Pursuant to the Declaration, the holder of the Trust Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Trust Common Securities until all Declaration Events of Default with respect to the Trust Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Trust Convertible Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to acting solely on behalf of the holders of the Trust Convertible Preferred Securities and only the holders of the Trust Convertible Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

VOTING RIGHTS

  Except as described herein, under the Delaware Trust Act, the Trust Indenture Act and under "Description of the Guarantee--Modification of the Guarantee; Assignment", and as otherwise required by law and the Declaration, the holders of the Trust Convertible Preferred Securities will have no voting rights.

  Subject to the requirement of the Institutional Trustee obtaining a tax opinion as set forth in the last sentence of the next paragraph, the holders of a majority in aggregate liquidation amount of the Trust Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Convertible Debentures, to (i) exercise the remedies available under the Indenture with respect to the Convertible Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Debentures shall be due and payable; provided, however, that if an Indenture Event of Default has occurred and is continuing then, the holders of 25% of the aggregate liquidation amount of the Trust Convertible Preferred Securities may direct the Institutional Trustee to declare the principal of and interest on the Convertible Debentures immediately due and payable; provided, further, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Convertible Debentures (a "Super Majority"), only the holders of at least such Super Majority in aggregate liquidation amount of the Trust Convertible Preferred Securities may direct the Institutional Trustee to give such consent or take such action.

  The Institutional Trustee shall notify all holders of the Trust Convertible Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Convertible Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to the directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

  In the event the consent of the Institutional Trustee, as the holder of the Convertible Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the

Convertible Debentures, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the same Super Majority percentage in liquidation amount of the Trust Securities as is required under the Indenture of aggregate principal amount of the Convertible Debentures outstanding. The Institutional Trustee shall not take any such action in accordance with the direction of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income take the Trust will not be classified as other than a grantor trust on account of such action.

  A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

  Any approval or direction of holders of Trust Convertible Preferred Securities may be given at a separate meeting of holders of Trust Convertible Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Trust Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Trust Convertible Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Trust Convertible Preferred Securities will be required for the Trust to redeem and cancel Trust Convertible Preferred Securities, distribute Convertible Debentures, or make adjustments to the conversion price or to the kind and amount of the securities, cash and other property into which the Convertible Debentures are convertible, each in accordance with the Declaration.

  Notwithstanding that holders of Trust Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Convertible Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Trust Convertible Preferred Securities were not outstanding.

  The procedures by which holders of Trust Convertible Preferred Securities may exercise their voting rights are described below. See "--Book-Entry Only Issuances" and "Book-Entry System--The Depository Trust Company".

  Holders of the Trust Convertible Preferred Securities will have no rights to appoint or remove the Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Trust Common Securities.

MODIFICATION OF THE DECLARATION

  The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the Trust Convertible Preferred Securities or only the Trust Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

  Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee in contravention of the Trust Indenture Act or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

PROPOSED TAX LEGISLATION

  On March 19, 1996, as a part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would (i) treat as equity for United States federal income tax purposes certain debt instruments with a maximum term of more than 20 years and (ii) disallow interest deductions on certain convertible debt instruments or defer interest deductions on certain debt instruments issued with OID. The Proposed Legislation is proposed to be effective for debt instruments issued on or after December 7, 1995.

  On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman William Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action". Based upon the Joint Statement, it is expected that if the Proposed Legislation were enacted, such legislation would not apply to the Convertible Debentures since they would be issued prior to the date of any "appropriate Congressional action" or otherwise qualify for transitional relief. However, there can be no assurance that the effective date guidance contained in the Joint Statement will be incorporated in the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Convertible Debentures. If legislation were enacted that adversely affects the tax treatment of the Convertible Debentures, there could be a distribution of the Convertible Debentures to holders of the Trust Convertible Preferred Securities or, in certain circumstances, the redemption of the Convertible Debentures by the Company and the distribution by the Trust of the resulting cash in redemption of the Trust Convertible Preferred Securities. See "Description of the Trust Convertible Preferred Securities--Special Event Distribution or Redemption".

  If the Proposed Legislation or any similar legislation changed the tax treatment of the Convertible Debentures and the Trust Convertible Preferred Securities, the United States federal income tax consequences of the purchase, ownership and disposition of the Trust Convertible Preferred Securities would differ from those described herein. If legislation were enacted that would constitute a Tax Event, there would be a distribution of the Convertible Debentures to holders of the Trust Convertible Preferred Securities or, in certain circumstances, at the Company's option, redemption of the Convertible Debentures by the Company. There can be no assurances as to whether or in what form the Proposed Legislation may be enacted into law or whether other legislation will be enacted that otherwise adversely affects the tax treatment of the Convertible Debentures and the Trust Convertible Preferred Securities.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Delaware Trustee or the Institutional Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state, provided that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Convertible Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust

Convertible Preferred Securities rank with respect to distributions and payments upon liquidation, redemption, and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Convertible Debentures, (iii) such merger, consolidation, amalgamation or replacement does not cause the Trust Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the Trust Convertible Preferred Securities as a result of such merger, consolidation, amalgamation or replacement), (v) such successor entity has a purpose identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of an independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (vii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Trust Common Securities Guarantee (as defined below). Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCES

  DTC will act as securities depositary for the Trust Convertible Preferred Securities. The Trust Convertible Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee ("Cede"). One or more fully registered global Trust Convertible Preferred Securities certificates, representing the total aggregate number of Trust Convertible Preferred Securities, will be issued and will be deposited with DTC. Although voting with respect to the Trust Convertible Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede will itself consent or vote with respect to Trust Convertible Preferred Securities. Under its usual procedures, DTC would solicit votes on behalf of the Trust through an Omnibus Proxy. Except as provided herein, a Beneficial Owner in a global Trust Convertible Preferred Security certificate will not be entitled to receive physical delivery of Trust Convertible Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Trust Convertible Preferred Securities. A more detailed description of the DTC book-entry system is set forth in "Book-Entry System--The Depository Trust Company" below.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

  The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Convertible Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred hereby. The holders of Trust Convertible Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Guarantee and the Indenture.

  See "Unocal Capital Trust" regarding the Bank of New York's service as the trustee under two indentures under which debt securities have been issued by Union Oil and guaranteed by the Company.

CONVERSION AGENT AND PAYING AGENT

  The Institutional Trustee is appointed under the terms of the Trust Securities to act as Conversion Agent. In addition, in the event that the Trust Convertible Preferred Securities do not remain in book-entry only form, the following provisions would apply:

  The Institutional Trustee will act as paying agent and may designate an additional or substitute paying agent at any time. Registration of transfers of Trust Convertible Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it. The Trust will not be required to register or cause to be registered the transfer of Trust Convertible Preferred Securities after such Trust Convertible Preferred Securities have been called for redemption.

GOVERNING LAW

  The Declaration and the Trust Convertible Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

  The Regular Trustees are authorized and directed to take any action so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes, and to cooperate with the Company so that the Convertible Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with the Declaration and applicable law, that the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Trust Convertible Preferred Securities.

  Holders of the Trust Convertible Preferred Securities have no preemptive rights.

                         DESCRIPTION OF THE GUARANTEE

  Set forth below is a summary of information concerning the Guarantee which will be executed and delivered by the Company for the benefit of the holders of Trust Convertible Preferred Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the independent trustee under the Guarantee (the "Guarantee Trustee") for purposes of the Trust Indenture Act. The terms of the Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. The summary is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Trust Convertible Preferred Securities.

GENERAL

  Pursuant to the Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Trust Convertible Preferred Securities the Guarantee Payments (as defined herein) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of setoff, or counterclaim which the Trust may have or assert. The following payments with respect to Trust Convertible Preferred Securities issued by the Trust to the extent not paid by the Trust (the "Guarantee Payments"), will be subject to the Guarantee thereon (without duplication): (i) any accumulated and unpaid distributions which are required to be paid on such Trust Convertible Preferred Securities to the extent the Trust shall have funds available therefor; (ii) the Redemption Price and all accumulated and unpaid distributions to the date of redemption to the extent the Trust has funds available therefor with respect to any Trust Convertible Preferred Securities called for redemption by the Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up, or termination of the Trust (other than in connection with the conversion of all of the Trust Securities into Common Stock or the distribution of the Convertible Debentures to the holders of Trust Convertible Preferred Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on such Trust Convertible Preferred Securities to the date of payment, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of such Trust Convertible Preferred Securities in liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Convertible Preferred Securities or by causing the Trust to pay such amounts to such holders.

  The Guarantee will not apply to any payment of distributions on the Trust Convertible Preferred Securities except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Convertible Debentures purchased by the Trust, the Trust will not pay distributions on the Trust Convertible Preferred Securities issued by the Trust and will not have funds available therefor. See "Description of the Convertible Debentures--Certain Covenants of the Company". The Guarantee, when taken together with the Company's obligations under the Convertible Debentures, the Indenture, and the Declaration, including its obligations to pay costs, expenses, debts, and liabilities of the Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Convertible Preferred Securities.

  The Company has also agreed separately to fully and unconditionally guarantee the obligations of the Trust with respect to the Trust Common Securities (the "Trust Common Securities Guarantee") to the same extent as the Guarantee, except that upon an Indenture Event of Default, rights of holders of Trust Common Securities to receive payment of periodic distributions and payments on liquidation, redemption, or otherwise will be subordinated to the rights of the holders of Trust Convertible Preferred Securities.

CERTAIN COVENANTS OF THE COMPANY

  In the Guarantee, the Company will covenant that, so long as any Trust Convertible Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of capital stock in connection with any employee benefit plan or program, director plan or program, dividend reinvestment, stock repurchase, or other similar plans available to stockholders of the Company, or any option, warrant, right, or exercisable, exchangeable, or convertible security outstanding as of the Expiration Date,
(ii) as a result of a reclassification of the Company's capital stock pursuant to the exchange or conversion provisions of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or the capital securities of a subsidiary (including a trust such as the Trust), or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged), and (b) the Company shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase, or redeem or make any guarantee payment (other than pursuant to the Guarantee) with respect to any debt securities issued by the Company that rank pari passu with or junior to the Convertible Debentures.

MODIFICATION OF THE GUARANTEE; ASSIGNMENT

  Except with respect to any changes that do not adversely affect the rights of holders of Trust Convertible Preferred Securities (in which case no consent of holders of Trust Convertible Preferred Securities will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of the outstanding Trust Convertible Preferred Securities. All guarantees and agreements contained in a Guarantee shall bind the successors, assigns, receivers, trustees, and representatives of the Company and shall inure to the benefit of the holders of the Trust Convertible Preferred Securities then outstanding.

TERMINATION

  The Guarantee will terminate upon (a) full payment of the Redemption Price of all Trust Convertible Preferred Securities, (b) conversion of all the Trust Convertible Preferred Securities to Common Stock or distribution of the Convertible Debentures held by the Trust to the holders of the Trust Convertible Preferred Securities or (c) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Trust. Notwithstanding the foregoing, the Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Convertible Preferred Securities must restore payment of any sums paid under Trust Convertible Preferred Securities or the Guarantee. The subordination provisions of the Convertible Debentures provide that in the event payment is made on the Convertible Debentures or the Guarantee in contravention of such provisions, such payments shall be paid over the holders of Senior Indebtedness.

EVENTS OF DEFAULT

  An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the Trust Convertible Preferred Securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce such Guarantee, any holder of Trust Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a payment required under the Guarantee, a holder of the Trust Convertible Preferred Securities may directly institute a proceeding against the Company for enforcement of the Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE GUARANTEE

  The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company (including the $3.50 Convertible Preferred Stock); and (iii) senior to the Common Stock. The terms of the Trust Convertible Preferred Securities provide that each holder of Trust Convertible Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto.

  The Guarantee creates a guarantee of payment and not of collection (that is, the holder of Trust Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, before the occurrence of any event of default with respect to the Guarantee and after curing all events of default with respect to the Guarantee that may have occurred, shall undertake to perform only such duties as are specifically set forth in the Guarantee. After an event of default with respect to the Guarantee has occurred, the Guarantee Trustee shall exercise the rights and powers vested in it by the Guarantee, and shall use the same degree of care and skill in its exercise thereof as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Trust Convertible Preferred Securities, unless such holder shall have provided to the Guarantee Trustee such security and indemnity, reasonably satisfactory to the Guarantee, against the costs, expenses, and liabilities that might be incurred thereby.

                   DESCRIPTION OF THE CONVERTIBLE DEBENTURES

  Set forth below is a description of the specific terms of the Convertible Debentures. The following description is subject to, and is qualified in its
entirety by reference to, the Supplemental Indenture, dated as of     , 1996
(the "Supplemental Indenture") and the Indenture dated as of     , 1996 (the
"Base Indenture" and, together with the Supplemental Indenture, the "Indenture"), each between the Company and The Bank of New York, as Trustee (the "Debenture Trustee"), a form of which is filed as an Exhibit to the Registration Statement of which this Prospectus is a part. Certain capitalized terms used herein are defined in the Indenture.

  Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Convertible Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Trust Convertible Preferred Securities--Special Event Distribution or Redemption".

  If the Convertible Debentures are distributed to the holders of the Trust Convertible Preferred Securities, the Company will use its reasonable efforts to have the Convertible Debentures listed or quoted on such national securities exchange or similar organization on which the Trust Convertible Preferred Securities are then listed or quoted, if any.

GENERAL

  The Convertible Debentures will be issued as unsecured debt under the Indenture. The Convertible Debentures will be limited in aggregate principal amount to approximately (i) the greater of (A) the aggregate redemption price as of the Exchange Amount Determination Date for all outstanding shares of $3.50 Convertible Preferred Stock, plus aggregate accumulated and unpaid dividends thereon to but excluding the Expiration Date, or (B) the Market Value of shares of Common Stock of the Company as of the Exchange Amount Determination Date into which all outstanding shares of the $3.50 Convertible Preferred Stock are convertible, plus (ii) the capital contributed by the Company in exchange for the Trust Common Securities.

  The Convertible Debentures are not subject to a sinking fund provision. The Convertible Debentures are convertible into the Common Stock at the option of the holders of the Convertible Debentures at any time beginning 90 days following the first date that any Trust Convertible Preferred Securities are issued and prior to the close of business on September 1, 2026 (or, in the case of Convertible Debentures called for redemption, the close of business on the Business Day immediately preceding the Redemption Date) at the initial conversion ratio equal to that number of shares of Common Stock determined by
dividing the principal amount of $50 by the product of    times the Market
Value of a share of Common Stock, subject to the conversion price adjustments described under "Description of the Trust Convertible Preferred Securities-- Conversion Rights". The entire principal amount of the Convertible Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and Additional Interest (as defined herein), if any, on September 1, 2026.

  If Convertible Debentures are distributed to holders of Trust Convertible Preferred Securities in liquidation of such holders' interests in the Trust, such Convertible Debentures will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Convertible Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Convertible Debentures are issued in certificated form, such Convertible Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Convertible Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Convertible Debentures. In the event Convertible Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Debentures will be registrable and Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Institutional Trustee in New York, New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Convertible Debentures is the Institutional Trustee, the payment of principal and interest on the Convertible Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

SUBORDINATION

  The Convertible Debentures are subordinated and junior in right of payment to all Senior Indebtedness of the Company to the extent set forth in the Indenture. No payment of principal (including redemption payments), premium, if any, or interest on the Convertible Debentures may be made (i) if any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) if the maturity of any Senior Indebtedness of the Company has been accelerated because of a default and such acceleration has not been rescinded. Upon any payment by the Company or distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation, or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company must be paid in full before the holders of Convertible Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Convertible Debentures will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments of distributions applicable to Senior Indebtedness until all amounts owing on the

Convertible Debentures are paid in full. For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities (other than stock and certain subordinated securities of the Company) upon conversion of a Convertible Debenture will be deemed to constitute payment on account of the principal of such Convertible Debenture.

  By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Convertible Debentures.

  In the event of the acceleration of the maturity of any Convertible Debentures, the holders of Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of the Convertible Debentures will be entitled to receive any payment upon the principal of (and premium, if any) or interest on, the Convertible Debentures.

  The term "Senior Indebtedness" means, with respect to the Company, all current and future obligations and liabilities of the Company (whether absolute, accrued, fixed, contingent, liquidated, unliquidated, or otherwise), except for (1) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business, (2) any obligation that is expressly by its terms subordinated to or pari passu with the Convertible Debentures, and (3) any obligation or liability of the Company to any person of which at least a majority of the voting interest under ordinary circumstances is at such time, directly or indirectly, owned by the Company. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification, or waiver of any term of such Senior Indebtedness.

  The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued or incurred by the Company and does not limit obligations at Union Oil or other subsidiaries which are structurally senior to the Convertible Debentures.

CERTAIN COVENANTS OF THE COMPANY

  If the Company shall have exercised its right to defer payment of interest on the Convertible Debentures by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of capital stock in connection with any employee benefit plan or program, director plan or program, dividend reinvestment, stock repurchase, or other similar plans available to stockholders of the Company, or any option, warrant, right, or exercisable, exchangeable, or convertible security outstanding as of the Expiration Date,
(ii) as a result of a reclassification of the Company's capital stock pursuant to the exchange or conversion provisions of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or the capital securities of a subsidiary (including a trust such as the Trust), or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged), and (b) the Company shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase, or redeem or make any guarantee payment (other than pursuant to the Guarantee) with respect to any debt securities issued by the Company that rank pari passu with or junior to the Convertible Debentures.

  Except as otherwise provided in the Indenture, for so long as the Convertible Debentures are issued to the Trust or the Institutional Trustee and the Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Trust Common Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Trust Common Securities, (ii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of the Convertible Debentures, the redemption of all Trust Securities, or certain mergers, consolidations, amalgamations, or other transactions each as permitted by the Indenture or the Declaration, and (b) to continue to be classified as a grantor trust for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Convertible Debentures.

REDEMPTION AT THE OPTION OF THE COMPANY

  Except as described below with respect to accrued and unpaid interest, the Company will have the right to redeem the Convertible Debentures, in whole or in part, from time to time, on or after September 3, 2000, upon not less than 30 nor more than 60 days notice, at the following Redemption Prices (expressed as percentages of the principal amount of the Convertible Debentures) together with accrued and unpaid interest thereon, including Compound Interest
(as defined herein) to, but excluding, the redemption date, if redeemed during the 12-month period beginning September 1 (other than the first period, which will begin on September 3, 2000):

                                                                      REDEMPTION
   YEAR                                                                 PRICE
   ----                                                               ----------
   2000..............................................................      %
   2001..............................................................      %
   2002..............................................................      %
   2003..............................................................      %
   2004..............................................................      %
   2005..............................................................      %
   and 100% if redeemed on or after September 1, 2006.

  Notwithstanding the foregoing, the Company may not redeem any Convertible Debentures unless all accrued and unpaid interest has been paid on all outstanding Convertible Debentures for all quarterly interest payment periods terminating on or prior to the last interest payment date before the date of redemption. If Convertible Debentures are redeemed on any March 1, June 1, September 1, or December 1, accrued and unpaid interest shall be payable to holders of record on the record date for such interest payment.

  The Company shall also have the right to redeem the Convertible Debentures at any time in certain circumstances upon the occurrence of a Special Event as described under "Description of the Trust Convertible Preferred Securities-- Special Event Distribution or Redemption" at 100% of the principal amount thereof, plus accrued and unpaid interest thereon (including Compound Interest), to, but excluding, the redemption date.

  So long as the Trust Convertible Preferred Securities are outstanding, the Declaration requires that the proceeds from the redemption of any of the Convertible Debentures will be used to redeem Trust Convertible Preferred Securities.

INTEREST

  Each Convertible Debenture shall bear interest at the rate of % per annum from the date of original issuance or, for Convertible Debentures issued in the Exchange Offer, from and including the Expiration Date. Interest is payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each an "Interest Payment Date"), commencing on December 1, 1996, to the person in whose name such Convertible Debenture is registered, subject to certain exceptions, at the close of business on the business day next preceding such Interest Payment Date. In the event the Convertible Debentures shall not continue to remain in book-entry only form, the Company shall have the right to select record dates, which shall be more than one business day prior to the Interest Payment Date.

  The amount of interest payable for any full quarterly interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly interest period for which interest is computed, will be computed on the basis of 30-day months and, for periods of less than a month, the actual number of days elapsed divided by 30. In the event that any date on which interest is payable on the Convertible Debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  So long as the Company is not in default in the payment of interest on the Convertible Debentures, the Company will have the right, at any time, and from time to time, during the term of the Convertible Debentures, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, during which Extension Period no interest will be due and payable. At the end of the Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Interest, as herein defined), together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compound Interest"); provided that during any such Extension Period, (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of capital stock in connection with any employee benefit plan or program, director plan or program, dividend reinvestment, stock repurchase, or other similar plans available to stockholders of the Company, or any option, warrant, right, or exercisable, exchangeable, or convertible security outstanding as of the Expiration Date,
(ii) as a result of a reclassification of the Company's capital stock pursuant to the exchange or conversion provisions of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or the capital securities of a subsidiary (including a trust such as the Trust), or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged), and (b) the Company shall not make any payment of interest, principal or premium, if any, on, or repay, repurchase, or redeem or make any guarantee payment (other than pursuant to the Guarantee) with respect to any debt securities issued by the Company that rank pari passu with or junior to the Convertible Debentures. Prior to the termination of any such Extension Period, the Company may further extend the Extension Period; provided, that, such Extension Period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. If the Institutional Trustee shall be the sole holder of the Convertible Debentures, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Trust Convertible Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to any national stock exchange or other organization on which the Trust Convertible Preferred Stock are listed or quoted, if any, or to holders of the Trust Convertible Preferred Securities of the record date or the date such distribution is payable. The Regular Trustees shall give notice to the Company's selection of such Extension Period to the holders of the Trust Convertible Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Convertible Debentures, the Company shall give the holders of the Convertible Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of
(i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice to any national stock exchange or other organization on which the Trust Convertible Preferred Stock are listed or quoted, if any, or to holders of the Convertible Debentures of the record or payment date of such related interest payment.

PROPOSED TAX LEGISLATION

  See the discussion above under the heading "Description of the Trust Convertible Preferred Securities--Proposed Tax Legislation".

CONVERSION OF THE CONVERTIBLE DEBENTURES

  The Convertible Debentures will be convertible into the Common Stock at the option of the holders of the Convertible Debentures at any time beginning 90 days following the first date that any Trust Convertible Preferred Securities are issued and prior to the close of business on September 1, 2026 (or, in the case of Convertible Debentures called for redemption, the close of business on the Business Day immediately preceding the Redemption Date) at the initial conversion ratio equal to that number of shares of Common Stock determined by dividing the stated principal amount of one Convertible Debenture by the
product of    times the Market Value of a share of Common Stock, subject to the conversion price adjustments described under "Description of the Trust Convertible Preferred Securities--Conversion Rights". The Trust has agreed not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Trust Convertible Preferred Securities. Upon surrender of a Trust Convertible Preferred Security to the Conversion Agent for conversion, the Trust will distribute Convertible Debentures to the Conversion Agent on behalf of the holder of the Trust Convertible Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Debentures to the Common Stock on behalf of such holder. The Company's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the Company's obligation to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for. If any Convertible Debentures are converted into Common Stock during the period from (but excluding) a record date to the next succeeding interest payment date, then either (i) if such Convertible Debentures have been called for redemption on a redemption date which occurs during such period, or are to be redeemed in connection with a Special Event which occurs during such period, the Company shall not be required to pay accrued interest in cash on such interest payment date in respect of such Convertible Debentures nor will such accrued interest be converted into additional shares of Common Stock, but such accrued interest will be deemed to be paid in full and then returned by the holder to the Company as partial consideration for the Common Stock received on conversion or (ii) if otherwise converted during such period, such Convertible Debentures shall be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted. The Company may not redeem any Convertible Debentures unless all accrued and unpaid interest has been paid on all outstanding Convertible Debentures for all quarterly interest payment periods terminating on or prior to the last interest payment date before the date of redemption. Since the Company is required to pay all accrued and unpaid interest, other than for the current quarter (which interest is then paid to holders of Trust Convertible Preferred Securities as accumulated and unpaid distributions), prior to redeeming the Convertible Debentures (and thus, resulting in the redemption of the Trust Convertible Preferred Securities), holders of Trust Convertible Preferred Securities choosing to convert such Trust Convertible Preferred Securities in order to avoid such redemption will, at most, forego actual receipt of a cash distribution payment only for the current quarter. Interest may, at the Company's option, be paid either (i) by check mailed to the address of the person entitled thereto as it appears in the register or (ii) by transfer to an account maintained by such person located in the United States; provided, however, that payments to DTC will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

ADDITIONAL INTEREST

  If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  Except as otherwise provided in the Indenture, the Company may not merge or consolidate or sell or convey all or substantially all of its assets unless the successor corporation (if other than the Company) is a domestic corporation and assumes the Company's obligations on the Convertible Debentures and under the Indenture. See "Description of the Trust Convertible Preferred Securities--Conversion Rights".

  The Indenture does not contain provisions that afford the Convertible Debentures protection in the event of a highly leveraged transaction involving the Company.

INDENTURE EVENTS OF DEFAULT

  Any one of the following events will constitute an Indenture Event of Default with respect to the Convertible Debentures: (a) default in the payment of any interest on the Convertible Debentures when due and payable, if continued for 30 days after written notice has been given as provided on the Indenture, whether or not such payment is prohibited by the subordination provisions of the Indenture and the Convertible Debentures, provided, however, that a valid extension of the interest payment period does not constitute a default in the payment of interest; (b) default in the payment of principal of (or premium, if any, on) the Convertible Debentures when due and payable whether or not such payment is prohibited by the subordination provisions of the Indenture and the Convertible Debentures, provided, however, that a valid extension of the maturity of such Convertible Debentures does not constitute a default in the payment of principal or premium; (c) failure to perform any other covenant of the Company in the Indenture or the Convertible Debentures (other than a covenant included in the Indenture solely for the benefit of any series of debt securities other than the Convertible Debentures), if continued for 90 days after written notice has been given as provided in the Indenture;
(d) failure of the Company to deliver the Common Stock upon a valid conversion election by the holder or holders of the Convertible Debentures to convert such Convertible Debentures into shares of Common Stock; (e) certain events in bankruptcy, insolvency or reorganization involving the Company; or (f) the voluntary or involuntary dissolution, winding-up, or termination of the Trust, except in connection with (i) the distribution of Convertible Debentures to the holders of Trust Securities in liquidation of the Trust or in their interest in the Trust, (ii) the redemption of the Trust Convertible Preferred Securities, and (iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

  If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Convertible Debentures, will have the right to declare the principal of the Convertible Debentures (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Convertible Debentures. See "Description of the Convertible Debentures--Indenture Events of Default" for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Trust Convertible Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Convertible Debentures. See "Description of the Trust Convertible Preferred Securities--Declaration Events of Default" and "--Voting Rights". Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), the Company acknowledges that then a holder of Trust Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. Notwithstanding any payments made to such holder of Trust Convertible Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Convertible Debentures held by the Trust or the Institutional Trustee of the Trust, and the Company shall be subrogated to the rights of the holder of such Trust Convertible Preferred Securities with respect to payments on the Trust Convertible Preferred

Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Trust Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

DEFEASANCE

  The obligations of the Company with respect to the payment of the principal of, and interest on, the Convertible Debentures will terminate if the Company irrevocably deposits or causes to be deposited with the Debenture Trustee, under the terms of an escrow trust agreement in form and substance satisfactory to the Debenture Trustee, as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Convertible Debentures, (i) money, (ii) U.S. government obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money at such time or times as payments are due and payable on the Convertible Debentures, or (iii) a combination of (i) and
(ii), sufficient to pay and discharge the Convertible Debentures (and all other sums payable with respect to the Convertible Debentures). The discharge of the Convertible Debentures is subject to certain other conditions, including (without limitation) (a) no Indenture Event of Default or event (including such deposit) which with notice or lapse of time would become an Indenture Event of Default shall have occurred and be continuing on the date of such deposit, and (b) such deposit and the related intended consequence will not result in any default or event of default under any material indenture, agreement, or other instrument binding upon the Company or its subsidiaries or any of their properties. The conversion rights under the Indenture will survive until the Convertible Debentures are no longer outstanding.

MODIFICATION, WAIVER, MEETINGS, AND VOTING

  Modification of Indentures. The Indenture will provide that the Company and the Debenture Trustee may, without the consent of any holders of Convertible Debentures, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Indenture Events of Default, establishing the form or terms of Convertible Debentures or curing ambiguities or inconsistencies in such Indenture, or making other changes to the Indenture or form or terms of the Convertible Debentures, provided such action does not have a material adverse effect on the interests of the holders of the Convertible Debentures. In addition, modifications and amendments of the Indenture may be made by the Company and the Debenture Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Convertible Debentures then outstanding affect by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of each holder of Convertible Debentures outstanding that is affected thereby, (a) change the stated maturity of the principal of, or any installment of principal of or rate of interest on the Convertible Debentures, (b) reduce the principal amount of or interest on any Convertible Debentures, (c) change any obligation to pay additional amounts, (d) change the place of payment or the currency or currency unit in which the Convertible Debentures or interest thereon is payable, (e) impair the right to institute suit for the enforcement of any payment on or with respect to the Convertible Debentures, (f) reduce the percentage in principal amount of the Convertible Debentures then outstanding required for modification or amendment of the Indenture or for any waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (g) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, (h) make any change that would materially adversely affect the right to convert the Convertible Indentures, or (i) modify any of the above positions.

  Waiver of Default. The holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding may, on behalf of the holders of all Convertible Debentures, waive compliance by the Company with certain restrictive provisions of the Indenture. The holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding may, on behalf of the holders of all Convertible Debentures, waive any past default under the Indenture with respect to the Convertible Debentures except a default (a) in the payment of principal of or any interest on the Convertible Debentures and (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of each holder of the Convertible Debentures then outstanding.

  Meetings and Voting. A meeting may be called at any time by the Debenture Trustee, and upon request, by the Company (pursuant to a resolution of the Board) or the holders of at least 25% in principal amount of the Convertible Debentures then outstanding. Except as described above under "Modifications of Indentures" and "Waiver of Default," a resolution presented at a meeting or reconvened meeting at which a quorum of the holders of Convertible Debentures then outstanding is present may be adopted by the affirmative vote of the lesser of (i) the holders of a majority in principal amount of the Convertible Debentures then outstanding, or (ii) the holders of 66 2/3% in principal amount of the Convertible Debentures then outstanding represented and voting at the meeting; provided, however, that if any consent, waiver, or other action which the Indenture expressly provides may be made, given, or taken by the holders of a specified percentage, which is less than a majority of the principal amount of the Convertible Debentures then outstanding, such action may be adopted at a meeting or reconvened meeting at which a quorum is present by the affirmative vote of the lesser of (a) the holders of such specified percentage in principal amount of the Convertible Debentures then outstanding or (b) a majority in principal amount of Convertible Debentures then outstanding of such series represented and voting at the meeting. Any resolution passed or decision taken at any meeting of holders of Convertible Debentures duly held in accordance with the Indenture will be binding on all holders of Convertible Debentures whether or not present or represented at the meeting.

  Except with respect to certain reconvened meetings, the quorum at a meeting of the holders of a Convertible Debenture will be persons holding or representing a majority in principal amount of the Convertible Debentures then outstanding.

BOOK-ENTRY AND SETTLEMENT

  If distributed to holders of Trust Convertible Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up, or liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Debentures will be issued in the form of one or more global certificates registered in the name of the depository or its nominee. For further detail, see "Book-Entry System--The Depository Trust Company" below.

THE DEPOSITORY

  If the Convertible Debentures are distributed to holders of Trust Convertible Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depository for the Convertible Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Trust Convertible Preferred Securities-- Book-Entry Only Issuances".

  None of the Company, the Trust, the Institutional Trustee, any paying agent and any other agent of the Company or the Debenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Convertible Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITORY'S SERVICES

  A Global Security shall be exchangeable for Convertible Debentures registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, (ii) the Depository, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depository is required to be so registered to act as such depository and no successor depository shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Indenture Event of Default with respect to such Convertible Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

  The Indenture and the Convertible Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

  The Indenture will provide that the Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Convertible Debentures, (ii) the organization, maintenance and dissolution of the Trust,
(iii) the retention of the Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Trust Convertible Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by the Company.

  The Company will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                        EFFECT OF OBLIGATIONS UNDER THE
                   CONVERTIBLE DEBENTURES AND THE GUARANTEE

  As set forth in the Declaration, the sole purposes of the Trust are (a) issuing its Trust Securities in exchange for Convertible Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such Trust Securities and (b) engaging in such other activities as are necessary or incidental thereto.

  As long as payments of interest and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Debentures will be equal to the sum of the aggregate liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Convertible Debentures will match the distribution rate and distribution and other payment dates for the Trust Convertible Preferred Securities; (iii) the Company shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

  Payments of distributions (to the extent funds therefor are available) and other payments due on the Trust Convertible Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Guarantee". If the Company does not make interest payments on the Convertible Debentures held by the Trust, the Trust will not have sufficient funds to pay distributions on the Trust Convertible Preferred Securities. The Guarantee is a full guarantee on a subordinated basis with respect to the Trust Convertible Preferred Securities issued by the Trust from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Trust Convertible Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Convertible Debentures held by the Trust as its sole asset. The Guarantee, when taken together with the Company's obligations under the Convertible Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts on the Trust Convertible Preferred Securities.

  If the Company fails to make interest or other payments on the Convertible Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby a holder of the Trust

Convertible Preferred Securities, using the procedures described in "Description of the Trust Convertible Preferred Securities--Book-Entry Only Issuances," and "--Voting Rights," and "Book Entry System--The Depository Trust Company" may direct the Institutional Trustee to enforce its rights under the Convertible Debentures. Notwithstanding the foregoing, in such circumstances a holder of Trust Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Trust Convertible Preferred Securities in such Direct Action. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Trust Convertible Preferred Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Trust Convertible Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Trust Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's right to receive payment under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.

                        DESCRIPTION OF THE COMMON STOCK

  The Board is authorized to issue a maximum of 750,000,000 shares of Common Stock under the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"). As of June 30, 1996, 248,309,196 shares of Common Stock were outstanding, 16,666,667 million shares were reserved for issuance upon the conversion of the $3.50 Convertible Preferred Stock and 20,454,631 million shares were reserved for issuance in connection with the Company's employee benefit plans, its directors' restricted stock plan and its dividend reinvestment and common stock purchase plan.

  The following summary of the rights of holders of the Common Stock does not purport to be complete and is subject in all respects to the applicable provisions of the Delaware General Corporation Law, the Certificate of Incorporation, and the Company's bylaws (the "Bylaws").

CERTAIN RIGHTS OF HOLDERS OF THE COMMON STOCK

  Dividend Rights: Subject to the prior rights of the holders of any class of the Company's preferred stock, if any, holders of the Common Stock are entitled to receive such dividends as are declared by the Board out of funds legally available therefor.

  Voting Rights: Subject to the rights of the holders of any class of the Company's preferred stock, if any, all voting rights are vested in the holders of shares of Common Stock, each share being entitled to one vote on all matters presented for a vote (except for those matters for which a separate class vote is required under Delaware law). The holders of one-third of the shares entitled to vote constitute a quorum at any meeting of stockholders. Holders of shares of Common Stock do not have cumulative voting rights, which means that holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors standing for election, if they choose to do so, and the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board. The Board is divided into three classes, and directors normally serve three-year staggered terms. One of the classes is presented for election at each annual meeting, so that the entire Board is never presented for election in any one year.

  Liquidation Rights: Subject to the rights of the holders of any class of the Company's preferred stock, if any, in the event of liquidation of the Company, holders of the Common Stock will share pro rata in all assets distributable to stockholders in respect of shares held by them.

  Preemptive Rights: Holders of the Common Stock are not entitled to any preemptive rights to subscribe for any securities that may be issued by the Company.

  ChaseMellon Shareholder Services, L.L.C. ("ChaseMellon"), Encino, California, is the transfer agent and registrar for the Common Stock. The Common Stock may also be presented for transfer at the office of ChaseMellon, New York, New York.

RIGHTS TO PURCHASE SERIES A PREFERRED STOCK

  In January 1990, the Board adopted a stockholder rights plan (the "Rights Plan") and declared a dividend of one right (a "Right" and collectively, the "Rights") for, and to be attached to, each outstanding share of the Common Stock. The resolutions creating the Rights Plan provide that as long as the Rights are attached to shares of Common Stock, as provided in the "Rights Agreement" referred to below, one additional Right will be issued and delivered with each share of the Common Stock that becomes outstanding after February 12, 1990. Each Right entitles the holder thereof to purchase one one-hundredth (1/100th) of a share of preferred stock designated as the Series A Junior Participating Cumulative Preferred Stock ("Series A Preferred Stock"). The Rights will expire on January 29, 2000, unless redeemed earlier, and will not be exercisable or transferable separately from the shares of Common Stock until the close of business on the earlier of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons (a "15% Stockholder") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock or (ii) the date of the commencement or the announcement of an intention to make a tender or exchange offer that would cause any person or group to become a 15% Stockholder (the "Distribution Date"). The Rights Plan is expected to have the effect of rendering certain changes of control of the Company more difficult.

  Pursuant to the Rights Plan, 3,000,000 shares of Series A Preferred Stock have been designated and reserved for issuance upon exercise of the Rights. An additional number of shares of Series A Preferred Stock equal to one one-hundredth of the number of shares of Common Stock will be reserved for issuance in connection with an issuance of preferred stock or the Common Stock of the Company, whether issued directly, upon exercise of equity warrants, or upon conversion of any convertible preferred stock or debt securities (including the Convertible Debentures) of the Company.

  A description of the Rights and the Series A Preferred Stock is set forth in the Rights Agreement, dated January 29, 1990 and as amended, between the Company and The Chase Manhattan Bank, as successor rights agent, which is included as exhibit to the Registration Statement of which this Prospectus is a part.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

  The Certificate of Incorporation and Bylaws contain certain provisions that may have the effect of rendering a change of control of the Company more difficult. The Board is divided into three classes, and normally serve three-year staggered terms. Special meetings of the Company's stockholders generally may be called only by the Board, and any action required or permitted to be taken by the stockholders must be taken at an annual or special meeting and may not be effected by written consent. The vote of 75% of the outstanding stock of the Company entitled to vote is required for the stockholders to adopt, amend or repeal bylaws. Such a 75% vote is also required for approval of a merger or consolidation of the Company, and certain other transactions, with another corporation that owns beneficially, with its affiliates, more than 10% of the total voting power of all outstanding shares of the Company's voting stock (a "Related Corporation"), unless such a transaction was approved by 75% of the directors of the Company prior to the Related Corporation becoming such. The Certificate of Incorporation also requires such a 75% vote to repeal or amend any of the foregoing provisions.

  The Bylaws require 30 days' advance notice of, and specified information with respect to, nominations by stockholders of persons for election as directors and other business to be brought before an annual meeting by a stockholder.

  As set forth below under "Description of the $3.50 Convertible Preferred Stock," the Board has the authority, without further stockholder action, to provide for the issuance of preferred stock of the Company and to fix the terms thereof. Provisions which could render a change of control of the Company more difficult, such as extraordinary voting, dividend, redemption or conversion rights, could be included in the terms of preferred stock. The Board has adopted a policy that it will not authorize the issuance of voting preferred stock for the sole or principal purpose of deterring an unsolicited takeover bid for the Company. However, this policy does not prevent or restrain the Board from taking any action necessary in the discharge of its fiduciary duties or from authorizing preferred stock in connection with a transaction approved by stockholders, employee or executive plans, a rights offering or the Rights Plan, or to existing stockholders in connection with a recapitalization or reclassification.

             DESCRIPTION OF THE $3.50 CONVERTIBLE PREFERRED STOCK

GENERAL

  Under the Certificate of Incorporation, the Board is authorized without further stockholder action to provide for the issuance of up to 100,000,000 shares of preferred stock, $.10 par value, in one or more series, with such voting powers or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be set forth in resolutions providing for the issue therefor adopted by the Board. As of the date of this Prospectus, the Company has issued, pursuant to a certificate of designations (the "Certificate of Designations"), 10,250,000 shares of preferred stock, all of which are shares of $3.50 Convertible Preferred Stock.

  The transfer agent, registrar, dividend disbursing agent, and redemption agent for the $3.50 Convertible Preferred Stock is ChaseMellon. The registrar for the $3.50 Convertible Preferred Stock will send notices to stockholders of any special meetings at which Holders thereof will have the right to elect directors of the Company. See "--Voting Rights".

DIVIDENDS

  Holders of $3.50 Convertible Preferred Stock are entitled to receive, when, as and if declared by the Board, out of funds legally available for payment, cash dividends at an annual rate of $3.50 per share, payable in arrears on January 15, April 15, July 15, and October 15 of each year. Each such dividend is payable to Holders of record as they appear on the Company's stock register on such record dates, not more than 60 days nor less than 10 days preceding the payment dates thereof, as fixed by the Board. Dividends payable for each full dividend period equal $0.875 per share of $3.50 Convertible Preferred Stock. Dividends payable for any period less than a full dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on each share of $3.50 Convertible Preferred Stock cumulate to (but excluding) the earlier of the redemption date for such share or the date of final distribution upon liquidation, dissolution, or winding up of the Company. Holders of $3.50 Convertible Preferred Stock are not entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest, or sum of money in lieu of interest, is payable in respect of any dividend payment or payments which may be in arrears.

  If there are outstanding shares of any other class or series of preferred stock of the Company ranking junior to (including the Series A Preferred Stock described under "Description of the Common Stock--Rights to Purchase Series A Preferred Stock") or on a parity with the $3.50 Convertible Preferred Stock as to dividends, no full dividends may be declared or paid or set apart for payment on any such other series for any period unless full cumulative dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof is set apart for such payment) on the $3.50 Convertible Preferred Stock for all dividend payment periods terminating on or prior to the date of the payment of such full cumulative dividends. When dividends are not paid in full on the $3.50 Convertible Preferred Stock and on any other series of preferred stock of the Company ranking on a parity as to dividends with the $3.50 Convertible Preferred Stock, all dividends declared upon all outstanding shares of $3.50 Convertible Preferred Stock and shares of such other series of preferred stock will be declared pro rata so that the amounts of dividends declared per share on the $3.50 Convertible Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of $3.50 Convertible Preferred Stock and such other preferred stock bear to each other.

  Unless full cumulative dividends on all outstanding shares of $3.50 Convertible Preferred Stock have been paid or declared and set apart for payment for all past dividend payment periods, no dividend (other than a dividend in the Common Stock or in any other stock of the Company ranking junior to the $3.50 Convertible Preferred Stock as to dividends and upon liquidation and other than as provided in the preceding paragraph) may be declared or paid or set apart for payment or other distribution declared or made upon the Common Stock or upon any other stock of the Company ranking junior to or on a parity with the $3.50 Convertible Preferred Stock as to dividends or upon liquidation, nor may any of the Common Stock or any other stock of the Company ranking junior to or on a parity with the $3.50 Convertible Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to the $3.50 Convertible Preferred Stock as to dividends and upon liquidation). These restrictions do not prevent the Company from making contributions to its employee benefit plans or from redeeming Rights pursuant to its Rights Plan.

  Holders of shares of $3.50 Convertible Preferred Stock called for redemption on a redemption date between a dividend record date and the corresponding dividend payment date are not entitled to receive the dividend payable on such dividend payment date.

LIQUIDATION RIGHTS

  In the event of any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Holders of $3.50 Convertible Preferred Stock will be entitled to receive and to be paid out of the Company's assets available for distribution to its stockholders, before any payment or distribution is made to holders of the Common Stock or any other class of stock of the Company ranking junior to the $3.50 Convertible Preferred Stock upon liquidation (including the Series A Preferred Stock), a liquidation preference in the amount of $50 per share of the $3.50 Convertible Preferred Stock plus accumulated and unpaid dividends. If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the amounts payable with respect to the liquidation preference of the $3.50 Convertible Preferred Stock and any other shares of stock of the Company ranking as to any such distribution on a parity with the $3.50 Convertible Preferred Stock are not paid in full, the Holders of $3.50 Convertible Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full distributable amounts to which they are entitled as measured by liquidation preferences. After payment of the full amount of the liquidating distribution to which they are entitled, the Holders of $3.50 Convertible Preferred Stock will have no right or claim to any of the remaining assets of the Company. Neither the sale of all or substantially all of the property or business of the Company (other than in connection with the winding up of its business), nor the merger or consolidation of the Company into or with any other corporation will be considered a dissolution, liquidation, or winding up of the Company.

  The right of the Company, and hence the right of Holders of $3.50 Convertible Preferred Stock and other stockholders and creditors of the Company, to participate in any distribution of assets of any subsidiary (including Union Oil) upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary are recognized.

OPTIONAL REDEMPTION

  The $3.50 Convertible Preferred Stock is not subject to any mandatory redemption, sinking fund, or other similar provisions. Since July 15, 1996, the $3.50 Convertible Preferred Stock has been redeemable in whole or in part, at the Company's option, upon not less than 30 days' notice nor more than 60 days' notice, during the twelve-month periods commencing on July 15 of the years indicated below at the following redemption prices per share (expressed as a percentage of the $50 liquidation preference thereof), plus accumulated and unpaid dividends, if any, up to but excluding the date fixed for redemption:

                                                                      REDEMPTION
   YEAR                                                                 PRICE
   ----                                                               ----------
   1996..............................................................   104.2%
   1997..............................................................   103.5%
   1998..............................................................   102.8%
   1999..............................................................   102.1%
   2000..............................................................   101.4%
   2001..............................................................   100.7%
   2002 and thereafter...............................................   100.0%

  In the event that fewer than all the outstanding shares of $3.50 Convertible Preferred Stock are to be redeemed, the shares to be redeemed will be determined by lot or pro rata or by any other method as may be determined by the Board to be equitable.

  From and after the applicable redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price), dividends on the shares of $3.50 Convertible Preferred Stock to be redeemed on such redemption date shall cease to accrue, said shares shall no longer be deemed to be outstanding, the Holders thereof shall cease to be stockholders of the Company, and all rights with respect to said shares (except the right to receive the redemption price without interest) will terminate. Holders of shares of $3.50 Convertible Preferred Stock called for redemption on a redemption date between a dividend record date and the corresponding dividend payment date are not entitled to receive the dividend payable on such dividend payment date.

  If any dividends on the $3.50 Convertible Preferred Stock are in arrears, no shares of the Preferred Stock will be redeemed unless all outstanding shares of $3.50 Convertible Preferred Stock are simultaneously redeemed.

  Holders of $3.50 Convertible Preferred Stock have no right to require redemption of the $3.50 Convertible Preferred Stock.

VOTING RIGHTS

  Holders of $3.50 Convertible Preferred Stock have no voting rights except as set forth below or as otherwise from time to time required by law.

  If the equivalent of six quarterly dividends payable on the $3.50 Convertible Preferred Stock or any other series of preferred stock of the Company are in default, the number of directors of the Company will be increased by two and the Holders of all outstanding shares of $3.50 Convertible Preferred Stock and all other outstanding shares of preferred stock having similar voting rights, voting as a single class without regard to series and with no cumulative voting, to the exclusion of the holders of the Common Stock, will be entitled to elect those two additional directors, who shall serve until all dividends in default have been paid or declared and set apart for payment.

  Unless the vote or consent of the Holders of a greater number of shares is then required by law, the affirmative vote or consent of the Holders of at least 66 2/3% of the outstanding shares of $3.50 Convertible

Preferred Stock, voting as a class, will be required for any amendment, alteration or repeal of the Certificate of Incorporation (including any certificate amendatory thereof or supplemental thereto providing for the capital stock of the Company, including any Certificate of Designation or similar document relating to the $3.50 Convertible Preferred Stock) which would adversely affect the preferences, rights, powers or privileges of the $3.50 Convertible Preferred Stock. Unless the vote or consent of the Holders of a greater number of shares is then required by law, the affirmative vote or consent of the Holders of at least 66 2/3% of the outstanding shares of $3.50 Convertible Preferred Stock and any other series of preferred stock of the Company ranking on a parity with the $3.50 Convertible Preferred Stock either as to dividends or upon liquidation, voting as a single class without regard to series, will be required to create, authorize or issue, or reclassify any authorized stock of the Company into, or create, authorize, or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Company ranking prior to the $3.50 Convertible Preferred Stock as to dividends or upon liquidation.

  The Certificate of Incorporation may be amended to increase the number of authorized shares of preferred stock without the vote of the Holders of the outstanding shares of $3.50 Convertible Preferred Stock.

CONVERSION RIGHTS

  The $3.50 Convertible Preferred Stock is convertible at the option of the holder thereof into such number of shares of Common Stock as is equal to the aggregate liquidation preference amount of shares of $3.50 Convertible Preferred Stock surrendered for conversion divided by the conversion price (except that a share of $3.50 Convertible Preferred Stock called for redemption will be convertible up to and including but not after the close of business on the day fixed for redemption, unless the Company defaults in making payment of the amount payable upon redemption). As of the date of this Prospectus, the conversion price is $30.75.

  No fractional shares of Common Stock or securities representing fractional shares of Common Stock will be issued upon conversion. Any fractional interest in a share of the Common Stock resulting from conversion will be paid in cash based on the market price of the Common Stock (determined as set forth in the Certificate of Designations).

  The conversion price is subject to adjustment (under formulas set forth in the Certificate of Designation) in certain events, including: the issuance of the Common Stock as a dividend or distribution on its capital stock; subdivisions and combinations of the shares of Common Stock; the issuance to all holders of the Common Stock of certain rights or warrants entitling them to subscribe for or purchase the Common Stock at less than the current market price (as defined in the Certificate of Designation); and the distribution to all holders of the Common Stock of evidences of indebtedness of the Company, capital stock, or assets (excluding the Common Stock, cash dividends, distributions in connection with liquidation, dissolution, or winding up of the Company, and those rights or warrants referred to above), unless the Company reserves such distribution for the Holders of $3.50 Convertible Preferred Stock upon conversion.

  If the Company shall be a party to a recapitalization, reclassification, consolidation, merger, sale or transfer of all or substantially all of its assets or share exchange (including any (i) recapitalization or reclassification of shares of Common Stock (other than a change in par value or as a result of a subdivision or combination of the Common Stock), (ii) consolidation or merger of the Company with or into another person, other than a merger that does not result in a reclassification, conversion, exchange or cancellation of the Common Stock, (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange, pursuant to which the Common Stock is converted to the right to receive other securities, cash or other property), then lawful provision shall be made so that the holder of each share of $3.50 Convertible Preferred Stock then outstanding shall have the right thereafter to convert such share only into (x) in the case of a Non-Stock Fundamental Change (as defined below) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock issuable upon conversion of such share of $3.50 Convertible Preferred Stock immediately prior to such transaction after giving effect to any adjustment in the conversion price in accordance with clause (i) of the following paragraph, and (y) in the case of a Common Stock Fundamental Change (as defined below), common stock of the kind received by holders of the Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph. The company formed by such consolidation, resulting from such merger, or acquiring such assets or the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as practical to the relevant adjustments provided for in specified portions of the Certificate of Designations.

  Notwithstanding any other provision in the preceding paragraphs, if any Fundamental Change (as defined below) occurs, the conversion price in effect will be adjusted immediately after that Fundamental Change as follows:

    (i) in the case of a Non-Stock Fundamental Change, the conversion price of the shares of $3.50 Convertible Preferred Stock will be the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change and (B) the product of (1) the greater of the Applicable Price (as defined below) and the Reference Market Price (as defined below) and (2) a fraction, the numerator of which is $50 and the denominator of which is the amount at which one share of $3.50 Convertible Preferred Stock would be redeemed by the Company if the redemption date were the date of the Non-Stock Fundamental Change (the denominator being the sum of (y) the product of the percentage (expressed as a decimal) set forth in the table under the caption "Optional Redemption" and $50, and (z) any accumulated and unpaid dividends on the $3.50 Convertible Preferred Stock); and

    (ii) in the case of a Common Stock Fundamental Change, the conversion price of the shares of $3.50 Convertible Preferred Stock immediately following the Common Stock Fundamental Change will be the conversion price in effect immediately prior to the Common Stock Fundamental Change multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of the Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, paid with respect to any fractional interests in that common stock resulting from the Common Stock Fundamental Change) and (B) all of the Common Stock of the Company shall have been exchanged for, converted into, or acquired for, common stock of the successor, acquiror or other third party, the conversion price of the shares of $3.50 Convertible Preferred Stock immediately following the Common Stock Fundamental Change shall be the conversion price in effect immediately prior to the Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of the Common Stock as a result of the Common Stock Fundamental Change.

  Depending upon whether the Fundamental Change is a Non-Stock Fundamental Change or Common Stock Fundamental Change, a holder may receive significantly different consideration upon conversion. In the event of a Non-Stock Fundamental Change, the holder has the right to convert shares of $3.50 Convertible Preferred Stock into the kind and amount of the shares of stock and other securities or property or assets (including cash), except as otherwise provided above, as is determined by the number of shares of Common Stock receivable upon conversion at the conversion price as adjusted in accordance with clause (i) of the preceding paragraph. However, in the event of a Common Stock Fundamental Change in which less than 100% of the value of the consideration received by a holder of the Common Stock is common stock of the successor, acquiror or other third party, a holder of a share of $3.50 Convertible Preferred Stock who converts such share following the Common Stock Fundamental Change will receive consideration in the form of such common stock only, whereas a holder who converted such share prior to the Common Stock Fundamental Change received consideration in the form of such common stock as well as any other securities or assets (which may include cash) issuable upon conversion of such share of $3.50 Convertible Preferred Stock immediately prior to such Common Stock Fundamental Change.

  For purposes of the "Description of the $3.50 Convertible Preferred Stock", the following terms shall have the designated meanings:

  The term "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by a holder of one share of the Common Stock and
(ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices (determined as provided in the Certificate of Designation) for one share of the Common Stock during the ten trading days immediately prior to the record date for the determination of the holders of the Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, prior to the date on which the holders of the Common Stock will have the right to receive such cash, securities, property or other assets.

  The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board) of the consideration received by holders of the Common Stock consists of common stock that, for the ten trading days immediately prior to such Fundamental Change, has been admitted for listing on a national securities exchange or quoted on the Nasdaq National Market System; provided, however, that a Fundamental Change will not be a Common Stock Fundamental Change unless either
(i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding shares of $3.50 Convertible Preferred Stock continue to exist as outstanding shares of $3.50 Convertible Preferred Stock, or (ii) not later than the occurrence of such Fundamental Change, the outstanding shares of $3.50 Convertible Preferred Stock are converted into or exchanged for shares of convertible preferred stock of a corporation succeeding to the business of the Company, which convertible preferred stock has powers, preferences and relative, participating, optional or other rights, and qualifications, limitations and restrictions substantially similar to those of the $3.50 Convertible Preferred Stock.

  The term "Fundamental Change" means the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock of the Company is exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, a Fundamental Change will be deemed to have occurred when substantially all of the Common Stock has been exchanged for, converted into, or acquired for, or constitutes solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of the Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock is exchanged for, converted into, or acquired for, or constitutes solely the right to receive cash, securities, property or other assets; and provided, further, that the term does not include (i) any transaction or event in which the Company and/or any of its subsidiaries are the issuers of all the cash, securities, property or other assets exchanged, acquired or otherwise issued in the transaction or event, or
(ii) any transaction or event in which the holders of the Common Stock receive securities of an issuer other than the Company if, immediately following the transaction or event, those holders hold a majority of the securities having the power to vote normally in the election of directors of the other issuer outstanding immediately following the transaction or other event.

  The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

  The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the reported last sale prices for one share of the common stock received by holders of the Common Stock in that Common Stock Fundamental Change during the ten trading days immediately prior to the record date for the determination of the holders of the Common Stock entitled to receive that common stock or, if there is no such record date, prior to the date upon which the holders of the Common Stock shall have the right to receive the common stock.

  The term "Reference Market Price" means $17.00 as of the date of this Prospectus and, in the event of any adjustment to the conversion price as described in the third paragraph of this subsection, the Reference Market Price will also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any adjustment will always be the same as the ratio of $17.00 (the initial Reference Market Price) to $30.75 (the initial conversion price for the Preferred Stock); which is 1 to 1.8088.

  No adjustment in the conversion price will be required unless the adjustment would require a change of at least 1% in the conversion price then in effect; provided, however, that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. The Company reserves the right to make any reduction in the conversion price in addition to those required in the foregoing provisions as the Company considers to be advisable to avoid or diminish income taxes to the Company's stockholders resulting from certain stock-related distributions. Except as stated above, the conversion price will not be adjusted for the issuance of the Common Stock or any securities convertible into or exchangeable for the Common Stock or carrying the right to purchase any of the foregoing.

  The Holders of shares of $3.50 Convertible Preferred Stock at the close of business on a dividend record date are entitled to receive the dividend payable on those shares (except that Holders of shares called for redemption on a redemption date between the record date and the dividend payment date will not be entitled to receive such dividend) on the corresponding dividend payment date notwithstanding the subsequent conversion thereof. However, shares of $3.50 Convertible Preferred Stock surrendered for conversion during the period between the close of business on any dividend record date and the opening of business on the corresponding dividend payment date (except shares called for redemption on a redemption date during that period) must be accompanied by payment of an amount equal to the dividend payable on the shares on that dividend payment date. A holder of shares of $3.50 Convertible Preferred Stock on a dividend record date who (or whose transferee) tenders any shares for conversion on or after a dividend payment date will receive the dividend payable by the Company on $3.50 Convertible Preferred Stock on that date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of $3.50 Convertible Preferred Stock for conversion. Except as provided above, the Company will not make any payment or adjustment on conversion in respect of dividends, whether or not in arrears, on shares surrendered for conversion or on account of dividends on the shares of Common Stock issued upon conversion.

BOOK-ENTRY; DELIVERY AND FORM

  Except as described in the next paragraph, the shares of $3.50 Convertible Preferred Stock are on deposit with, or on behalf of, DTC and are registered in the name of Cede in the form of a global $3.50 Convertible Preferred Stock certificate, and investors hold their interests therein directly through DTC, or indirectly through organizations which are participants in DTC. A more detailed description of the DTC book-entry system is set forth in "Book-Entry System--The Depository Trust Company" below.

  Shares of $3.50 Convertible Preferred Stock (i) held by certain foreign purchasers or accredited institutional investors who are not qualified institutional buyers (the "Non-Global Purchasers") or (ii) if DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, issued by the Company in definitive form in exchange for the global certificate are "Certificated $3.50 Convertible Preferred Shares". There are restrictions on the transfer of Certificated $3.50 Convertible Preferred Shares.

  The redemption price of Certificated $3.50 Convertible Preferred Shares will be payable upon redemption by wire transfer of immediately available funds upon presentation and surrender of such Certificated $3.50 Convertible Preferred Shares at the Company's principal office or at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, the City of New York. Dividends on the Certificated $3.50 Convertible Preferred Shares will be payable on each dividend payment date by check mailed to the persons in whose names such shares are registered on the record date preceding such dividend payment date; provided that any such person will be entitled to receive such dividend payment by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by ChaseMellon, the transfer agent, not later than the record date preceding such dividend payment date and the amount of such payment is equal to or greater than the minimum amount required for a wire transfer under ChaseMellon's rules for operations at the time of payment.

                BOOK-ENTRY SYSTEM--THE DEPOSITORY TRUST COMPANY

  DTC acts as securities depositary (the "Depository") for the $3.50 Convertible Preferred Stock, will act as the Depository for the Trust Convertible Preferred Securities and, if such are distributed to the holders of Trust Convertible Preferred Securities as described herein, is expected to act as the Depository for the Convertible Debentures. For purposes of the description of the book-entry system below, the Trust Convertible Preferred Securities, the $3.50 Convertible Preferred Stock and the Convertible Debentures are referred to as the "Convertible Securities".

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (the "Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (the "Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks, and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

  The ownership interest of each actual owner of a Convertible Security ("Beneficial Owner") within the DTC system is recorded on the Direct and Indirect Participants' records and is credited to the Direct Participant on DTC's records. Beneficial Owners do not receive written confirmation from DTC of their transactions, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners exchanged or hold Convertible Securities. Transfers of ownership interests in the Convertible Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in a Convertible Security, except in the event that use of the book-entry system for such Convertible Security is discontinued.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Convertible Securities represented by a global certificate.

  To facilitate subsequent transfers, all the Convertible Securities deposited by Participants with DTC are registered in the name of Cede. The deposit of Convertible Securities with DTC and their registration in the name of Cede effect no change in beneficial ownership. DTC has no knowledge of the identity of the Beneficial Owners of the Convertible Securities, as its records reflect only the identity of the Direct Participants to whose accounts such Convertible Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

  Redemptions are coordinated through DTC. Redemption notices shall be sent to Cede. If less than all of the Convertible Securities held by DTC are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Convertible Securities in accordance with its procedures.

  Conversions are coordinated through DTC. Conversions notices shall be sent to Cede by a Direct Participant for the benefit of Beneficial Owners. DTC will reduce the amount of interest of a Direct Participant in the Convertible Securities as result of any such conversion in accordance with its procedures.

  Additionally, although voting with respect to the Convertible Securities is limited, in those cases where a vote is required, neither DTC nor Cede will itself consent or vote with respect to such securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the issuer of the Convertible Security for which a vote is being solicited as soon as possible after the record date. The Omnibus Proxy assigns Cede consenting or voting rights to those Direct Participants to whose accounts the voting Convertible Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a Convertible Security.

  Distribution payments on the Convertible Securities are made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown of DTC's record unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Trust, or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the issuer of the Convertible Security, disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of the Convertible Securities (including, without limitation, the presentation of a stock certificate for conversion) only at the direction of one or more Participants to whose account with DTC interests in shares presented by a global certificate are credited and only in respect of such number of the shares of the Convertible Securities represented by a global certificate as to which such Participants have given such direction.

  Except as provided herein, a Beneficial Owner in a global Convertible Security certificate will not be entitled to receive physical delivery of such securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under such securities. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a person having a beneficial interest in shares represented by a global certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate of such interest.

  DTC may discontinue providing its services as Depository with respect to the Convertible Securities at any time by giving reasonable notice to the issuer. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the Convertible Securities for which DTC has discontinued its services are required to be printed and delivered. Additionally, the issuer of the Convertible Security may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to its Convertible Securities. In that event, certificates for such Convertible Securities will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

  In the opinion of Miller & Chevalier, Chartered, special tax counsel to the Company and the Trust, the following are the material United States federal income tax consequences of the acquisition by exchange, ownership, and disposition of the Trust Convertible Preferred Securities. Unless otherwise stated, this summary deals only with Trust Convertible Preferred Securities held as capital assets by Holders who exchange shares of $3.50 Convertible Preferred Stock. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, foreign governments, or with persons that hold the Trust Convertible Preferred Securities or the $3.50 Convertible Preferred Stock as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to stockholders, partners, or beneficiaries of a holder of Trust Convertible Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or any foreign government that may be applicable to the Trust Convertible Preferred Securities or to a Holder's decision to exchange shares of $3.50 Convertible Preferred Stock for Trust Convertible Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

  ALL HOLDERS OF $3.50 CONVERTIBLE PREFERRED STOCK ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF AN EXCHANGE OF SHARES OF $3.50 CONVERTIBLE PREFERRED STOCK FOR TRUST CONVERTIBLE PREFERRED SECURITIES AND THE OWNERSHIP, CONVERSION AND DISPOSITION OF TRUST CONVERTIBLE PREFERRED SECURITIES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

CLASSIFICATION OF THE CONVERTIBLE DEBENTURES

  In connection with the issuance of the Convertible Debentures, Miller & Chevalier, Chartered will render its opinion that, although the matter is not free from doubt, the Convertible Debentures will be classified for United States federal income tax purposes as indebtedness of the Company under current law. By accepting a Trust Convertible Preferred Security, each holder covenants to treat the Convertible Debentures as indebtedness and the Trust Convertible Preferred Securities as evidence of an indirect beneficial ownership in the Convertible Debentures. No assurance can be given, however, that the classification of the Convertible Debentures as indebtedness will not be challenged by the IRS. The remainder of this discussion assumes that the Convertible Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF THE TRUST

  In connection with the issuance of the Trust Convertible Preferred Securities, Miller & Chevalier, Chartered will render its opinion that the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Trust Convertible Preferred Securities will be considered the owner of an undivided interest in the Convertible Debentures, and pursuant to the agreement to treat the Convertible Debentures as indebtedness, each holder will be required to include in its gross income interest received or accrued with respect to its allocable share of the Convertible Debentures.

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

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Corporate holders of the Trust Convertible Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Trust Convertible Preferred Securities.

  Under current law, the Company's option to defer payments of interest by extending interest payment periods for up to 20 quarters would cause the Convertible Debentures to be issued with OID. OID must be included in income by all holders as it accrues economically on a daily basis, without regard to when it is paid in cash or whether a particular holder generally uses the cash method of accounting. On June 14, 1996, however, the U.S. Treasury Department issued new income tax regulations providing that "remote" contingencies are ignored in determining whether a debt instrument is issued with OID. These new regulations apply to all debt instruments that, like the Convertible Debentures, are to be issued on or after August 13, 1996.

  The Company believes that the likelihood of its exercising its option to defer payments of interest is "remote" because exercising that option would prevent the Company from declaring dividends on its Common Stock and the Company has paid regular quarterly dividends on its Common Stock for more than 80 years. Thus, in the opinion of special tax counsel, the Convertible Debentures that will be issued on or after August 13, 1996, will not include OID under the new regulations, and holders of the Trust Convertible Preferred Securities should accrue interest under their own methods of accounting (e.g., cash or accrual) instead of under the daily economic accrual rules for OID instruments.

  Under the new regulations, however, if the Company exercises its right to defer payments of interest, the Convertible Debentures will become OID instruments, and all holders of the Trust Convertible Preferred Securities will be required to accrue interest on a daily basis during the extended interest period even though the Company will not pay the interest in cash until the end of the extended interest period, and even if some holders generally use the cash method of accounting. A holder who disposes of the Trust Convertible Preferred Securities during an extended interest period may suffer a loss because the market value of the Trust Convertible Preferred Securities will likely fall if the Company exercises its option to defer payments of interest on the Convertible Debentures. Furthermore, the market value of the Trust Convertible Preferred Securities may not reflect the accumulated distributions that will be paid at the end of the extended interest period, and a holder who sells the Trust Convertible Preferred Securities during the extended interest period will not receive from the Company any cash related to the interest income the holder accrued and included in its taxable income under the OID rules (because that cash will be paid to the holder of record at the end of the extended interest period).

  If the Convertible Debentures become OID instruments (i.e., if the Company ever exercises its right to defer payments of interest), the Convertible Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the extended interest period, all holders will be required to continue accruing interest on the Convertible Debentures on a daily basis, regardless of their method of accounting. Under the OID rules, a holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Convertible Debentures, and actual cash payments of interest on the Convertible Debentures would not be reported separately as taxable income.

  The new regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to special tax counsel's interpretation.

EXCHANGE OF $3.50 CONVERTIBLE PREFERRED STOCK FOR TRUST CONVERTIBLE PREFERRED SECURITIES

  The exchange of shares of $3.50 Convertible Preferred Stock for Trust Convertible Preferred Securities will be a taxable event. If, with respect to a particular holder, the exchange satisfies one of the tests of section 302 of the Code described below, it will be treated as a transaction in which capital gain or loss is recognized, rather than as a dividend. The tests under section 302 of the Code are applied on a stockholder-by-stockholder basis. Therefore, whether an exchange will be treated as a transaction in which capital gain or loss is recognized or as a dividend with respect to a particular Holder will depend on that Holder's particular facts and circumstances. If the exchange of shares of $3.50 Convertible Preferred Stock for Trust Convertible Preferred Securities is treated as a transaction in which capital gain or loss is recognized with respect to a particular holder, the capital gain or loss will be based on the difference between the fair market value of the Trust Convertible Preferred Securities received in the exchange and the Holder's adjusted tax basis in the shares of $3.50 Convertible Preferred Stock surrendered therefor. Any capital gain or loss will be long-term capital gain or loss if the shares of $3.50 Convertible Preferred Stock surrendered in the exchange was held by the holder for more than one year. The exchanging Holder's tax basis in the Trust Convertible Preferred Securities received in the exchange will equal the fair market value of the Trust Convertible Preferred Securities at the time of the exchange and the holding period for the Trust Convertible Preferred Securities will begin on the day after the day on which the Trust Convertible Preferred Securities are acquired by the holder.

  Pursuant to section 302 of the Code, an exchange will be treated as a transaction in which gain or loss is recognized if, after giving effect to the constructive ownership rules of section 318 of the Code, the exchange
(i) represents a "complete termination" of the exchanging Holder's stock interest in the Company, (ii) is "substantially disproportionate" with respect to the exchanging Holder or (iii) is "not essentially equivalent to a dividend" with respect to the exchanging Holder, all within the meaning of section 302(b) of the Code. Under the constructive ownership rules of section 318 of the Code, a holder of Trust Convertible Preferred Securities will be treated as owning the Common Stock into which such Trust Convertible Preferred Securities are convertible. Accordingly, an exchange pursuant to the Exchange Offer could not, standing alone, satisfy the "complete termination" or the "substantially disproportionate" tests. An exchange will be "not essentially equivalent to a dividend" as to a particular holder if it results in a "meaningful reduction" in such holder's interest in the Company (after application of the constructive ownership rules of section 318 of the Code). In general, there are no fixed rules for determining whether a "meaningful reduction" has occurred. However, based upon published rulings of the IRS, the exchange will be treated as a transaction in which gain or loss is recognized if the holder's stock ownership (treating the Trust Convertible Preferred Securities as converted) is minimal, the holder exercises no control over the affairs of the Company, and the holder's percentage equity interest in the Company is reduced in the redemption to any extent. As of the date of this Prospectus, the current market price of the Common Stock is $ . If the Market Value of a share of Common Stock is at least $ , the conversion price of the Trust Convertible Preferred Securities will be higher than that of the equivalent amount of $3.50 Convertible Preferred Stock to be surrendered, and an exchange of shares of $3.50 Convertible Preferred Stock for Trust Convertible Preferred Securities would, standing alone, result in some reduction in an exchanging Holder's constructive stock interest in the Company. However, if the Market Value of a share of Common Stock is lower than $ , such exchange would not, standing alone, result in any reduction in the exchanging Holder's constructive stock interest in the Company. No assurance can be given that these tests will be satisfied, and, if such tests are not satisfied, the exchange will be treated as a dividend. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR AS TO ITS ABILITY IN LIGHT OF ITS OWN PARTICULAR CIRCUMSTANCES TO SATISFY ANY OF THE FOREGOING TESTS, POSSIBLY BY DISPOSING OF A PORTION OF ITS STOCK INTEREST IN THE COMPANY CONTEMPORANEOUSLY, AND AS PART OF AN INTEGRATED PLAN, WITH THE EXCHANGE OF SHARES OF $3.50 CONVERTIBLE PREFERRED STOCK FOR TRUST CONVERTIBLE PREFERRED SECURITIES.

  If an exchange is treated as a dividend with respect to a particular exchanging Holder under section 302 of the Code, such holder (i) will not recognize any loss on the exchange, (ii) will recognize dividend income (rather than capital gain) in an amount equal to the fair market value of the Trust Convertible Preferred Securities (and any cash in lieu of fractional Trust Convertible Preferred Securities) received without regard to the holder's basis in the shares of $3.50 Convertible Preferred Stock surrendered in the exchange, to the extent of its proportionate share of the Company's current or accumulated earnings and profits. The holding period for the Trust Convertible Preferred Securities will begin on the day after the day on which the Trust Convertible Preferred Securities are acquired by the exchanging Holder. CORPORATE HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THE AVAILABILITY OF THE CORPORATE DIVIDENDS-RECEIVED DEDUCTION AND THE POSSIBLE APPLICATION OF THE EXTRAORDINARY DIVIDEND RULES OF CODE SECTION 1059 TO AN EXCHANGE BY A CORPORATE HOLDER FOR WHOM THE DISTRIBUTION IS TAXABLE AS A DIVIDEND.


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

RECEIPT OF CONVERTIBLE DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

  Under certain circumstances, as described under the caption "Description of the Trust Convertible Preferred Securities--Special Event Distribution or Redemption". The Convertible Debentures may be distributed to holders in exchange for the Trust Convertible Preferred Securities and in liquidation of the Trust. This distribution cannot occur without an opinion of an independent tax counsel to the effect that the distribution will not result in recognition of gain or loss to each holder. If the exchange is a non-taxable event, each holder would receive an aggregate tax basis in the Convertible Debentures equal to the holder's aggregate tax basis in the Trust Convertible Preferred Securities. A holder's holding period in the Convertible Debentures received in liquidation of the Trust would include the period during which the Trust Convertible Preferred Securities were held by the holder. However, the tax-free treatment of the distribution may be adversely affected as a result of a change in law. For example, if a Tax Event results in the Trust being treated as an association taxable as a corporation, then a holder would recognize gain or loss upon receipt of the Convertible Debentures as if it had sold the exchanged Trust Convertible Preferred Securities for cash. See "--Sale or Redemption of Trust Convertible Preferred Securities".

  Under certain circumstances described herein (see "Description of the Trust Convertible Preferred Securities"), the Convertible Debentures may be redeemed for cash and the proceeds of the redemption distributed to holders in redemption of the Trust Convertible Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Trust Convertible Preferred Securities and a holder would recognize gain or loss as if it sold the redeemed Trust Convertible Preferred Securities for cash. See "--Sale or Redemption of Trust Convertible Preferred Securities".

SALE OR REDEMPTION OF TRUST CONVERTIBLE PREFERRED SECURITIES

  A holder that sells or redeems Trust Convertible Preferred Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Trust Convertible Preferred Securities and the amount realized on such sale or redemption. Assuming that the Company does not defer payment of interest on the Convertible Debentures, a holder's adjusted tax basis in the Trust Convertible Preferred Securities will be the fair market value of those securities on the date of the exchange of shares of $3.50 Convertible Preferred Stock for Trust Convertible Preferred Securities. Subject to the discussion below regarding accrued and unpaid interest, such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Trust Convertible Preferred Securities have been held for more than one year.

  The Trust Convertible Preferred Securities may trade at a price that does not fully reflect the value of the accrued and unpaid interest with respect to the underlying Convertible Debentures. Should the Company exercise its right to defer payments on interest, a holder who disposes of its Trust Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued and unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis in its allocable share of the underlying Convertible Debentures deemed disposed. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

CONVERSION OF TRUST CONVERTIBLE PREFERRED SECURITIES INTO THE COMMON STOCK

  A holder of Trust Convertible Preferred Securities will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of Convertible Debentures into the Common Stock except to the extent of ordinary income recognized with respect to accrued and unpaid interest on the Convertible Debentures at that time. A holder of Trust Convertible Preferred Securities will also recognize gain upon the receipt of cash in lieu of a fractional share of the Common Stock equal to the amount of the cash received less such holder's tax basis in such fractional share. Such a holder's tax basis in the Common Stock received upon conversion should generally be equal to such holder's tax basis in the Trust Convertible Preferred Securities delivered to the Conversion Agent for exchange, plus the amount of interest income recognized on the exchange, minus the basis allocated to any fractional share for which cash is received and such holder's holding period in the Common Stock received upon conversion will begin on the day after the day the holder acquired the Trust Convertible Preferred Securities delivered to the Conversion Agent for exchange (except that the holding period of the Common Stock deemed issued for accrued interest will begin on the day following the date of conversion).

CONVERSION ADJUSTMENT

  Treasury Regulations promulgated under section 305 of the Code would treat holders of Trust Convertible Preferred Securities as having received a constructive distribution from the Company in the event the conversion price of the Convertible Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest of such holder in the assets or earnings and profits of the Company were increased and (ii) the adjustment was not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment to the conversion price would not be considered made pursuant to such formula if the adjustment was made to compensate for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the Convertible Debentures would be required to include their allocable share of such deemed dividend in gross income but will not receive any cash related thereto.

PROPOSED TAX LEGISLATION

  See the discussion above under the heading "Risk Factors--Proposed Tax Legislation".

INFORMATION REPORTING TO HOLDERS

  Income on the Trust Convertible Preferred Securities will generally be reported to holders on Forms 1099, which should be mailed to holders of the Trust Convertible Preferred Securities by January 31 following each calendar year.

  The Trust will be obligated to report annually to Cede, as holder of record of the Trust Convertible Preferred Securities, the interest received or accrued related to the Convertible Debentures for the year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record holders until April 15 following each calendar year. Under current law, holders of Trust Convertible Preferred Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, will not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of the Trust Convertible Preferred Securities who hold their Trust Convertible Preferred Securities through nominees will receive Forms 1099 reflecting the income on their Trust Convertible Preferred Securities from such nominee holders rather than the Trust.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of the Trust Convertible Preferred Securities or the Convertible Debentures distributed to holders of the Trust Convertible Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a refund or credit against the holder's United States federal income tax provided the required information is provided to the Service.

NON-UNITED STATES PERSONS

  For purposes of this discussion, "non-United States person" means any person who, for United States federal income tax purposes, is neither (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any State or of any of its territories or possessions, or (iii) a domestic trust or estate.

  On April 15, 1996, the U.S. Treasury Department issued proposed regulations that could affect the procedures to be followed by a non-United States person in establishing non-United States person status. These proposed regulations would generally be effective for payments made after December 31, 1997. Non-United States persons should consult their tax advisors regarding the effect, if any, of the proposed regulations on their acquisition, ownership and disposition of the Trust Convertible Preferred Securities.

  ALL HOLDERS OF $3.50 CONVERTIBLE PREFERRED STOCK THAT ARE NON-UNITED STATES PERSONS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THEIR EXCHANGE OF SHARES OF $3.50 CONVERTIBLE PREFERRED STOCK FOR TRUST CONVERTIBLE PREFERRED SECURITIES AND THE OWNERSHIP, CONVERSION, AND DISPOSITION OF TRUST CONVERTIBLE PREFERRED SECURITIES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

EXCHANGE OF $3.50 CONVERTIBLE PREFERRED STOCK FOR TRUST CONVERTIBLE PREFERRED SECURITIES

  Subject to the discussion of backup withholding below, if a holder that is a non-United States person proves, in a manner and under arrangements satisfactory to the Company or other withholding agent, that the exchange of shares of $3.50 Convertible Preferred Stock for Trust Convertible Preferred Securities qualifies as a transaction in which gain or loss is recognized rather than as a dividend (see "Certain Federal Income Tax Considerations-- Exchange of $3.50 Convertible Preferred Stock for Trust Convertible Preferred Securities," above), the Company or other withholding agent will not withhold federal income tax on the issuance of the Trust Convertible Preferred Securities to that holder and that holder generally will not be subject to United States federal income tax in respect of gain recognized on the exchange unless (i) the gain is effectively connected with a trade or business conducted by the non-United States person within the United States (in which case the branch profits tax may also apply if the holder is a foreign corporation), (ii) in the case of a non-United States person that is an individual, the holder is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the exchange and certain other conditions are satisfied or (iii) the Company is or has been a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code within the shorter of the holder's holding period or the five-year period ending on the date of the exchange and certain other conditions are satisfied, and no treaty exception is applicable.

  The Company believes it is a "United States real property holding corporation". Accordingly, gain realized on the disposition (or exchange) of shares of $3.50 Convertible Preferred Stock by a non-United States person that is deemed to own more than five percent of the $3.50 Convertible Preferred Stock at any time during the shorter of the five-year period preceding such disposition or such holder's holding period may be subject to United States federal income tax. Where a non-United States person is deemed to own less than five percent of the $3.50 Convertible Preferred Stock at all times during the shorter of the five-year period preceding disposition or such holder's holding period, the non-United States person will not be subject to United States federal income taxation provided that the $3.50 Convertible Preferred Stock continues, prior to the disposition of such stock, to be "regularly traded on an established securities market" (within the meaning of section 897(c)(3) of the Code and the temporary regulations issued thereunder).

  If a holder that is a non-United States person exchanges shares of $3.50 Convertible Preferred Stock for Trust Convertible Preferred Securities and does not prove, in a manner satisfactory to the Company or other withholding agent, that such exchange qualifies as a transaction in which gain or loss is recognized, the Company will treat the issuance of Trust Convertible Preferred Securities to the non-United States person as a dividend distribution. The Company will withhold United States federal income tax from the gross proceeds to that holder in an amount equal to 30% of the proceeds (including Trust Convertible Preferred Securities that the holder would otherwise have received) unless the holder is eligible for a reduced tax treaty rate with respect to dividend income (in which case tax will be withheld at the reduced rate) or unless the holder establishes that it is exempt from tax (such as by providing the appropriate form certifying its status as a foreign government). Except as may otherwise be provided in an applicable income tax treaty, a holder that is a non-United States person will be taxed at ordinary federal income tax rates on a net income basis if such dividend is effectively connected with the conduct of a trade or business of such holder within the United States (in which case the branch profits tax may also apply if the holder is a foreign corporation) and will not be subject to the withholding tax described in the preceding sentence. A holder that is a non-United States person may be eligible to obtain from the IRS a refund of tax withheld if such holder meets one of three tests of section 302 described above under "--Exchange of $3.50 Convertible Preferred Stock for Trust Convertible Preferred Securities" or is otherwise able to establish that no tax (or a reduced amount of tax) was due.

PAYMENTS ON TRUST CONVERTIBLE PREFERRED SECURITIES

  Subject to a discussion of backup withholding below, payments of principal and interest (including OID, if any) on a Trust Convertible Preferred Security by the Company or its agent (in its capacity as such) to a beneficial owner that is a non-United States person will not be subject to United States federal withholding tax provided that (a) such person does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) such person is not a controlled foreign corporation that is related to the Company actually or constructively through stock ownership, (c) such person is not a bank that acquired its Trust Convertible Preferred Security in consideration of an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business and (d) either (i) the beneficial owner certifies under penalties of perjury on a Form W-8 delivered to the Company or its agent, that it is not a United States person and provides its name and address or (ii) a qualifying securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that holds the Trust Convertible Preferred Security certifies to the Company or its agent under penalties of perjury that such statement has been received from the beneficial owner in a suitable form by it or by a qualifying intermediary and furnishes the payor with a copy thereof.

  If the beneficial owner of a Trust Convertible Preferred Security who is a non-United States person is engaged in a trade or business within the United States and interest (including OID, if any) on the Trust Convertible Preferred Security is effectively connected with the conduct of such trade or business, such beneficial owner may be subject to United States federal income tax on such interest (including OID, if any) at ordinary federal income tax rates on a net basis (in which case the branch profits tax may also apply if the holder is a foreign corporation).

  If the Convertible Debentures are not classified for United States federal income tax purposes as indebtedness of the Company, payments by the Trust or any of its paying agents to any holder of a Trust Convertible Preferred Security who is a non-United States person could be subject to United States withholding tax at a 30% rate (or a lower rate prescribed by an applicable treaty). Prospective investors that are non-United States persons should consult their tax advisors concerning the possible application of these rules.

SALE, EXCHANGE OR CONVERSION OF TRUST CONVERTIBLE PREFERRED SECURITIES

  Subject to the discussion of backup withholding below, any capital gain realized upon the sale or exchange of a Trust Convertible Preferred Security (including upon retirement of a Trust Convertible Preferred Security or to the extent cash is received in lieu of a fractional share of Common Stock upon conversion) by a beneficial owner who is a non-United States person ordinarily will not be subject to United States federal income tax unless (i) such gain is effectively connected with a trade or business conducted by such non-United States person within the United States (in which case the branch profits tax may also apply if the holder is a foreign corporation), (ii) in the case of a non-United States person that is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the exchange and certain other conditions are satisfied or
(iii) the Company is or has been a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code within the shorter of the holder's holding period or the five-year period ending on the date of the exchange and certain other conditions are satisfied, and no treaty exception is applicable.

  If the Company is treated as a "United States real property holding corporation," gain realized on the disposition (or exchange) of the Trust Convertible Preferred Securities by a non-United States person that is deemed to own more than five percent of the Trust Convertible Preferred Security disposed at any time during the shorter of the five-year period preceding such disposition or such holder's holding period may be subject to United States federal income tax. Where a non-United States person is deemed to own less than five percent of the Trust Convertible Preferred Securities at all times during the shorter of the five-year period preceding disposition or such holder's holding period, the non-United States person will not be subject to United States federal income taxation provided that the Trust Convertible Preferred Securities continue to be "regularly traded on an established securities market" (within the meaning of section 897(c)(3) of the Code and the temporary regulations issued thereunder).

  The conversion of Trust Convertible Preferred Securities into Common Stock will not result in a realization of gain or loss or be subject to United States withholding tax.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  Information reporting on IRS Form 1099 and backup withholding at a rate of 31% will not apply to payments of principal and interest (including OID, if any) or a paying agent to a non-United States holder on a Trust Convertible Preferred Security if the certification described in clause (d) under "-- Payments on Trust Convertible Preferred Securities" above is received, provided that the payor does not have actual knowledge that the holder is a United States person. However, interest (including OID, if any) on a Trust Convertible Preferred Security owned by a holder that is non-United States person may be required to be reported annually on IRS Form 1042S.

  Payments of the proceeds from the sale by a holder that is a non-United States person of a Trust Convertible Preferred Security made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting may apply to such payments. Payments of the proceeds from the sale of a Trust Convertible Preferred Security to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder certifies as to its non-United States person status or otherwise establishes an exemption from information reporting and backup withholding.

                                 LEGAL MATTERS

  Certain matters relating to the validity of the Trust Convertible Preferred Securities offered hereby will be passed upon for the Company by Morris Nichols Arhst & Tunnell, Wilmington, Delaware, and certain matters relating to the validity of the Convertible Debentures, the Guarantee, and the Common Stock will be passed upon for the Company by Munger, Tolles & Olson, Los Angeles, California. Certain tax matters will be passed upon for the Company by Miller & Chevalier, Chartered, Washington, D.C. Certain legal matters will be passed upon for the Dealer Managers by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

  The consolidated financial statements and financial statement schedule of the Company and its subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, included in the Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, which report is incorporated by reference herein, and on the authority of that firm as experts in accounting and auditing. Such report includes an explanatory paragraph with respect to changes in methods of accounting for the impairment of long-lived assets and long-lived assets to be disposed of in 1995; for recognizing the reduction in value of producing oil and gas properties in 1994; and for postretirement benefits other than pensions and for postemployment benefits in 1993.

                              The Exchange Agent:

                              THE BANK OF NEW YORK

    By Hand or Overnight Courier:                       By Mail
                                             (Registered or Certified Mail
                                                      Recommended)

         The Bank of New York

     101 Barclay Street (7 East)
        Reorganization Section                    The Bank of New York
   Corporate Trust Services Window            101 Barclay Street (7 East)
       New York, New York 10286                  Reorganization Section
      Attention: George Johnson                Attention: George Johnson

                           By Facsimile Transmission
                       (For Eligible Institutions Only):

                                 (212) 571-3080

                Confirm Receipt of Notice of Guaranteed Delivery
                                 by Telephone:

                                 (212) 815-4997

                             The Information Agent:

                             D.F. KING & CO., INC.
                                77 Water Street
                            New York, New York 10005
                           (800) 848-3051 (Toll-Free)
                         (212) 269-5550 (Call Collect)

  Any questions or requests for assistance or additional copies of this Prospectus and the Letter of Transmittal may be directed to the Information Agent at its telephone number and location set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer.

                  The Dealer Managers for the Exchange Offer:

     MORGAN STANLEY & CO.                             GOLDMAN, SACHS & CO.
           Incorporated                                 85 Broad Street
        1585 Broadway                               New York, New York 10004
   New York, New York 10036                        (800) 323-5678 (Toll-Free)
   (800)835-9668 (extension
      2262) (Toll-Free)

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law ("DGCL") authorizes Unocal Corporation, a Delaware corporation (the "Company") to indemnify directors and officers in certain circumstances against liabilities, including expenses, incurred while acting in such capacities; provided, generally, that any such indemnified director or officer acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Bylaws of the Company provide for the indemnification of directors and officers to the maximum extent permitted by the DGCL.

  In addition, the Company has provided in its Certificate of Incorporation that it shall eliminate the personal liability of its directors to the fullest extent permitted by the DGCL, and the Company has entered into indemnification agreements with each director providing for additional indemnification. The Company has policies of directors' and officers' liability insurance which insure directors and officers against the cost of defense, settlement, or payment of a judgment under certain circumstances.

  The Declaration of Trust, as amended and restated (the "Declaration"), of Unocal Capital Trust (the "Trust"), the Trust provides that the Company will indemnify, to the full extent provided by law, (i) a trustee, (ii) any affiliate of a trustee, (iii) any officers, directors, shareholders, members, partners, employees, representatives, or agents of a trustee, and (iv) any officer, employee, or agent of the Trust or its affiliates for losses, liabilities, and expenses incurred in connection with his actions as trustee of the Trust if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Trust (except that, with respect to actions in the right of the Trust, no such indemnification shall be made in respect of a matter as to which such person shall have been adjudged to be liable to the Trust, unless the court in which such matter was brought determines that such person is fairly and reasonably entitled to indemnity), and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company also agreed to indemnify (a) the institutional trustee, (b) Delaware trustee, (c) any affiliate of the institutional trustee or the Delaware trustee, and (d) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees, or agents of the institutional trustee or Delaware trustee for any losses, liabilities, and expenses incurred without negligence or bad faith on its part in connection with the exercise or performance of any of its powers or duties under the Declaration.

  Section 11 of the form of Dealer Manager Agreement filed as Exhibit 1.1 to this registration statement provides for indemnification of each of the Company and the Trust, their directors, trustees, and officers who sign this registration statement, and each person, if any, who controls the Company or the Trust within the meaning of either Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by the dealer managers with respect to information relating to the dealer managers furnished to the Company or the Trust in writing by the dealer managers expressly for use in this registration statement and certain other materials prepared in connection with the exchange offer contemplated hereby.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 (a) Exhibits

 NUMBER                                 EXHIBIT
 ------                                 -------
   1.1  Form of Dealer Manager Agreement.
   3.1  Certificate of Trust of the Trust.
   4.1  Certificate of Incorporation of the Company, as amended through July
        23, 1992 and currently in effect (incorporated by reference to Exhibit
        3.1 to Amendment No. 2 on Form 10-K/A to the Company's Annual Report on
        Form 10-K for the year ended December 31, 1993, File No. 1-8483).

 NUMBER                                 EXHIBIT
 ------                                 -------
   4.2  Bylaws of the Company, as amended through June 3, 1996 and currently in effect.
   4.3  Form of Standard Multiple-Series Indenture Provisions ("Indenture") of
        the Company.*
   4.4  Form of First Supplemental Indenture, between the Company and The Bank of New York, as trustee, including form of  % Convertible Junior
        Subordinated Debenture.*
   4.5  Declaration of Trust of the Trust.
   4.6  Form of Amended and Restated Declaration of Trust of the Trust,
        including form of  % Trust Convertible Preferred Security ("Trust
        Convertible Preferred Security").*
   4.7  Form of Preferred Securities Guarantee Agreement (the "Guarantee").
   4.8  Form of Common Stock certificate of the Company.
   4.9  Rights Agreement, dated as of January 29, 1990 (the "Rights
        Agreement"), between the Company and The Chase Manhattan Bank, as successor rights agent.
   5.1  Opinion of Munger, Tolles & Olson.*
   5.2  Opinion of Morris Nichols Arhst & Tunnell.*
   8.1  Opinion of Miller & Chevalier, Chartered.*
  12.1  Statement re computation of ratio of earnings to fixed charges for the
        Company (incorporated by reference to Exhibit 12.1 to the Company's
        Annual Report on Form 10-K for the year ended December 31, 1995, File
        No. 1-8483, and Exhibit 12.1 to the Company's Quarterly Report on Form
        10-Q for the quarterly period ended March 31, 1996, File No. 1-8483).
  12.2  Statement re computation of ratio of earnings to combined fixed charges and preferred stock dividends for the Company (incorporated by reference to Exhibit 12.2 to the Company's Annual Report on Form 10-K
        for the year ended December 31, 1995, File No. 1-8483, and Exhibit 12.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, File No. 1-8483).
  23.1  Consent of Coopers & Lybrand L.L.P.
  23.2  Consent of Munger, Tolles & Olson (contained in its opinion filed as
        Exhibit 5.1 to this Registration Statement).*
  23.3  Consent of Morris Nichols Arhst & Tunnell (contained in its opinion filed as Exhibit 5.2 to this Registration Statement).*
  23.4  Consent of Miller & Chevalier, Chartered (contained in its opinion filed as Exhibit 8.1 to this Registration Statement).*
  24.1  Power of Attorney (the Company) (included on the signature page to this
        Registration Statement).
  24.2  Power of Attorney (the Trust) (included on the signature page to this
        Registration Statement).
  25.1  Form T-1 Statement of Eligibility under the Trust Indenture Act of
        1939, as amended, of The Bank of New York, as trustee under the
        Indenture.
  25.2  Form T-1 Statement of Eligibility under the Trust Indenture Act of
        1939, as amended, of The Bank of New York, as trustee under the
        Declaration of Trust of the Trust.
  25.3  Form T-1 Statement of Eligibility under the Trust Indenture Act of
        1939, as amended, of The Bank of New York, as trustee under the
        Guarantee by the Company for the benefit of the holders of the Trust
        Convertible Preferred Securities.
  99.1  Form of Letter of Transmittal.
  99.2  Form of Notice of Guaranteed Delivery.
  99.3  Form of Letter to Registered Holders and Depository Trust Company
        Participants.
  99.4  Form of Letter to Clients.
  99.5  Form of Newspaper Announcement.

- --------
* To be filed by amendment.

ITEM 22. UNDERTAKINGS.

  (a) The Company hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement throughout the date responding to the request.

  (b) The undersigned registrants each hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each of the Company's annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 above, or otherwise, the registrants have each been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (e) The undersigned registrants each hereby undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Segundo, State of California on July 29, 1996.

                                          Unocal Corporation

                                                  /s/ Neal E. Schmale
                                          By: _________________________________
                                                      Neal E. Schmale
                                                  Chief Financial Officer

  Each person whose signature appears below hereby constitutes and appoints each of Neal E. Schmale, Charles S. McDowell, and Darrell D. Chessum his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-4, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                         Title                Date

         /s/ R. C. Beach                Chairman of the Board   July 29, 1996
- -------------------------------------     of Directors and
           Roger C. Beach                  Chief Executive
                                               Officer

       /s/ Neal E. Schmale                 Chief Financial      July 29, 1996
- -------------------------------------   Officer and Director
           Neal E. Schmale

     /s/ Charles S. McDowell                    Vice
                                      President and Comptroller
                                   (Principal Accounting Officer)
                                                                July 29, 1996
- -------------------------------------
         Charles S. McDowell

                                              Director           July  , 1996
- -------------------------------------
           John W. Amerman

              Signature                         Title                Date

       /s/ MacDonald Becket                   Director          July 29, 1996
- -------------------------------------
         MacDonald G. Becket

    /s/ John W. Creighton, Jr.                Director          July 29, 1996
- -------------------------------------
       John W. Creighton, Jr.

      /s/ Malcolm R. Currie                   Director          July 29, 1996
- -------------------------------------
          Malcolm R. Currie

      /s/ Frank C. Herringer                  Director          July 29, 1996
- -------------------------------------
         Frank C. Herringer

      /s/ John F. Imle, Jr.                   Director          July 29, 1996
- -------------------------------------
          John F. Imle, Jr.

       /s/ Donald P. Jacobs                   Director          July 29, 1996
- -------------------------------------
          Donald P. Jacobs

      /s/ Charles R. Weaver                   Director          July 29, 1996
- -------------------------------------
          Charles R. Weaver

      /s/ J. Steven Whisler                   Director          July 29, 1996
- -------------------------------------
          J. Steven Whisler

     /s/ Marina v.N. Whitman                  Director          July 29, 1996
- -------------------------------------
         Marina v.N. Whitman

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Segundo, State of California on July 29, 1996.

                                          Unocal Capital Trust

                                                   /s/ D. D. Chessum
                                          By: _________________________________
                                                    Darrell D. Chessum
                                                          Trustee

  Each person whose signature appears below hereby constitutes and appoints each of Darrell D. Chessum, Daniel A. Franchi, and Richard L. Walton his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-4, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                        Title                 Date

        /s/ D. D. Chessum                     Trustee           July 29, 1996
- -------------------------------------
         Darrell D. Chessum

      /s/ Daniel A. Franchi                   Trustee           July 29, 1996
- -------------------------------------
          Daniel A. Franchi

         /s/ R. L. Walton                     Trustee           July 29, 1996
- -------------------------------------
          Richard L. Walton

The Bank of New York                          Trustee            July  , 1996


By: _________________________________


Title: ______________________________

The Bank of New York (Delaware)               Trustee            July  , 1996


By: _________________________________


Title: ______________________________